As filed with the Securities and Exchange Commission on October 4, 2022

Registration No. 333- ________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

One World Products, Inc.

(Exact name of Registrant as specified in its charter)

Nevada	2834	61-1744826
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3471 W. Oquendo Road, Suite 301, Las Vegas, Nevada 89118

(800) 605-3210

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Isiah L. Thomas III

Chief Executive Officer

3471 W. Oquendo Road, Suite 301, Las Vegas, Nevada 89118

(800) 605-3210

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with a copy to:

Alison Newman, Esq.

Zev M. Bomrind, Esq

Fox Rothschild LLP

100 Park Avenue

New York, NY 10017

(212) 878-7951

As soon as practicable after the effective date of this registration statement.

(Approximate date of commencement of proposed sale to the public)

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS
SUBJECT TO COMPLETION, DATED OCTOBER __, 2022

21,366,700 Shares of Common Stock

This prospectus relates to the resale of up to 21,366,700 shares of common stock of One World Products, Inc., a Nevada corporation, which may be resold by Tysadco Partners, LLC (which we refer to as Tysadco or the selling stockholder), consisting of up to 20,000,000 shares of common stock issuable pursuant to an equity financing facility established by the terms of the Purchase Agreement described in this prospectus, and 1,366,700 shares of common stock issuable to Tysadco upon the conversion into common stock of 13,667 shares of Series B Preferred Stock we issued to Tysadco as a commitment fee for entering into the Purchase Agreement with us. We may draw on the equity financing facility from time to time, as and when we determine appropriate in accordance with the terms and conditions of the Purchase Agreement, by delivering “Request Notices” to Tysadco

We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of the shares of our common stock by the selling stockholder. We will, however, receive proceeds from the sale of common stock directly to Tysadco pursuant to the Purchase Agreement. When we put shares of our common stock to Tysadco, the per-share purchase price that Tysadco will pay to us in respect of the put will be equal to 88% of the of the lowest daily volume weighted average price of our common stock during the period of 10 trading days beginning five trading days preceding the day we deliver the applicable put notice to Tysadco.

Tysadco is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933. Tysadco may sell the shares of common stock described in this prospectus at fixed prices, at prevailing market prices at the time of sale or at prices negotiated with purchasers, to or through one or more underwriters, dealers or agents, or through any other means described in this prospectus under “Plan of Distribution”.

Our common stock is quoted on the OTCQB tier of the OTC Markets under the symbol “OWPC”. On September 29, 2022, our common stock closed at $0.105 per share.

These are speculative securities. Investing in these securities involves significant risks. You should purchase these securities only if you can afford a complete loss of your investment. You should carefully consider the risk factors beginning on page 4 of this prospectus before purchasing any of the shares offered by this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated [●], 2022.

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ABOUT THIS PROSPECTUS

You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized any person to provide you with different or inconsistent information. If anyone provides you with different or inconsistent information, you should not rely on it. This is not an offer to sell or seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since such dates.

We further note that the representations, warranties and covenants made by us in any document that is filed as an exhibit to the registration statement of which this prospectus is a part and in any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless the context otherwise requires, the terms “One World Products”, the “Company”, “we”, “us”, “our” and similar terms used in this prospectus refer to One World Products, Inc. and its subsidiaries, including One World Pharma SAS, a Colombian company.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus “forward-looking statements” about our business, financial condition and prospects based on our current expectations, assumptions, estimates, and projections about us and our industry. All statements other than statements of historical fact are “forward-looking statements”, including, but not limited to, any projections of earnings, revenue or other financial items; any statements of the plans, strategies and objections of management for future operations; any statements concerning proposed new services or developments; any statements regarding future economic conditions or performance; any statements or belief; and any statements of assumptions underlying any of the foregoing.

Forward-looking statements may include the words “may,” “could,” “estimate,” “intend,” “continue,” “believe,” “expect” or “anticipate” or other similar words. These forward-looking statements present our estimates and assumptions only as of the date of this report. Unless otherwise required by law, we do not intend, and undertake no obligation, to update any forward-looking statement.

Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties.

You should read the matters described in “Risk Factors” below and disclosed in the documents incorporated by reference in this prospectus and the other cautionary statements made in this prospectus and in the documents incorporated by reference in this prospectus as being applicable to all related forward-looking statements wherever they appear in this prospectus and in the documents incorporated by reference in this prospectus. We cannot assure you that the forward-looking statements in this prospectus and in the documents incorporated by reference in this prospectus will prove to be accurate and therefore prospective investors are encouraged not to place undue reliance on forward-looking statements.

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PROSPECTUS SUMMARY

This summary highlights certain information described in greater detail elsewhere or incorporated by reference in this prospectus. Before deciding to invest in our securities you should read the entire prospectus carefully, including the “Risk Factors” section contained in this prospectus, and our consolidated financial statements and the related notes, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the other documents incorporated by reference into this prospectus.

Company Overview

We plan to be a producer of raw cannabis and hemp plant ingredients for both medical and industrial uses across the globe. We have received licenses from Colombian regulators to cultivate, produce and distribute the raw ingredients of the cannabis and hemp plant for medicinal, scientific and industrial purposes. Specifically, we are one of the first companies in Colombia to receive licenses for seed, cultivation, extraction and export from the Colombian government.

We planted our first crop of cannabis in Popayan, Colombia in 2018, and began initial harvesting in the first quarter of 2019 for the purpose of further research and development activities and quality control testing of the cannabis we have produced. We commenced limited shipping of non-psychoactive products to customers in May of 2020.

Our first cultivation site is located in Popayan, Colombia and our extraction facility will be located in the outskirts of Bogota, Colombia, in the town of Funza. Our cultivation facility encompasses approximately 30 acres and includes a covered greenhouse built specifically to cultivate high-grade cannabis and hemp. In addition, we have entered into agreements with local farming co-operatives that include small farmers and indigenous tribe members, under which they will cultivate cannabis on up to approximately 140 acres of land using our seeds and propagation techniques, and sell their harvested products to us on an exclusive basis.

We employ modern propagation and cultivation techniques drawn from U.S. practices that allow us to rapidly multiply the cells of a specific plant strain to produce large numbers of genetically consistent progeny plants using our own plant tissue culture method. We believe this technique allows us to cultivate plants which are stable, robust and able to produce genetically superior cannabis and hemp derived products. We intend to have our processes and products certified as compliant with international standards, including Good Agricultural Practices (“GAP”), Good Manufacturing Practice (“GMP”) and the standards set forth in EU Pharmacopoeia, a publication that sets forth quality standards applicable to the European pharmaceutical industry.

We currently have 120,000 square feet of covered greenhouse capacity, which we intend to increase to 160,000 square feet. We are building out our extraction and production facility and expect it to be operational before the end of 2022. From August 2021 through March 2022, we made payments of approximately $1,400,000 for the purchase of a state of the art distillation machine that we expect to be placed in service within our vertically integrated extraction facility during the third quarter of 2022. Once the equipment is placed in service, we will be one of the only companies in Colombia to both hold licenses and possess the capability to extract high-quality CBD and THC oils. In addition, we have a contractual relationship with a local co-operative under which they agree to assist us in cultivation at our facility.

On June 3, 2020, Isiah L. Thomas III was appointed to serve as our Chief Executive Officer. Mr. Thomas was a 12-time NBA All Star, two-time NBA champion, and is an accomplished international business executive. In 2021, through ISIAH International, LLC, of which he is the sole member, Mr. Thomas purchased $3,000,000 of our Series B Preferred Stock in installments over a period of time ending in July 2021.

Our principal offices are located at 3471 W. Oquendo Road, Suite 301, Las Vegas, Nevada 89118. Our telephone number is (800) 605-3210. We maintain a website at www.oneworldproducts.com. Information contained on our website does not constitute part of this prospectus

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Tysadco Purchase Agreement

This prospectus relates to the resale of shares of our common stock that Tysadco has committed to purchase from us following our delivery to Tysadco of “Request Notices” from time to time under the terms of a Purchase Agreement we entered into on September 1, 2022. Pursuant to the Purchase Agreement, subject to the effectiveness of the registration statement that includes this prospectus and our compliance with other terms set forth therein, Tysadco has committed to purchase up to $10,000,000 of our common stock upon our delivery of Request Notices, at a price equal to 88% of the lowest daily volume weighted average price of our common stock during the period of 10 trading days beginning five trading days preceding the applicable Request Notice. Each purchase under the Purchase Agreement will be in a minimum amount of $25,000 and a maximum amount equal to the lesser of (i) $1,000,000 and (ii) 500% of the average daily trading value of our common stock over the seven trading days preceding the delivery of the applicable Request Notice. Tysadco’s commitment to purchase common stock under the Purchase Agreement will terminate approximately 36 months after we have satisfied all of the conditions to effecting sales of common stock under the Purchase Agreement, which conditions include obtaining the effectiveness of the registration statement that includes this prospectus. The Purchase Agreement also provides that Tysadco is not required to purchase common stock to the extent that following such purchase, Tysadco would beneficially own in excess of 4.99% of our outstanding shares of common stock.

In connection with the Purchase Agreement, we issued to Tysadco as a commitment fee 13,667 shares of our Series B Preferred Stock convertible into 1,366,667 shares of common stock. The resale of the shares we may issue to Tysadco upon conversion of the Series B Preferred Stock issued to Tysadco under the Purchase Agreement is also covered by this prospectus.

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The Offering

The following summary contains basic information about the offering and the securities being registered hereunder and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the securities we are offering, please refer to the sections of this prospectus titled “Description of Capital Stock.”

Securities Being Registered:	21,366,700 Shares of common stock.

Shares of Common Stock Outstanding Before the Offering:	67,202,907

Shares of Common Stock Outstanding After the Offering:	88,569,607

Use of Proceeds:	The shares offered by this prospectus will be sold by the selling stockholder. We will not receive any proceeds from the sale of shares by the selling stockholder. However, we will receive proceeds from the sale of shares of our common stock to Tysadco under the Purchase Agreement. These proceeds would be used for general working capital purposes.

Risk Factors:	An investment in our securities involves a high degree of risk and could result in the loss of your entire investment. Prior to making an investment decision, you should carefully consider all of the information in this prospectus and, in particular, you should evaluate the risk factors set forth under the caption “Risk Factors” beginning on page 4 of this prospectus.

OTCQB Trading Symbol:	OWPC

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RISK FACTORS

Investment in our securities involves a high degree of risk. You should carefully consider the risks described below, as well as the other information in this prospectus. Each of the risks could adversely affect our business, financial condition, results of operations and prospects, and could result in a complete loss of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned above.

Risks Relating to our Company

Limited Operating History

We are an early stage company that has generated minimal revenues and, we have a limited operating history upon which our business and future prospects may be evaluated. We are subject to all of the business risks and uncertainties associated with any new business enterprise, including the risk that we will not achieve our operating goals. In order for us to meet future operating requirements, we will need to successfully grow, harvest and sell our cannabis products. Until such time as we are able to fund our business from operations, we will be required to raise funds through various sources, including the sale of equity and debt securities, Failure to generate cash from operations and to reach profitability may adversely affect our success.

We have had a history of losses, we expect losses in the future, and there can be no assurance that we will become profitable in the future.

We have experienced operating losses on an on-going basis. For the six months ended June 30, 20202, and our fiscal years ended December 31, 2021 and 2020, we incurred net losses of $1,300,996, $3,784,562 and $7,965,160, respectively. As of such dates, we had accumulated deficits of $22,217,884, $19,916,888 and $16,132,326, respectively. We expect our losses to continue for the foreseeable future. These continuing losses may be greater than current levels. If our revenues do not increase substantially or if our expenses exceed our expectations, we may never become profitable. Even if we do achieve profitability, we may not sustain profitability on a quarterly or annual basis in the future.

Our auditor has given us a “going concern” qualification, which questions our ability to continue as a going concern without additional financing.

Our independent certified public accountant has added an emphasis paragraph to its report on our financial statements for the year ended December 31, 2021 regarding our ability to continue as a going concern. Key to this determination is our recurring net losses, an accumulated deficit, and a working capital deficiency. In the event sales do not materialize at the expected rates, management would seek additional financing or would conserve cash by further reducing expenses. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to us. Even if we are able to obtain additional financing, it may contain undue restrictions on our operations or cause substantial dilution for our stockholders. If we are unable to obtain additional funds, our ability to carry out and implement our planned business objectives and strategies will be significantly delayed, limited or may not occur. We cannot guarantee that we will become profitable.

Change of Cannabis Laws, Regulations and Guidelines

Cannabis laws and regulations are dynamic and subject to evolving interpretations which could require us to incur substantial costs associated with compliance or alter certain aspects of our business plan. Regulations may be enacted in the future that will be directly applicable to certain aspects of our businesses. We cannot predict the nature of any future laws, regulations, interpretations or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business. Management expects that the legislative and regulatory environment in the cannabis industry in Colombia and internationally will continue to be dynamic and will require innovative solutions to try to comply with this changing legal landscape in this nascent industry for the foreseeable future. Compliance with any such legislation may have a material adverse effect on our business, financial condition and results of operations.

Public opinion can also exert a significant influence over the regulation of the cannabis industry. A negative shift in the public’s perception of the cannabis industry could affect future legislation or regulation in different jurisdictions.

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Reliance on Colombian Licenses, Authorizations and Quotas

Our ability to import seeds, grow, store and sell cannabis and hemp in Colombia or internationally is dependent on our ability to sustain and/or obtain the necessary licenses and authorizations by certain authorities in Colombia and/or the importing jurisdiction. The licenses and authorizations are subject to ongoing compliance and reporting requirements and our ability to obtain, sustain or renew any such licenses and authorizations on acceptable terms is subject to changes in regulations and policies and to the discretion of the applicable authorities or other governmental agencies in foreign jurisdictions. Failure to comply with the requirements of the licenses or authorizations or any failure to maintain the licenses or authorizations would have a material adverse impact on our business, financial condition and operating results. In addition, Colombian regulators limit the cultivation and sale of psychoactive cannabis by Quotas issued on an annual basis to licensed producers.

Although we believe that we will meet the requirements to obtain, sustain or renew the necessary licenses and authorizations, there can be no guarantee that the applicable authorities will issue these licenses or authorizations. In addition, to date we have not been issued Quotas that would allow us to commence the commercial sale of psychoactive cannabis products. Should the authorities fail to issue the necessary licenses or authorizations, including required Quotas, we may be curtailed or prohibited from the production and/or distribution of cannabis and hemp or from proceeding with the development of our operations as currently proposed and our business, financial condition and results of the operation may be materially adversely affected.

Regulatory Compliance Risks

Achievement of our business objectives is contingent, in part, upon compliance with regulatory requirements enacted by applicable governmental authorities and obtaining all regulatory approvals, where necessary, for the sale of our products in Colombia and other jurisdictions where we intend to distribute and sell our products. We will incur ongoing costs and obligations related to regulatory compliance. Failure to comply with applicable laws, regulations and permitting requirements may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions. Civil or criminal fines or penalties may be imposed on us for violations of applicable laws or regulations. Vigorous enforcement of these laws could require extensive changes to our operations, increase our compliance costs or give rise to material liabilities, which could have a material adverse effect on our business, results of operations and financial condition.

Competition

There are many companies engaged in the cannabis business who we will compete with, including larger and more established companies with substantially greater marketing, financial, human and other resources than we have. These companies include PharmaCielo, CannaVida, Empresa Colombiana de Cannabis, Khiron Life Sciences Corp., MedCan, Canopy Growth Corporation, and Clever Leaves. Although we believe we are competitively positioned to be a leader in the medicinal cannabis industry given our early entry into the market, the management team’s expertise in medical product branding, marketing, quality control, and market relationships, competition in the medical cannabis industry is growing quickly. As more competitors enter the market, prices may be reduced. We believe our approach in creating brand loyalty will allow us to effectively compete in the market but there is no assurance that will be the case, and our competitors may adopt a similar or identical approach. To date, we have obtained four licenses in Colombia that authorize us to engage in cannabis activities, and there are currently few authorized producers there. However, Colombia offers an open process to apply for licenses and there are no significant barriers to entry. As a result, our ability to generate revenues and earnings may be reduced as competition intensifies, thereby causing a material adverse effect on our business and financial condition.

Ability to Establish and Maintain Bank Accounts

Many banking institutions in countries where we or our prospective customers operate will not accept payments related to the cannabis industry, whether owing to domestic laws and regulations or pressure exerted by the United States on banks with laws subject to the laws of the United States (including, the Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act)). Failure to conduct our business through normal banking channels may impede our ability to make payments for goods and services and transact business in the ordinary course. Failure to operate in normal banking channels may also increase our cost of doing business and negatively affect our business. In the event financial service providers do not accept accounts or transactions related to the cannabis industry, it is possible that we may be required to seek alternative payment solutions. If the industry was to move towards alternative payment solutions we would have to adopt policies and protocols to manage our volatility and exchange rate risk exposures. Our inability to manage such risks may adversely affect our operations and financial performance.

Anti-money Laundering Laws and Regulations

We are subject to a variety of laws and regulations within Colombia and internationally that involve money laundering, financial recordkeeping and proceeds of crime. In the event that any of our investments, or any proceeds thereof, any dividends or distributions therefrom, or any profits or revenues accruing from such investments are found to be in violation of money laundering legislation or otherwise, such transactions may be viewed as proceeds of crime under applicable legislation. Money laundering laws could restrict or otherwise jeopardize our ability to declare or pay dividends, effect other distributions or subsequently cause the repatriation of such funds back to the United States or to any shareholders’ jurisdiction of residence. Furthermore, while we have no current intention to declare or pay dividends on our common stock in the foreseeable future, in the event that a determination was made that the revenues from our cannabis operations could reasonably be shown to constitute proceeds of crime, we may decide or be required to suspend declaring or paying dividends without advance notice and for an indefinite period of time.

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Foreign Trade Policies

Our international operations are subject to inherent risks, including changes in the regulations governing the flow of cannabis products between countries, fluctuations in currency values, discriminatory fiscal policies, unexpected changes in local regulations and laws and the uncertainty of enforcement of remedies in foreign jurisdictions. In addition, foreign jurisdictions could impose tariffs, quotas, trade barriers and other similar restrictions on our international sales and subsidize competing cannabis products. All of these risks could result in increased costs or decreased revenues.

United States Regulation

Although we do not believe that our limited U.S. activity will subject us to regulation under U.S. federal or state laws applicable to the sale of cannabis and marijuana, we cannot assure you that current or future U.S. laws and regulations will not detrimentally affect our business. Local, state and federal cannabis laws and regulations in the United States are constantly changing and they are subject to evolving interpretations, which could require us to incur substantial costs associated with compliance or to alter one or more of our product or service offerings. In addition, violations of these laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on our revenues, profitability, and financial condition. We cannot predict the nature of any future laws, regulations, interpretations or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business.

Liability, Enforcement, Complaints, etc.

Our participation in the cannabis and hemp industries may lead to litigation, formal or informal complaints, enforcement actions, and inquiries by third parties, other companies and/or various governmental authorities against us. Litigation, complaints, and enforcement actions involving us could consume considerable amounts of financial and other corporate resources, which could have an adverse effect on our future cash flows, earnings, results of operations and financial condition.

Legal Proceedings

From time to time, we may be a party to legal and regulatory proceedings, including matters involving governmental agencies, entities with whom we do business and other proceedings arising in the ordinary course of business. We will evaluate our exposure to these legal and regulatory proceedings and establish reserves for the estimated liabilities in accordance with generally accepted accounting principles. Assessing and predicting the outcome of these matters involves substantial uncertainties. Unexpected outcomes in these legal proceedings, or changes in management’s evaluations or predictions and accompanying changes in established reserves, could have an adverse impact on our financial results.

Environmental Regulations

We are subject to Colombian environmental laws governing the use of natural resources, which prohibit such use that causes harm to the interests of the community or of third parties. Parties that cause environmental damage while acting under the authority of a permit are responsible for incurring the costs to rectify the damage. The imposition of environmental sanctions is in addition to civil and criminal penalties that may be imposed. Environmental damage caused while a party is acting without a license may lead to the imposition of sanctions, in addition to civil or criminal proceedings. Parties that cause environmental damage, in addition to sanctions or penalties that apply, are also required to carry out studies to assess the characteristics of the damage. Colombian environmental authorities may investigate potential claims, authorize preventative measures, or impose sanctions on parties breaching environmental law. Any such measures imposed on us could have a material adverse effect on our business.

Demand for Cannabis and Derivate Products

The global sale of cannabis and hemp products is a new industry as a result of recent legal and regulatory changes. Although we expect the demand for licensed cannabis to be in excess of the supply being produced by the licensed producers, there is a risk that such demand does not develop as anticipated. Further, there is a risk that the adoption rate by pharmacies to sell medical cannabis is lower than expected or that such adoption rate may take longer than anticipated. There is also a risk that the international export market for medicinal cannabis and extracts, such as CBD, CBG and CBC, will not materialize as projected or not be commercially viable. Should any of such events materialize, they may have a material adverse effect on our business, results of operations and financial condition.

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Weather, Climate Change and Risks Inherent in an Agricultural Business

Our business involves growing cannabis, which is an agricultural product. Although our medical cannabis is intended to be grown in greenhouses, hemp used as feedstock for medicinal extracts and derivatives will be grown both outdoors and in greenhouses. Further, our prospective Colombian medicinal cannabis operations will initially focus on outdoor production. The occurrence of severe adverse weather conditions, especially droughts, hail, floods or frost, is unpredictable and may have a potentially devastating impact on agricultural production and may otherwise adversely affect the supply of cannabis and hemp. Adverse weather conditions may be exacerbated by the effects of climate change and may result in the introduction and increased frequency of pests and diseases. The effects of severe adverse weather conditions may reduce our yields or require us to increase our level of investment to maintain yields. Additionally, higher than average temperatures and rainfall can contribute to an increased presence of insects and pests, which could negatively affect cannabis crops. Future droughts could reduce the yield and quality of our cannabis production, which could materially and adversely affect our business, financial condition and results of operations.

The occurrence and effects of plant disease, insects and pests can be unpredictable and devastating to agriculture, potentially rendering all or a substantial portion of the affected harvests unsuitable for sale. Even when only a portion of the production is damaged, our results of operations could be adversely affected because all or a substantial portion of the production costs may have been incurred. Although some plant diseases are treatable, the cost of treatment can be high and such events could adversely affect our operating results and financial condition. Furthermore, if we fail to control a given plant disease and the production is threatened, we may be unable to supply our customers, which could adversely affect our business, financial condition and results of operations. There can be no assurance that natural elements will not have a material adverse effect on any such production.

Product Liability

As a manufacturer and distributor of products designed to be ingested or inhaled by humans, we face an inherent risk of exposure to product liability claims, regulatory action and litigation if our products are alleged to have caused damages, loss or injury. In addition, the sale of our products involve the risk of injury to consumers due to tampering by unauthorized third parties or product contamination. Adverse reactions resulting from human consumption of our products alone or in combination with other medications or substances could occur. We may be subject to various product liability claims, including, among others, that our products caused injury or illness, include inadequate instructions for use or include inadequate warnings concerning health risks, possible side effects or interactions with other substances. A product liability claim or regulatory action against us could result in increased costs, could adversely affect our reputation with our clients and consumers generally, and could have a material adverse effect on our results of operations and financial condition. There can be no assurances that we will be able to obtain or maintain product liability insurance on acceptable terms or with adequate coverage against potential liabilities. Such insurance is expensive and may not be available in the future on acceptable terms, or at all.

Energy Prices and Supply

We require substantial amounts of diesel and electric energy and other resources for our harvest activities and to transport cannabis and hemp. We rely upon third parties for our supply of energy resources used in our operations. The prices for and availability of energy resources may be subject to change or curtailment, respectively, due to, among other things, new laws or regulations, imposition of new taxes or tariffs, interruptions in production by suppliers, imposition of restrictions on energy supply by government, worldwide price levels and market conditions. If our energy supply is cut for an extended period of time and we are unable to find replacement sources at comparable prices, or at all, our business, financial condition and results of operations would be materially and adversely affected.

Retention and Acquisition of Skilled Personnel

We will be required to attract and retain top quality talent to compete in the marketplace. We believe our future growth and success will depend in part on our abilities to attract and retain highly skilled managerial, product development, sales and marketing, and finance personnel. There can be no assurance of success in attracting and retaining such personnel. Shortages in qualified personnel could limit our ability to be successful. At present and for the near future, we will depend upon a relatively small number of employees primarily in Colombia to develop, manufacture, market, sell and distribute our products. As the size of our business increases, we will seek to hire additional employees in other jurisdictions. Expansion of marketing and distribution of our products will require us to find, hire and retain additional capable employees who can understand, explain, market and sell our products and/or our ability to enter into satisfactory logistic arrangements to sell our products. There is intense competition for capable personnel in all of these areas and we may not be successful in attracting, training, integrating, motivating, or retaining new personnel or subcontractors for these required functions.

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Emerging Market Risks

Emerging market investment generally poses a greater degree of risk than investment in more mature market economies because the economies in the developing world are more susceptible to destabilization resulting from domestic and international developments.

Colombia’s legal and regulatory requirements in connection with companies conducting agricultural activities, banking system and controls as well as local business culture and practices are different from those in the United States. Our officers and directors must rely, to a great extent, on our local legal counsel and local consultants retained by us in order to keep abreast of material legal, regulatory and governmental developments as they pertain to and affect our business operations, and to assist us with our governmental relations. We must rely, to some extent, on the members of management who have previous experience working and conducting business in Colombia to enhance our understanding of and appreciation for the local business culture and practices in such countries. We also rely on the advice of local experts and professionals in connection with current and new regulations that develop in respect of banking, financing and tax matters. Any developments or changes in such legal, regulatory or governmental requirements or in local business practices are beyond our control and may adversely affect our business.

We also bear the risk that changes can occur to the Government in Colombia and a new government may void or change the laws and regulations that we are relying upon. Currently, there are no restrictions on the repatriation from Colombia of earnings to foreign entities and Colombia has never imposed such restrictions. However, there can be no assurance that restrictions on repatriation of earnings will not be imposed in the future. Exchange control regulations for Colombia require that any proceeds in foreign currency originated on exports of goods from Colombia be repatriated to Colombia. However, purchase of foreign currency is allowed through Colombian authorized financial entities for purposes of payments to foreign suppliers, repayment of foreign debt, payment of dividends to foreign stockholders and other foreign expenses.

Due to our location in Colombia, our business, financial position and results of operations may be affected by the general conditions of the Colombian economy, price instabilities, currency fluctuations, inflation, interest rates, regulatory changes, taxation changes, social instabilities, political unrest and other developments in or affecting Colombia, over which we do not have control.

Risks Related to Conducting Operations in Colombia

We recently were granted medicinal cannabis licenses in Colombia. Over the past 10 to 15 years, the Government of Colombia has made strides in improving the social, political, economic, legal and fiscal regimes. However, operations in Colombia will still be subject to risk due to the potential for social, political, economic, legal and fiscal instability. The Government of Colombia faces ongoing problems including, but not limited to, unemployment and inequitable income distribution and unstable neighboring countries. The instability in neighboring countries could result in an influx of immigrants resulting in a humanitarian crisis and/or increased illegal activities. Colombia is also home to a number of insurgency groups and large swaths of the countryside are under guerrilla influence. In addition, Colombia experiences narcotics-related violence, a prevalence of kidnapping, extortion and thefts and civil unrest in certain areas of the country. Such instability may require us to suspend operations on our properties.

Other risks exist relating to the conduct of business in Colombia. These risks include the future imposition of special taxes or similar charges, as well as foreign exchange fluctuations and currency convertibility and controls. Other risks of doing business in Colombia include our ability to enforce our contractual rights or the taking or nationalization of property without fair compensation, restrictions on the use of expatriates in our operations, renegotiation or nullification of existing concessions, licenses, permits and contracts, changes in taxation policies, or other matters.

The Government of Colombia recently reached a peace accord with the country’s largest guerrilla group. The Government of Colombia also entered into and dissolved formal discussions with the country’s second largest guerrilla group due to their unwillingness to cease criminal and violent crimes. There is no certainty that the agreements will be adhered to by all of the members of the guerrilla groups or that a peace agreement will be ultimately reached with the country’s second largest guerrilla group. There is a risk that any peace agreement might contain new laws or change existing laws that could have a material adverse effect on us. Furthermore, the achievement of peace with the country’s guerrilla groups could create additional social or political instability in the immediate aftermath, which could have a material adverse effect on our operations.

Global Economy

Financial and commodity markets in Colombia are influenced by the economic and market conditions in other countries, including other South American and emerging market countries and other global markets. Although economic conditions in these countries may differ significantly from economic conditions in Colombia, investors’ reactions to developments in these other countries, such as the recent developments in the global financial markets, may substantially affect the capital flows into, and the market value of securities of issuers with operations in Colombia.

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Insurance Coverage

Our production is, in general, subject to different risks and hazards, including adverse weather conditions, fires, plant diseases and pest infestations, other natural phenomena, industrial accidents, labor disputes, changes in the legal and regulatory framework applicable to us, and environmental contingencies. We will endeavor to obtain appropriate insurance covering these risks in amounts sufficient to support a downturn in the sale of our products due to these potential production risks. The cost of such insurance may be high and we may not be able to obtain sufficient amount of insurance to cover these risks.

Operations in Spanish

As a result of our conducting most of our operations in Colombia, our regulatory licenses and books and records, including key documents such as material contracts and financial documentation, are principally negotiated and entered into in the Spanish language and English translations may not exist or be readily available.

General Business Risks

The outbreak of the COVID-19 coronavirus has negatively impacted and could continue to negatively impact our business and the global economy. In addition, the COVID-19 pandemic could negatively impact our ability to obtain financing when required.

The recent outbreak of the COVID-19 coronavirus has spread across the globe and is impacting worldwide economic activity. A pandemic, including COVID-19 or other public health epidemic, poses the risk that we or our employees, customers, and other commercial partners may be prevented from conducting business activities for an indefinite period of time, including due to the spread of the disease or shutdowns requested or mandated by governmental authorities. While it is not possible at this time to estimate the full impact that COVID-19 will have on our business, during our fiscal years ended December 31, 2021 and December 31, 2020, the Company’s cultivation operations in Colombia significantly declined due to the Colombian quarantine restrictions resulting from COVID-19. COVID-19 has also had an adverse impact on global economic conditions, which could impair our ability to raise capital when needed.

Inability to Manage Growth

We may not be able to effectively manage our growth. Our strategy envisions growing our business. We plan to expand our production and manufacturing capability and create a distribution network on a global basis. Any growth in or expansion of our business is likely to continue to place a strain on our management and administrative resources, infrastructure and systems. As with other growing businesses, we expect that we will need to further refine and expand our business development capabilities, our systems and processes and our access to financing sources. We also will need to hire, train, supervise and manage new employees. These processes are time consuming and expensive, will increase management responsibilities and will divert management attention. We cannot assure you that we will be able to:

●	expand our systems effectively or efficiently or in a timely manner;
●	create a distribution network
●	allocate our human resources optimally;
●	meet our capital needs;
●	identify and hire qualified employees or retain valued employees; or
●	obtain and maintain necessary licenses in relevant jurisdictions

Our inability or failure to manage our growth and expansion effectively could harm our business and materially and adversely affect our operating results and financial condition.

Speculative Forecasts

Any forecasts we provide will be highly speculative in nature and we cannot predict results in a development stage company with a high degree of accuracy. Any financial projections, especially those based on ventures with minimal operating history, are inherently subject to a high degree of uncertainty, and their ultimate achievement depends on the timing and occurrence of a complex series of future events, both internal and external to the enterprise. There can be no assurance that potential revenues or expenses we project will be accurate.

Limited Management Team

Our limited senior management team size may hamper our ability to effectively manage a publicly traded company while operating our business. Our management team has experience in the management of publicly traded companies and complying with federal securities laws, including compliance with recently adopted disclosure requirements on a timely basis. They realize it will take significant resources to meet these requirements while simultaneously working on cultivating, developing and distributing our products. Our management will be required to design and implement appropriate programs and policies in responding to increased legal, regulatory compliance and reporting requirements, and any failure to do so could lead to the imposition of fines and penalties and harm our business.

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Risks Related To Our Common Stock

The issuance of such additional shares of common stock may depress the price of our common stock.

We have outstanding obligations to issue additional shares of common stock in the future. These include the following:

●	We may sell and issue to Tysadco up to $10,000,000 of shares of common stock under the Purchase Agreement;
●	There are 11,011,650 shares of common stock issuable pursuant to common stock warrants outstanding as of September 30, 2022;
●	There are 6,523,300 shares of common stock issuable upon conversion of our Series A Preferred Stock as of September 30, 2022;
●	There are 23,850,100 shares of common stock issuable upon conversion of our Series B Preferred Stock as of September 30, 2022;
●	There are 5,000,000 shares of common stock issuable pursuant to convertible debt instruments outstanding as of September 30, 2022.

Any shares of common stock issued pursuant to these securities would further dilute the percentage ownership of existing stockholders. The terms on which we could obtain additional capital during the life of these securities may be adversely affected because of such potential dilution. Finally, we may issue additional shares in the future other than as listed above. There are no preemptive rights in connection with our common stock. Thus, the percentage ownership of existing stockholders may be diluted if we issue additional shares in the future. Future issuances of additional shares pursuant to options, warrants other convertible securities could cause immediate and substantial dilution to the net tangible book value of shares of common stock issued and outstanding immediately before such issuances. Any future decrease in the net tangible book value of such issued and outstanding shares could materially and adversely affect the market value of the shares.

Limited Trading

Although prices for shares of our common stock are quoted on the OTCQB tier of the OTC Markets, there is little current trading and no assurance can be given that an active public trading market will develop or, if developed, that it will be sustained. The OTC Markets is generally regarded as a less efficient and less prestigious trading market than other national markets. There is no assurance if or when our common stock will be quoted on another more prestigious exchange or market. The market price of our common stock is likely to be highly volatile because for some time there will likely be a thin trading market for the stock, which causes trades of small blocks of stock to have a significant impact on the stock price.

We may issue additional stock without stockholder consent.

Our Board of Directors has authority, without action or vote of the stockholders, to issue all or part of our authorized but unissued shares. Additional shares may be issued in connection with future financing, acquisitions, employee stock plans, or otherwise. Any such issuance will dilute the percentage ownership of existing stockholders. The Board of Directors can also issue preferred stock in one or more series and fix the terms of such stock without stockholder approval. Preferred stock may include the right to vote as a series on particular matters, preferences as to dividends and liquidation, conversion and redemption rights and sinking fund provisions. The issuance of preferred stock could adversely affect the rights of the holders of common stock and reduce the value of the common stock. In addition, specific rights granted to holders of preferred stock could discourage, delay or prevent a transaction involving a change in control of our company, even if doing so would benefit our stockholders. Such issuance could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors of your choosing and to cause us to take other corporate actions you desire.

Broker-dealers may be discouraged from effecting transactions in our common stock because it is considered a penny stock and is subject to the penny stock rules.

Our common stock currently constitutes “penny stock.” Subject to certain exceptions, for the purposes relevant to us, “penny stock” includes any equity security that has a market price of less than $5.00 per share. Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on certain brokers-dealers who engage in certain transactions involving a “penny stock.” In particular, a broker-dealer selling penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse), must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer’s account and information with respect to the limited market in penny stocks.

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The additional sales practice and disclosure requirements imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market.

Because our Board of Directors does not intend to pay dividends on our common stock in the foreseeable future, stockholders may have to sell their shares of our common stock to realize a return on their investment in the company.

Holders of our common stock are entitled to receive dividends when, as and if declared by our Board of Directors out of funds legally available. To date, we have paid no dividends. Our Board of Directors does not intend to declare any dividends in the foreseeable future, but instead intends to retain all earnings, if any, for use in our business operations. Accordingly, a return on an investment in shares of our common stock may be realized only through a sale of such shares, if at all.

Control of Common Stock will Influence Decision Making

Our officers, directors and principal stockholders are able to exert significant influence over us and may make decisions that are not in the best interests of all stockholders. Our officers, directors and principal stockholders (greater than 5% stockholders) collectively own approximately 44.1% of our fully-diluted common stock. As a result of such ownership, these stockholders are able to affect the outcome of, or exert significant influence over, all matters requiring stockholder approval, including the election and removal of directors and any change in control. In particular, this concentration of ownership of our common stock could have the effect of delaying or preventing a change of control of our company or otherwise discouraging or preventing a potential acquirer from attempting to obtain control of our company. This, in turn, could have a negative effect on the market price of our common stock. It could also prevent our stockholders from realizing a premium over the market prices for their shares of our common stock.

We are an Emerging Growth Company Within the Meaning of the Securities Act.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, our stockholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our common stock held by non-affiliates exceeds $700 million as of the end of any second quarter of a fiscal year, in which case we would no longer be an emerging growth company as of the end of such fiscal year. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.

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Antitakeover Protections

Anti-takeover provisions may limit the ability of another party to acquire us, which could cause our stock price to decline. Our articles of incorporation, as amended, bylaws and Nevada law contain provisions that could discourage, delay or prevent a third party from acquiring us, even if doing so may be beneficial to our stockholders. In addition, these provisions could limit the price investors would be willing to pay in the future for shares of our common stock.

Risks Relating to Our Agreements with Tysadco Partners, LLC

The sale of our common stock to Tysadco may cause dilution, and the sale of the shares of common stock acquired by Tysadco, or the perception that such sales may occur, could cause the price of our common stock to fall.

Pursuant to the Purchase Agreement, Tysadco has committed to purchase up to an aggregate of $10,000,000 of our common stock. The shares that may be sold pursuant to the Purchase Agreement in the future may be sold by us to Tysadco at our discretion from time to time, commencing after the SEC has declared effective the registration statement that includes this prospectus and until approximately three years after such date. The per share purchase price for the shares that we may sell to Tysadco under the Purchase Agreement will fluctuate based on the price of our common stock, and will be equal to 88% of the of the lowest daily volume weighted average price of our common stock during the period of 10 trading days beginning five trading days preceding the day we deliver the applicable put notice to Tysadco. Depending on market liquidity at the time, sales of shares of common stock to Tysadco may cause the trading price of our common stock to fall.

We generally have the right to control the timing and amount of any sales of our shares to Tysadco, except that, pursuant to the Purchase Agreement, we may not sell shares to Tysadco if the sale would result in its beneficial ownership of more than 4.99% of our outstanding common stock. Tysadco may ultimately purchase all, some or none of the shares of our common stock that may be sold pursuant to the Purchase Agreement and, after it has acquired shares, Tysadco may sell all, some or none of those shares. Therefore, sales to Tysadco by us could result in substantial dilution to the interests of other holders of our common stock. Additionally, the sale of a substantial number of shares of our common stock to Tysadco, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

Tysadco will pay less than the then-prevailing market price for our common stock for purchases under the Purchase Agreement.

The common stock to be issued to Tysadco pursuant to the Purchase Agreement will be purchased at a 12% discount to the lowest volume weighted average price of our common stock during the during the period of 10 trading days beginning five trading days preceding the day we deliver the applicable put notice to Tysadco. Tysadco has a financial incentive to sell our common stock immediately upon receiving the shares to realize the profit equal to the difference between the discounted price and the market price. If Tysadco sells the shares, the price of our common stock could decrease. If our stock price decreases, Tysadco may have a further incentive to sell the shares of our common stock that it holds. These sales may have a further impact on our stock price.

We may not be able to put to Tysadco all $10,000,000 of shares available under the Purchase Agreement.

The Purchase Agreement provides for the purchase by Tysadco of up to $10,000,000 of shares of our common stock. Our ability to draw down funds and sell shares under the Purchase Agreement requires the satisfaction of a number of conditions, including that the registration statement of which this prospectus is a part be declared effective by the SEC and continue to be effective at the time of the put, as well as Tysadco’s compliance with its obligations under the Purchase Agreement. Accordingly, there can be no guarantee that we will be able to draw down all or any portion of the $10,000,000 available to us under the Purchase Agreement.

USE OF PROCEEDS

The Shares offered by this prospectus will be sold by the selling stockholder. We will not receive any proceeds from the sale of common stock by the selling stockholder. However, we will receive proceeds from the sale of shares of our common stock to Tysadco under the Purchase Agreement, and upon the exercise of warrants held by the selling stockholder. These proceeds would be used for general working capital purposes.

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SELLING STOCKHOLDER

This prospectus relates to the possible resale from time to time by the selling stockholder of our common stock, including shares of common stock that may be issued by us to Tysadco under the Purchase Agreement, and upon the conversion of shares of Series B Preferred Stock we issued to Tysadco under the Purchase Agreement. In addition, on September 1, 2022, we entered into a Securities Purchase Agreement with Tysadco (the “SPA”) under which Tysadco agreed to purchase an aggregate of 20,000 shares of our Series B Preferred Stock for a total purchase price of $300,000 in two closings of 10,000 Series B Preferred Shares each. The first closing of 10,000 Series B Shares occurred following the execution of the SPA, and the second closing under the SPA is to occur within five days after the filing of the registration statement that includes this prospectus. Except for the transactions contemplated by the SPA and the Purchase Agreement, including our obligations under the related Registration Rights Agreement pursuant to which we have filed the registration statement of which this prospectus is a part, Tysadco has not had any material relationship with us within the past three years.

The table below presents information regarding the selling stockholder and the shares of common stock that they may offer from time to time under this prospectus. This table is prepared based on information supplied to us by the selling stockholder, and reflects holdings as of September 30, 2022. As used in this prospectus, the term “selling stockholder” includes the selling stockholder named below and any donees, pledgees, transferees or other successors in interest selling shares received after the date of this prospectus from the selling stockholder as a gift, pledge, or other non-sale related transfer. The number of shares in the column “Maximum Number of Shares of common stock to be Offered Pursuant to this prospectus” represents all of the shares of common stock that the selling stockholder may offer under this prospectus. The selling stockholder may sell some, all or none of its shares in this Offering. We do not know how long the selling stockholder will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholder regarding the sale of any of the shares.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes shares of common stock with respect to which the selling stockholder has voting and investment power. The percentage of shares of common stock beneficially owned by the selling stockholder prior to the Offering shown in the table below is based on an aggregate of 67,202,907 shares of our common stock outstanding on September 30, 2022. The fourth column assumes the sale of all of the shares offered by the selling stockholder pursuant to this prospectus.

	Beneficially Owned Prior to Offering			Number of Shares Being Offered by Selling	Beneficially Owned After Offering
Selling Stockholder	Number of Shares		Percent	Stockholder in Offering	Number of Shares(1)	Percent
Tysadco Partners, LLC (2)	3,366,700	(3)	4.77%	21,366,700	2,000,000	2.21%

*	Less than one percent.

(1)	Assumes the sale of all shares being offered pursuant to this prospectus. Shares owned after the offering consist of shares of common stock issuable upon conversion of 20,000 shares of Series B Preferred Stock.

(2)	The business address of Tysadco Partners, LLC is 210 West 77th Street, #7W, New York, NY 10024. Tysadco’s principal business is that of a private investment firm. We have been advised that Tysadco is not a member of FINRA, or an independent broker-dealer, and that neither Tysadco nor any of its affiliates is an affiliate or an associated person of any FINRA member or independent broker-dealer. We have been further advised that Jeffrey Hart is the Managing Member of Tysadco, and that Mr. Hart has definitive power to vote or to direct the vote and definitive power to dispose or to direct the disposition of all securities owned directly by Tysadco.

(3)	Includes shares of common stock issuable upon conversion of shares of Series B Preferred Stock described above, which are subject to the limitation that Tysadco may not convert such securities to the extent that Tysadco would beneficially own more than 4.99% of our outstanding common stock. In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares beneficially owned prior to the Offering all of the shares that Tysadco may be required to purchase under the Purchase Agreement, because the issuance of such shares is solely at our discretion and is subject to certain conditions, the satisfaction of all of which are outside of Tysadco’s control, including the Registration Statement of which this prospectus is a part becoming and remaining effective.

This prospectus also covers any additional shares of our common stock which become issuable in connection with the shares being registered by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock.

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PLAN OF DISTRIBUTION

This prospectus relates to the resale of up to 21,366,700 shares of our common stock by the selling stockholder.

The selling stockholder and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of the shares covered hereby on any stock exchange, market or trading facility on which our common stock is traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers;

●	block trades in which the broker dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker dealer as principal and resale by the broker dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

●	in transactions through broker dealers that agree with the selling stockholder to sell a specified number of shares at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling stockholder may also sell Shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker dealers engaged by the selling stockholder may arrange for other brokers dealers to participate in sales. Broker dealers may receive commissions or discounts from the selling stockholder (or, if any broker dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the shares or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares in the course of hedging the positions they assume. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Tysadco is an “underwriter” within the meaning of the Securities Act and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Tysadco has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the shares. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

The selling stockholder may from time to time pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholder to include the pledgee, transferee or other successors in interest as selling stockholder under this prospectus.

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The selling stockholder also may transfer the shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholder to include the pledgee, transferee or other successors in interest as selling stockholder under this prospectus.

Because Tysadco is an “underwriter” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of our securities by the selling stockholder or any other person. We will make copies of this prospectus available to the selling stockholder and have informed it of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

MARKET FOR OUR COMMON STOCK

There is a limited public market for our common stock. Shares of our common stock trade on the over-the-counter market and are quoted on the OTCQB tier of the OTC Markets under the symbol “OWPC”.

The following table sets forth, for the fiscal quarters indicated, the high and low bid information for our common stock, as reported on the OTC Markets. The following quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

	High	Low
Fiscal Year Ending December 31, 2022
First Quarter	$0.14	$0.08
Second Quarter	$0.24	$0.07
Third Quarter	$0.19	$0.09
Fiscal Year Ended December 31, 2021
First Quarter	$1.00	$0.10
Second Quarter	$0.32	$0.27
Third Quarter	$0.30	$0.10
Fourth Quarter	$0.14	$0.07

Fiscal Year Ended December 31, 2020
First Quarter	$4.65	$0.13
Second Quarter	$0.87	$0.18
Third Quarter	$0.54	$0.11
Fourth Quarter	$0.16	$0.06

As of September 30, 2022, there were 67,202,907 shares of our common stock held by approximately 112 shareholders of record. Such number does not include any shareholders holding shares in nominee or “street name”.

DIVIDEND POLICY

We have not declared or paid any dividends on our common stock since our inception and do not anticipate paying dividends for the foreseeable future. The payment of dividends is subject to the discretion of our board of directors and depends, among other things, upon our earnings, our capital requirements, our financial condition, and other relevant factors. We intend to reinvest any earnings in the development and expansion of our business. Any cash dividends in the future to common shareholders will be payable when, as and if declared by our board of directors, based upon the board’s assessment of our financial condition and performance, earnings, need for funds, capital requirements, prior claims of preferred stock to the extent issued and outstanding, and other factors, including income tax consequences, restrictions and applicable laws. There can be no assurance, therefore, that any dividends on our common stock will ever be paid.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of September 30, 2022, certain information with regard to the record and beneficial ownership of the Company’s common stock by (i) each person known to the Company to be the record or beneficial owner of 5% or more of the Company’s common stock, (ii) each director of the Company, (iii) each of the named executive officers, and (iv) all executive officers and directors of the Company as a group. The address of each of our directors and executive officers named in the table is c/o One World Products, Inc., 3471 W. Oquendo Road, Suite 301, Las Vegas, Nevada 89118:

			Series A		Series B
	Common Stock		Preferred Stock		Preferred Stock
Name of Beneficial Owner(1)	Number of Shares	% of Class(2)	Number of Shares	% of Class	Number of Shares	% of Class
Officers and Directors:
Isiah Thomas, III, Chairman and CEO(3)	25,000,000	27.3%	-	-	200,000	85.5%
Dr. Kenneth Perego II, Vice Chairman(4)	11,100,000	16.0%	11,000	16.9%	-	-
Timothy Woods, Chief Financial Officer	-	-	-	-	-	-
Terry L. Buffalo, Director	-	-	-	-	-	-
Directors and Officers as a Group (4 persons)	36,100,000	38.5%	-	-	-	-
5% Shareholders
ISIAH International, LLC(3)	20,000,000	22.9%	-	-	200,000	85.5%
Craig Ellins(5)	3,968,397	5.9%	-	-	-	-

* less than 1%

(1)	Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock owned by such person.

(2)	Percentage of beneficial ownership is based upon 67,202,907 shares of common stock and 238,501 and shares of Series B Preferred Stock outstanding as of September 30, 2022. For each named person, this percentage includes common stock that the person has the right to acquire either currently or within 60 days of September 30, 2022, including through the exercise of an option; however, such common stock is not deemed outstanding for the purpose of computing the percentage owned by any other person.

(3)	Includes 4,500,000 shares of common stock that may be acquired upon exercise of a vested option, and 20,000,000 shares of common stock that may be acquired upon conversion of Series B Preferred Stock currently held by Isiah International, LLC. Mr. Thomas is the sole member and Chief Executive Officer of ISIAH International.

(4)	Includes 7,000,000 shares of common stock held by CB Medical, LLC, of which Dr. Kenneth Perego, II is the controlling member. Includes 350,000 shares of common stock that may be acquired under an option, and 550,000 shares of common stock that may be acquired under a warrant. In addition, includes 11,000 shares of Series A Preferred Stock, convertible into 1,100,000 shares of common stock with each share of preferred carrying 50 voting rights.

(5)	Based solely on a Schedule 13D filed by Craig Ellins with the SEC on September 30, 2021.

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MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

Through our wholly-owned subsidiary, One World Pharma S.A.S, a licensed cannabis cultivation, production and distribution (export) company located in Popayán, Colombia (nearest major city is Cali). We plan to be a producer of raw cannabis and hemp plant ingredients for both medical and industrial uses across the globe. We have received licenses to cultivate, produce and distribute the raw ingredients of the cannabis and hemp plant for medicinal, scientific and industrial purposes. Specifically, we are one of the only companies in Colombia to receive seed, cultivation, extraction and export licenses from the Colombian government. Currently, we own approximately 30 acres and have a covered greenhouse built specifically to cultivate high-grade cannabis and hemp. In addition, we have entered into agreements with local farming co-operatives that include small farmers and indigenous tribe members, under which they will cultivate cannabis on up to approximately 140 acres of land using our seeds and propagation techniques, and sell their harvested products to us on an exclusive basis. We planted our first crop of cannabis in 2018, which we began harvesting in the first quarter of 2019 for the purpose of further research and development activities and quality control testing of the cannabis we have produced. We have been generating revenue from the sale of our seeds since the second quarter of 2020. From August 2021 through March 2022, we made payments of approximately $1,400,000 for the purchase of a state of the art distillation machine that we expect to be placed in service within our vertically integrated extraction facility during the third quarter of 2022. Once the equipment is placed in service, we will be one of the only companies in Colombia to both hold licenses and possess the capability to extract high-quality CBD and THC oils.

Results of Operations for the Three Months Ended June 30, 2022 and 2021

The following table summarizes selected items from the statement of operations for the three months ended June 30, 2022 and 2021.

	Three Months Ended June 30,		Increase /
	2022	2021	(Decrease)
Revenues	$32,864	$42,323	$(9,459)
Cost of goods sold	20,840	173	20,667
Gross profit	12,024	42,150	(30,126)

Operating expenses:
General and administrative	387,807	368,146	19,661
Professional fees	113,805	306,194	(192,389)
Depreciation expense	12,172	13,114	(942)
Total operating expenses:	513,784	687,454	(173,670)

Operating loss	(501,760)	(645,304)	(143,544)

Total other expense	(189,730)	(107,890)	81,840

Net loss	$(691,490)	$(753,194)	$(61,704)

Revenues

Revenues during the three months ended June 30, 2022 were $32,864, compared to $42,323 during the three months ended June 30, 2021, a decrease of $9,459, or 22%. Revenues decreased slightly as we continued to shift our focus toward producing and selling CBD and THC oils.

Cost of Goods Sold

Cost of goods sold for the three months ended June 30, 2022 were $20,840, compared to $173 for the three months ended June 30, 2021, an increase of $20,667, or 11,946%. Cost of goods sold consists primarily of labor, agricultural raw materials, depreciation and overhead.

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General and Administrative Expenses

General and administrative expenses for the three months ended June 30, 2022 were $387,807, compared to $368,146 during the three months ended June 30, 2021, an increase of $19,661, or 5%. The expenses for the current period consisted primarily of compensation expenses, office rent, and travel costs. General and administrative expenses increased primarily due to increased salaries and wages and lease expenses in Colombia over the prior year. General and administrative expenses included non-cash, stock-based compensation of $29,347 and $115,322 during the three months ended June 30, 2022 and 2021, respectively.

Professional Fees

Professional fees for the three months ended June 30, 2022 were $113,805, compared to $306,194 during the three months ended June 30, 2021, a decrease of $192,389, or 63%. Professional fees included non-cash, stock-based compensation of $11,799 and $111,167 during the three months ended June 30, 2022 and 2021, respectively. Professional fees decreased primarily due to decreased stock-based compensation efforts during the current period.

Depreciation Expense

Depreciation expense for the three months ended June 30, 2022 was $12,172, compared to $13,114 during the three months ended June 30, 2021, a decrease of $942, or 7%. Depreciation expense decreased minimally during the current period.

Other Income (Expense)

Other expenses, on a net basis, for the three months ended June 30, 2022 were $189,730, compared to other expenses, on a net basis, of $107,890 during the three months ended June 30, 2021, an increase in net expenses of $81,840, or 76%. Other expenses consisted of $190,730 of interest expense, including $126,671 of stock-based finance costs on the amortization of debt discounts, as partially offset by $1,000 sublet income on our office space, for the three months ended June 30, 2022, compared to $116,634 of interest expense, including $96,106 of stock-based finance costs on the amortization of debt discounts, as partially offset by $7,500 of sublease income on sublet office space and $1,244 of interest income during the three months ended June 30, 2021.

Net Loss

Net loss for the three months ended June 30, 2022 was $691,490, or $0.01 per share, compared to $753,194, or $0.01 per share, during the three months ended June 30, 2021, a decrease of $61,704, or 8%. The net loss decreased primarily due to decreased stock-based compensation during the current period.

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Results of Operations for the Six Months Ended June 30, 2022 and 2021:

The following table summarizes selected items from the statement of operations for the six months ended June 30, 2022 and 2021.

	Six Months Ended June 30,		Increase /
	2022	2021	(Decrease)
Revenues	$43,011	$65,605	$(22,594)
Cost of goods sold	30,796	7,752	23,044
Gross profit	12,215	57,853	(45,638)

Operating expenses:
General and administrative	769,190	1,108,572	(339,382)
Professional fees	284,855	525,657	(240,802)
Depreciation expense	24,657	22,998	1,659
Total operating expenses:	1,078,702	1,657,227	(578,525)

Operating loss	(1,066,487)	(1,599,374)	(532,887)

Total other expense	(234,509)	(194,037)	40,472

Net loss	$(1,300,996)	$(1,793,411)	$(492,415)

Revenues

Revenues during the six months ended June 30, 2022 were $43,011, compared to $65,605 during the six months ended June 30, 2021, a decrease of $22,594, or 34%. Revenues decreased slightly as we continued to shift our focus toward producing and selling CBD and THC oils.

Cost of Goods Sold

Cost of goods sold for the six months ended June 30, 2022 were $30,796, compared to $7,752 for the six months ended June 30, 2021, an increase of $23,044, or 297%. Cost of goods sold consists primarily of labor, agricultural raw materials, depreciation and overhead.

General and Administrative Expenses

General and administrative expenses for the six months ended June 30, 2022 were $769,190, compared to $1,108,572 during the six months ended June 30, 2021, a decrease of $339,382, or 31%. The expenses for the current period consisted primarily of compensation expenses, office rent, and travel costs. General and administrative expenses decreased primarily due to decreased stock-based compensation over the prior year. General and administrative expenses included non-cash, stock-based compensation of $58,694 and $438,134 during the six months ended June 30, 2022 and 2021, respectively.

Professional Fees

Professional fees for the six months ended June 30, 2022 were $284,855, compared to $525,657 during the six months ended June 30, 2021, a decrease of $240,802, or 46%. Professional fees included non-cash, stock-based compensation of $23,566 and $324,241 during the six months ended June 30, 2022 and 2021, respectively. Professional fees decreased primarily due to decreased stock-based compensation efforts during the current period.

Depreciation Expense

Depreciation expense for the six months ended June 30, 2022 was $24,657, compared to $22,998 during the six months ended June 30, 2021, an increase of $1,659, or 7%. Depreciation expense increased as additional equipment was placed in service.

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Other Income (Expense)

Other expenses, on a net basis, for the six months ended June 30, 2022 were $234,509, compared to other expenses, on a net basis, of $194,037 during the six months ended June 30, 2021, an increase in net expenses of $40,472, or 21%. Other expenses consisted of $356,922 of interest expense, including $251,951 of stock-based finance costs on the amortization of debt discounts, as partially offset by $1,000 sublet income on our office space, a gain on early extinguishment of debt of $121,372 on the forgiveness of a PPP Loan and $41 of interest income, for the six months ended June 30, 2022, compared to $ $210,095 of interest expense, including $170,033 of stock-based finance costs on the amortization of debt discounts, as offset by $14,500 of sublease income on sublet office space and $1,558 of interest income during the six months ended June 30, 2021.

Net Loss

Net loss for the six months ended June 30, 2022 was $1,300,996, or $0.02 per share, compared to $1,793,411, or $0.03 per share, during the six months ended June 30, 2021, a decrease of $492,415, or 27%. The net loss decreased primarily due to decreased stock-based compensation during the current period.

Results of Operations for the Years ended December 31, 2021 and 2020

The following table summarizes selected items from the statement of operations for the years ended December 31, 2021 and 2020.

	For the Years Ended
	December 31,		Increase /
	2021	2020	(Decrease)

Revenues	$38,264	$59,568	$(21,304)
Cost of goods sold	19,744	104,729	(84,985)
Gross profit	18,520	(45,161)	63,681

Operating expenses:
General and administrative	2,924,284	3,960,791	(1,666,507)
Professional fees	915,217	3,878,006	(2,962,789)
Depreciation expense	40,321	33,610	6,711
Total operating expenses:	3,249,822	7,872,407	(4,622,585)

Operating loss	(3,231,302)	(7,917,568)	(4,686,266)

Total other expense	(553,260)	(47,592)	505,668

Net loss	$(3,784,562)	$(7,965,160)	$(4,180,598)

Revenues

Revenues for the year ended December 31, 2021 were $38,264, compared to $59,568 during the year ended December 31, 2020, a decrease of $21,304, or 36%.

Cost of Goods Sold

Cost of goods sold for the year ended December 31, 2021 were $19,744, compared to $104,729 during the year ended December 31, 2020, a decrease of $84,985, or 81%. Cost of goods sold consists primarily of labor, depreciation and maintenance on cultivation and production equipment, and supplies consumed in our operations. Our gross margins were approximately 48% for the year ended December 31, 2021, compared to negative 76% during the year ended December 31, 2020. Our prior year cost of goods sold were greater than the current year due to the learning curve associated with commencing operations.

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General and Administrative Expenses

General and administrative expenses for the year ended December 31, 2021 were $2,294,284, compared to $3,960,791 for the year ended December 31, 2020, a decrease of $1,666,507, or 42%. General and administrative expenses decreased primarily due to decreased stock-based compensation. The expenses for the current period consisted primarily of compensation expenses, office rent, and travel costs, including $638,036 of stock-based compensation, of which $55,234, consisting of 673,582 shares, were issued as compensation payment in lieu of cash to our former CFO, and $582,802 of expense related to stock options that were issued to our officers. The expenses for the prior period included $2,581,933 of stock-based compensation, of which $1,100,000, consisting of 2,000,000 shares, were issued as severance pay to our former CEO, and $275,000, consisting of 500,000 shares of common stock, along with $1,206,933 of expense related to stock options that were voluntarily surrendered and cancelled at year-end was incurred in connection with the employment of Isiah Thomas as our new Chief Executive Officer in June 2020.

Professional Fees

Professional fees for the year ended December 31, 2021 were $915,217, compared to $3,878,006 during the year ended 2020, a decrease of $2,962,789, or 76%. Professional fees included non-cash stock-based compensation of $496,553 during the year ended December 31, 2021, compared to $3,167,252 during the year ended December 31, 2020, a decrease of $2,670,699, or 84%. Professional fees decreased primarily due to decreased stock-based compensation during the current period.

Depreciation Expense

We had $40,321 of depreciation expense for the year ended December 31, 2021, compared to $33,610 of depreciation expense for the year ended December 31, 2020, an increase of $6,711, or 20%. Depreciation expense increased during the current period as additional assets have been placed in service.

Other Income (Expense)

Other expenses, on a net basis, for the year ended December 31, 2021 were $553,260, compared to other expenses, on a net basis, of $47,592 for the year ended December 31, 2020. Other expense during the year ended December 31, 2021 consisted of a loss on disposal of fixed assets of $71,487 and $511,131 of interest expense, as partially offset by $27,000 of sublease income and $2,358 of interest income. Other expenses consisted of $47,592 of interest expense for the year ended December 31, 2020.

Net Loss

Net loss for the year ended December 31, 2021 was $3,784,562, or $0.06 per share, compared to $7,965,160, or $0.16 per share, during the year ended December 31, 2020, a decrease of $4,180,598, or 52%. The net loss for the year ended December 31, 2021 included non-cash expenses consisting of $40,321 of depreciation, a $71,487 loss on disposal of fixed assets, $1,134,589 of stock-based compensation, and $511,131 of interest expense, including $456,656 on the amortization of debt discounts, for the year ended December 31, 2021. The net loss for the year ended December 31, 2020 included non-cash expenses consisting of $33,610 of depreciation, $5,749,185 of stock-based compensation, and $47,592 of interest for the year ended December 31, 2020.

Liquidity and Capital Resources

The following table summarizes our total current assets, liabilities and working capital at June 30, 2022, December 31, 2021 and 2020.

	June 30,	December 31,
	2022	2021	2020
Current Assets	$628,466	$644,183	$420,619

Current Liabilities	$2,429,092	$1,523,593	$1,702,437

Working Capital	$(1,800,626)	$(879,410)	$(1,281,818)

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The following table summarizes our cash flows during the six months ended June 30, 2022 and the years ended December 31, 2021 and 2020, respectively.

	For the Six Months	For the Year Ended
	Ended	December 31,
	June 30, 2022	2021	2020
Net cash used in operating activities	$(905,472)	$(3,728,702)	$(1,429,112)
Net cash used in investing activities	$(43,201)	(388,001)	(62,567)
Net cash provided by financing activities	$879,320	4,218,938	1,274,841
Effect of exchange rate changes on cash	$4,472	(11,477)	(36,622)

Net change in cash	$(64,881)	$90,758	$(253,460)

The increase in funds used in operating activities for the year ended December 31, 2021, compared to the year ended December 31, 2020, was primarily due to increased operations in the current year as we rebounded from the global effects of the Covid-19 pandemic. The cash used in operating activities during the six months ended June 30, 2022 was primarily attributable to our net loss in that period.

The increase in funds used in investing activities for the year ended December 31, 2021, compared to the year ended December 31, 2020, was due primarily to increased purchases of fixed assets in the year ended December 31, 2021. The cash used in investing activities during the six months ended June 30, 2022 consisted of purchases of fixed assets.

The increase in funds provided by financing activities for the year ended December 31, 2021, compared to the year ended December 31, 2020, was due primarily to increased proceeds from the sale of our securities and debt financing received during the year ended December 31, 2021. The cash provided by investing activities during the six months ended June 30, 2022 consisted of the proceeds of debt financing during such period.

Ability to Continue as a Going Concern

As of June 30, 2022, our balance of cash on hand was $54,797, and we had negative working capital of $1,800,626 and an accumulated deficit of $21,217,884. We do not currently have sufficient funds to fund our operations at their current levels for the next twelve months. As we implement our cannabis cultivation business and attempt to expand operational activities, we expect to continue to experience net negative cash flows from operations in amounts not now determinable, and will be required to obtain additional financing to fund operations. Our ability to continue as a going concern is dependent upon our ability to raise additional capital and to achieve sustainable revenues and profitable operations. Since inception, we have raised funds primarily through the sale of equity securities. We will need, and are currently seeking, additional funds to operate our business. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to us. Even if we are able to obtain additional financing, it may contain undue restrictions on our operations or cause substantial dilution for our stockholders. If we are unable to obtain additional funds, our ability to carry out and implement our planned business objectives and strategies will be significantly delayed, limited or may not occur. We cannot guarantee that we will become profitable. Even if we achieve profitability, given the competitive and evolving nature of the industry in which we operate, we may not be able to sustain or increase profitability and our failure to do so would adversely affect our business, including our ability to raise additional funds.

Our financial statements included in this prospectus do not include any adjustments that might result from the outcome of any uncertainty as to the Company’s ability to continue as a going concern. Our financial statements included in this prospectus also do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern. Our ability to scale production and distribution capabilities and further increase the value of our brands, is largely dependent on our success in raising additional capital.

Off-Balance Sheet Arrangements

We have no outstanding off-balance sheet guarantees, interest rate swap transactions or foreign currency contracts. We do not engage in trading activities involving non-exchange traded contracts.

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Critical Accounting Policies and Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires our management to make assumptions, estimates and judgments that affect the amounts reported, including the notes thereto, and related disclosures of commitments and contingencies, if any. We have identified certain accounting policies that are significant to the preparation of our financial statements. These accounting policies are important for an understanding of our financial condition and results of operations. Critical accounting policies are those that are most important to the presentation of our financial condition and results of operations and require management’s subjective or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management’s current judgments.

While our significant accounting policies are more fully described in notes to our financial statements appearing elsewhere in this prospectus, we believe that the following accounting policies are the most critical to aid you in fully understanding and evaluating our reported financial results and affect the more significant judgments and estimates that we used in the preparation of our financial statements.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606 — Revenue from Contracts with Customers. Under ASC 606, the Company recognizes revenue from the commercial sales of products, licensing agreements and contracts to perform pilot studies by applying the following steps: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract; and (5) recognize revenue when each performance obligation is satisfied. The Company’s sales to date have primarily consisted of the sale of seeds. These sales include multi-element arrangements whereby the Company collects 50% of the sale upon delivery of the sales, and the remaining 50% upon the completion of the harvest, whether the seeds result in a successful crop, or not. In addition, the Company has a right of first refusal to purchase products resulting from the harvest. At June 30, 2022, the Company had $33,510 of deferred revenues and $22,132 of deferred cost of goods sold, as included in other current assets on the balance sheet, that are expected to be recognized upon the customers’ completion of their harvests in 2022.

Inventory

Inventories are stated at the lower of cost or market. Cost is determined on a standard cost basis that approximates the first-in, first-out (FIFO) method. Market is determined based on net realizable value. Appropriate consideration is given to obsolescence, excessive levels, deterioration, and other factors in evaluating net realizable value. Our cannabis products consist of cannabis flower grown in-house, along with produced extracts.

Stock-Based Compensation

The Company accounts for equity instruments issued to employees and non-employees in accordance with the provisions of ASC 718 Stock Compensation (ASC 718). All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The measurement date of the fair value of the equity instrument issued is the earlier of the date on which the counterparty’s performance is complete or the date at which a commitment for performance by the counterparty to earn the equity instruments is reached because of sufficiently large disincentives for nonperformance.

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DESCRIPTION OF OUR BUSINESS

Overview

On February 21, 2019, we entered into an Agreement and Plan of Merger (“Merger Agreement”) with OWP Merger Subsidiary, Inc. (“OWP Merger Sub), our wholly-owned subsidiary, and OWP Ventures, Inc. (“OWP Ventures”). Under the Merger Agreement, the acquisition of OWP Ventures by us was effected by the merger of OWP Merger Sub with and into OWP Ventures, with OWP Ventures being the surviving entity as our wholly-owned subsidiary (the “Merger”). The closing (the “Closing”) of the Merger occurred on February 21, 2019.

Immediately prior to the Closing, we were a public “shell” company with nominal assets. As of the Closing, we are no longer a public shell. As a result of the Merger, we are engaged in OWP Ventures’ business, including the business of its wholly-owned subsidiary, One World Pharma, S.A.S., a Colombian company (“OWP Colombia”). On November 23, 2021, we changed our name from One World Pharma, Inc. to One World Products, Inc. through the merger of One World Products, Inc., a recently formed Nevada corporation wholly-owned by us, with and into us. This merger was effected solely to effect the change of our name, and had no effect on our officers, directors, operations, assets or liabilities. In this Form 10-K, the terms “we,” “us,” “our” and “our company” refers to One World Products, Inc. and its wholly-owned direct and indirect subsidiaries, OWP Ventures and OWP Colombia.

On June 3, 2020, Isiah L. Thomas III was appointed to serve as our Chief Executive Officer and Vice Chairman. Mr. Thomas was a 12-time NBA All Star, two-time NBA champion, and is an accomplished international business executive. In 2021, through ISIAH International, LLC, of which he is the sole member, Mr. Thomas purchased $3,000,000 of our Series B Preferred Stock in installments over a period of time ending in July 2021.

We plan to be a producer of raw cannabis and hemp plant ingredients for both medical and industrial uses across the globe. We have received licenses from Colombian regulators to cultivate, produce and distribute the raw ingredients of the cannabis and hemp plant for medicinal, scientific and industrial purposes. Specifically, we are one of the first companies in Colombia to receive licenses for seed, cultivation, extraction and export from the Colombian government (the “Licenses”).

We planted our first crop of cannabis in Popayan, Colombia in 2018, and began initial harvesting in the first quarter of 2019 for the purpose of further research and development activities and quality control testing of the cannabis we have produced. We commenced limited shipping of non-psychoactive products to customers in May of 2020. Although we hold the four Colombian Licenses, we will need to obtain additional approvals from Colombian regulators before we can fully execute our business plan, particularly with respect to the sale psychoactive products. As described further under “Regulation” below,

●	We will need to obtain quota approvals from the Colombian authorities before we can commence commercial sale of our psychoactive products under our Cannabis Manufacturing License and Psychoactive Cultivation License;

●	We have successfully registered three non-psychoactive distinct cannabis strains and have received the certification required by Colombia’s National Registrar as of April 2020; and

●	We have been issued the sanitary registrations needed to sell our products intended for human consumption; and

●	We have successfully registered eight psychoactive distinct cannabis strains and have received the certifications required by Columbia’s National Registrar as of December 2020; and

●	We will proceed to get quota approvals for 2022.

Our first cultivation site is located in Popayan, Colombia and our extraction facility will be located in the outskirts of Bogota, Colombia, in the town of Funza. Our cultivation facility encompasses approximately 30 acres and includes a covered greenhouse built specifically to cultivate high-grade cannabis and hemp. In addition, we have entered into agreements with local farming co-operatives that include small farmers and indigenous tribe members, under which they will cultivate cannabis on up to approximately 140 acres of land using our seeds and propagation techniques, and sell their harvested products to us on an exclusive basis.

We employ modern propagation and cultivation techniques drawn from U.S. practices that allow us to rapidly multiply the cells of a specific plant strain to produce large numbers of genetically consistent progeny plants using our own plant tissue culture method. We believe this technique allows us to cultivate plants which are stable, robust and able to produce genetically superior cannabis and hemp derived products. We intend to have our processes and products certified as compliant with international standards, including Good Agricultural Practices (“GAP”), Good Manufacturing Practice (“GMP”) and the standards set forth in EU Pharmacopoeia, a publication that sets forth quality standards applicable to the European pharmaceutical industry.

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We currently have 120,000 square feet of covered greenhouse capacity, which we intend to increase to 160,000 square feet. We are building out our extraction and production facility and expect it to be operational before the end of 2022. . From August 2021 through March 2022, we made payments of approximately $1,400,000 for the purchase of a state of the art distillation machine that we expect to be placed in service within our vertically integrated extraction facility during the third quarter of 2022. Once the equipment is placed in service, we will be one of the only companies in Colombia to both hold licenses and possess the capability to extract high-quality CBD and THC oils. In addition, we have a contractual relationship with a local co-operative under which they agree to assist us in cultivation at our facility.

We have received full registrations from the Instituto Colombiano Agropecuario (the “ICA”) for the full registration of 3 non-psychoactive high CBD strains and 13 proprietary high THC cannabis strains. Only registered strains may be sold under Colombian law. We are now able to start the quota process, which is required in order to commercialize THC products. We believe we will receive a supplementary quota during 2022 that will allow us to sell THC products before year end 2022.

We believe there is a large and growing market for cannabis and hemp products around the world. The market for CBD has shown particular demand and growth. We will pursue sales into this market using a direct sales force to establish direct customer relationships and distributor relationships. We will seek out customers who have large and recurring needs and demands. Countries that we intend to focus on include EU countries, the UK, Poland, Israel, and Canada. We have commenced limited initial shipments of non-psychoactive products to customers in May of 2020. However, we remain subject to numerous risks that may affect or delay future sales, including regulatory requirements imposed or that may in the future be imposed by the Colombian regulating authorities. In addition, we will need to obtain quota approval from Colombian regulators before making we can make sales of our psychoactive products.

History and Background

One World Pharma S.A.S., is a Colombian company (“OWP Colombia”), incorporated on July 14, 2017 with the goal of procuring the following Colombian Licenses.

On December 20, 2017, the Colombian Ministry of Health, by means of resolution No. 5251 of 2017, granted OWP Colombia its license for the production of cannabis derivatives for domestic use and export, allowing OWP Colombia to extract high tetrahydrocannabinol (“THC”) compounds (“Cannabis Manufacturing License”). This license will expire on December 20, 2022.

On December 26, 2017, the Colombian Ministry of Justice, by means of resolution No. 1087 of 2017, granted OWP Colombia its license to use seeds for sowing for sale or delivery of seeds and/or for scientific research purposes, allowing for genetic and seed bank registration (“Cannabis Seed Possession License”). This license will expire on December 26, 2022.

On December 26, 2017, the Colombian Ministry of Justice, by means of resolution No. 1088 of 2017, granted OWP Colombia its license to grow non-psychoactive cannabis plants (less than 1.0% THC). Under this license, OWP Colombia can produce seeds for planting, deliver and make sales of the cannabis crop in order to produce cannabis derivatives and deliver and make sales of the cannabis crop for industrial purposes (“Cannabis Non-Psychoactive Cultivation License”). This license will expire on December 26, 2022.

On January 4, 2018, the Colombian Ministry of Justice, by means of resolution No. 0015 of 2018, granted OWP Colombia its license to grow psychoactive cannabis plants (greater than 1.0% THC) (“Psychoactive Cultivation License”). Under this license, OWP Colombia can produce seeds for planting, and deliver and make sales of the cannabis crop in order to produce cannabis derivatives. This license will expire on January 4, 2023.

Six months prior to the expiration of each of the Licenses, we can apply for successive renewals for additional five-year periods. In each renewal application, the corresponding Ministry will assess compliance with all the relevant requirements in determining whether or not to renew the License.

On March 27, 2018, OWP Ventures, Inc. was formed as a Delaware corporation for the purpose of acquiring OWP Colombia.

On May 30, 2018, OWP Ventures entered into a Stock Purchase Agreement with the shareholders of OWP Colombia whereby the shareholders of OWP Colombia transferred their shares in OWP Colombia to OWP Ventures in exchange for 10,200,000 shares of common stock of OWP Ventures.

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Products

We are focused on cultivating, processing and supplying crude cannabis oil, distillate and isolate to customers’ specification. We plan to sell as a wholesaler to industrial companies making cannabis related products. We also plan on supplying the hemp plant bio-mass remaining after our extraction process to industry participants that utilize hemp in the manufacture of their products. Hemp is used to make a variety of commercial and industrial products, including rope, textiles, clothing, shoes, food, paper, bioplastics, insulation and biofuel.

We are currently in the process of cultivating medicinal cannabis at our facility in Popayan, Colombia for a variety of medical conditions. We have registered 25 varieties or strains of cannabis with the Colombian Ministry of Health. See “Strains of Cannabis” below. The development of these strains enables us to select mother plants and identify the concentrations of cannabinoids required for the products which we intend to distribute. The cannabis will be produced in accordance with GMP Standards. We are committed to developing final products consistent with medicinal cannabis industry standards and pharmaceutical procedures. Our products will include a variety of cannabinoids and terpenes designed to address specific medical conditions. The composition of the strains will include a wide range of THC and CBD ratios.

Industry

Medicinal cannabis refers to the use of cannabis and its constituent cannabinoids and terpenes to treat disease or ameliorate symptoms such as pain, muscle spasticity, nausea and other indications. Cannabinoid is a blanket term covering a family of complex chemicals, both natural and man-made, that bind with cannabinoid receptors (protein molecules on the surface of cells) and effect a wide number of responses. Cannabinoid receptors in the human body are part of a system called the endocannabinoid system. This system produces chemicals called endocannabinoids, which also bind with cannabinoid receptors. Cannabinoid receptors are found in the brain and throughout the body. Scientists have found that cannabinoid receptors in the endocannabinoid system are involved in a vast array of functions in our bodies, including helping to modulate brain and nerve activity (including memory and pain), energy metabolism, heart function, the immune system and even reproduction. While there are a large number of active cannabinoids found in cannabis, the two most common currently used for medical purposes are tetrahydrocannabinol and cannabidiol. Although no clinical trials have been completed in the United States to validate the effectiveness of tetrahydrocannabinol or cannabidiol in managing disease and improving symptoms, scientific studies have identified that they, alone and/or in combination, may potentially provide treatment benefits for a large number of medical conditions. For example, tetrahydrocannabinol, a psychotropic cannabinoid, has been shown to activate pathways in the central nervous system which work to block pain signals and has shown potential to assist patients with Post Traumatic Stress Disorder (PTSD) and stimulate appetite in patients following chemotherapy. Cannabidiol, on the other hand, is non-psychotropic and has shown potential to relieve convulsion and inflammation, and is the active ingredient in Epidolex, which in June 2018 was approved by the FDA for the treatment of two rare and severe forms of epilepsy.

Regulation

Our active business operations are currently conducted solely within Colombia, and as such, the discussion below is limited to Colombian laws and regulations applicable to our business, which require us to hold the relevant licenses, quotas and other permits, as described below. Our activities in the United States consist solely of corporate administrative activities at our Las Vegas headquarters, including accounting, finance and SEC compliance functions. We believe that our current activities in the United States will not subject us to regulation under the U.S. Controlled Substances Act or other applicable U.S. federal or state laws with respect to our proposed business plans. All export activities will be conducted from Colombia, and we do not intend to export any of our products to jurisdictions where such sales are not legal under local law. Accordingly, we do not currently intend to export our products to the United States to the extent such products may be subject to regulation under the U.S. Controlled Substances Act or other applicable U.S. federal or state regulations.

Regulatory Authorities

Several authorities interact in the Colombian cannabis industry. The Ministry of Health is in charge of granting the Cannabis Manufacturing and Distribution License and exercises administrative control over the production of cannabis derivatives. The Ministry of Justice, through the subsection for the Control and Supervision of Chemical Substances and Narcotic Drugs, is the competent authority for issuing the Cannabis Seeds Possession License, the Cannabis Psychoactive Cultivation License and the Cannabis Non-Psychoactive Cultivation License and for exercising administrative control over cannabis operations and cultivation. The National Narcotics Fund (“FNE”) exercises administrative and operational control over activities related to the management of psychoactive and non-psychoactive cannabis and its derivatives. The National Food and Drug Surveillance Institute (“INVIMA”) is in charge of issuing and monitoring compliance under the health and phytosanitary registrations that may be applicable to products containing cannabis derivatives. The Colombian Agricultural Institute (“ICA”) is responsible for maintaining the registry of the Genetic Pool or ¨Fuente Semillera” and the registration of cannabis seeds and strains under the “Registro Nacional de Cultivares Comerciales”.

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In exercising the administrative and operational control activities discussed above the Ministry of Justice, Ministry of Health, ICA and FNE are required to coordinate their activities to the extent necessary, according to their competencies, with the Ministry of Agriculture and Rural Development through ICA, as well as with the National Police.

Licenses

Under Colombian law, there are four types of cannabis licenses that authorize different activities concerning the various stages of the production line of the medical cannabis industry: (i) the Cannabis Seeds Possession License; which is required for the domestic sale and delivery of seeds (but not export) and for scientific research purposes; (ii) the Cannabis Psychoactive Cultivation License, which is required for the production of seeds for sowing; for grain production; production of cannabis derivatives; for scientific research purposes, for storage, and for final disposal; (iii) the Cannabis Non-Psychoactive Cultivation License, which is required for the production of grain and seeds for sowing; production of cannabis derivatives; for industrial purposes; for scientific research purposes; for storage; and for final disposal; and (iv) the Cannabis Manufacturing and Distribution License, which is required for the production of cannabis derivatives for domestic use; production of cannabis derivatives for scientific research purposes; and production of cannabis derivatives for exportation. OWP Colombia holds all of these licenses.

The legal framework currently in force in Colombia regarding medical cannabis is established in Law 1787 of 2016 (the “Law”) and the Decree 613 of 2017 (the “Decree”). Cannabis licenses must be issued by the Ministry of Health or the Ministry of Justice in an estimated time of 60 days, however, in practice, this process can take between four and six months. In accordance with Colombia’s international obligations, there is a limit in the amount of Cannabis allowed for fabrication or cultivation assigned by the Colombian Government (specific crop or manufacturing quotas) that must be requested by each licensee when applying for a Cannabis Psychoactive Cultivation License or a Cannabis Manufacturing License. The activities of cultivation and manufacturing can only be started once the specific quotas have been granted to the licensee.

Duration of Licenses

The Cannabis Seeds Possession License, the Cannabis Psychoactive Cultivation License, the Cannabis Non-Psychoactive License, and the Cannabis Manufacturing and Distribution License are granted by the Ministry of Justice and/or the Ministry of Health (as applicable), when the applicant fulfills the general criteria described in Article 2.8.11.2.1.5 of the Decree, and the specific requirements for each type of license. Each of these licenses is valid for up to five years. The Ministry of Justice and the Ministry of Health (as applicable) maintain the right to monitor the activities performed by the corresponding licensee, and in the event of a breach by the licensee of the obligations and duties set forth in the Decree, the licenses may be revoked. The relevant Ministry may renew these licenses for additional and successive five-year periods. In each renewal application, the Ministry will assess compliance with all the relevant requirements in determining whether or not to renew the license.

Quotas

As described above, regulations of cannabis in Colombia provides an additional requirement applicable to the Cannabis Psychoactive Cultivation License and Cannabis Manufacturing License, which require the grant of crop and manufacturing quotas (the “Quotas”). According to Article 2.8.11.2.6.2 of the Decree, the assignment of Quotas is collectively made by the Ministry of Health, the Ministry of Justice, the ICA, the INVIMA, and the FNE.

According to Article 2.8.11.2.6.5 of the Decree, there are two types of Quotas: (i) crop quotas for psychoactive cannabis (for holders of the Cannabis Psychoactive Cultivation License) which are granted by the Ministry of Justice; and (ii) the manufacturing quotas for psychoactive cannabis (for holders of the Cannabis Manufacturing License) which are granted by the Ministry of Health.

These Quotas are requested by the licensees no later than the last calendar day of April of each year, and, if they are granted by the corresponding authority, they can only be used by the licensees during the next calendar year (for instance, if a licensee requests a specific crop Quota in March, 2018, and this Quota is granted by the Ministry of Justice, the licensee will be allowed to use the Quota from January 1, 2019 to December 31, 2019). In extraordinary events, the licensees can request a supplementary Quota that will apply to the calendar year requested (the issuance of these Quotas depends on the special circumstances defined by the Colombian governmental authorities).

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On December 3, 2018, by means of resolution 1256 of 2018, Colombia´s Ministry of Justice granted OWP Colombia a supplementary Quota for growing psychoactive mother plants; six for each of 13 varieties, for a total of 78 “mother” plants. However, before we commence the commercial sale of our psychoactive products (greater than 1% THC content), we will need to obtain Quotas from the Ministry of Health. This will require us to conduct successful agricultural characterization tests approved by and registered with the ICA/Ministry of Agriculture and Rural Development, and stabilized extracts characterization tests approved by INVIMA/Ministry of Health, of product samples grown by us under Quotas obtained from the Ministry of Justice. We have already requested from the Ministry of Health and Justice our annual Quotas for the export sale of psychoactive ingredients in 2022, and are awaiting the issuance of such Quotas in order to start our production process.

Strains of Cannabis

Strains of cannabis are registered in Colombia in two manners:

●	Registration of the Genetic Pool or “Fuente Semillera”: Under Article 2.8.11.11.1 of the Decree, licensed producers of cannabis had until December 31, 2018 to register the genetics of strains of cannabis with the ICA. Under this transitory article, the government allowed a limited period for licensed producers of cannabis to source genetics currently available in Colombia and register these as their “fuente semillera”. We registered 25 varieties under this article. This registration enables us to grow our own strains of cannabis as opposed to having to purchase registered strains from other licensed producers.

●	Registration Under the “Registro Nacional de Cultivares Comerciales”: Licensed producers of cannabis have to be granted a breeding/research license to be able to develop, select and trial stabilized cannabis cultivars. This registration allows licensed producers to register unique and stable varieties of cannabis for commercial production within Colombia. We were granted such license in the first quarter of 2018. Licensed producers can then request from ICA a registration trial, which is a field flowering trial with the supervision of ICA officials. The data collected in these trials can lead to registration of the cultivar in the National Registrar. Only registered varieties will be allowed to be produced commercially. We have received full registration for 3 non-psychoactive high CBD strains which have been approved for sale. We have also received permission to take 13 psychoactive THC strains through this process and anticipate the completion of such by year end 2021.

Sanitary Registration

The commercialization of cannabis-based finished products intended for human consumption requires the issuance of sanitary registrations by the INVIMA, and in the case of products intended for animal consumption, by the ICA.

Environmental

Under Colombian law, general principles of environmental law are set out in Law 99 of 1993 and Article 9 of the National Code of Natural Resources and Protection of the Environment. These laws establish principles governing the use of natural resources, including that use must occur without causing harm to the interests of the community or of third parties. Parties that cause environmental damage while acting under the authority of a permit are responsible for incurring the costs to rectify the damage. The imposition of environmental sanctions is in addition to civil and criminal penalties that may be imposed. Environmental damage caused while a party is acting without a license constitutes a breach of Law 99 of 1993 and may lead to the imposition of sanctions, in addition to civil or criminal proceedings that may result. Parties that cause environmental damage, in addition to sanctions or penalties that apply, will also be required to carry out studies to assess the characteristics of the damage. Under Colombian law, liability for environmental damage creates a presumption of liability in case of a: (i) breach of environmental laws; (ii) environmental damage; and (iii) breach of environmental license or any other administrative act from the environmental authorities. The Environmental Authorities may investigate potential claims, authorize preventative measures, or impose sanctions on parties breaching environmental law.

Competition

The market for medicinal cannabis is characterized by unsatisfied patient demand, with few authorized producers. Although competition in the market is growing and Colombia offers an open process to apply for the licenses, we believe we are competitively positioned to satisfy the demand for medicinal cannabis given our early entry into the market, the management team’s expertise in medical product branding, marketing, quality control and domestic market relationships. In addition, the Colombian government has published for comment a draft decree that requires any applicant for any of the four Licenses to furnish evidence that it has completed the seed registration process before the ICA and obtained the corresponding technical sheet for the cannabis plants and varieties. If enacted, this new regulation will result in stricter requirements on potential competitors seeking a Colombian License.

Cultivation in Colombia has natural cost advantages. However, management believes the more sustainable competitive advantage is to create patient loyalty and brand preference, as opposed to the distribution of more homogeneous products. Domestically our competition consists of PharmaCielo, CannaVida, Empresa Colombiana de Cannabis, Khiron Life Sciences Corp., MedCan, Canopy Growth Corporation, and Clever Leaves.

Intellectual Property

Our success depends, at least in part, on our ability to protect our core technology and intellectual property. To accomplish this, we rely on trade secrets, including know-how, employee and third-party nondisclosure agreements and other contractual rights to establish and protect our proprietary rights in our technology.

Seasonality

Colombia and its vertical offering of microclimates is the ideal country for year-round growing and processing of all possible varieties of cannabis in a natural, environmentally friendly manner.

Principal Executive Offices

Our principal executive offices are located at 3471 W. Oquendo Road, Suite 301, Las Vegas, Nevada 89118. Our telephone number is (800) 605-3210. We believe our facilities are adequate to meet our current and near-term needs.

Employees

As of September 30, 2022, we had 42 full-time employees. Since inception, we have never had a work stoppage, other than due to the Covid-19 quarantine from March 2020 through May 25, 2020, and our employees are not represented by labor unions. We consider our relationship with our employees to be positive.

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DESCRIPTION OF PROPERTY

Our principal executive offices are located at 3471 W. Oquendo Road, Suite 301, Las Vegas, Nevada 89118, Telephone No.: (800) 605-3210. Our leased premises are 3,210 square feet and are utilized for corporate business offices. Our Nevada premises are subject to a lease agreement expiring October 31, 2022. In addition, OWP Colombia leases an office and a home in Bogota under leases expiring in less than a year. On January 1, 2022, OWP Colombia commenced a ten-year warehouse lease. The leased premise is 38,750 square feet and will be used for our extraction facility. Our anticipated future lease commitments on a calendar year basis in US dollars, excluding common area maintenance fees, under non-cancelable operating leases are as follows:

Minimum
Year Ending	Lease
December 31,	Commitments
2022	$231,157
2023	188,988
2024	194,664
2025	200,496
2026	206,508
Thereafter	1,129,308
Total future minimum lease liabilities	$2,151,121

We believe that our current facilities are adequate for our current needs. We intend to secure new facilities or expand existing facilities as necessary to support future growth. We believe that suitable additional space will be available on commercially reasonable terms as needed to accommodate our operations.

LEGAL PROCEEDINGS

There are no material pending legal proceedings to which we are a party or to which any of our property is subject, nor are there any such proceedings known to be contemplated by governmental authorities. None of our directors, officers or affiliates is involved in a proceeding adverse to our business or has a material interest adverse to our business.

DESCRIPTION OF CAPITAL STOCK

The following is a brief description of our capital stock. This summary does not purport to be complete in all respects. The brief description is based upon our Articles of Incorporation, including the Certificate of Amendment to our Articles of Incorporation, (as amended, our “Articles of Incorporation”), our Bylaws (our “Bylaws”), and provisions of applicable Nevada law. This summary does not purport to be complete and is subject to, and qualified in its entirety by, the full text of our Articles of Incorporation and Bylaws, copies of which have been filed with the SEC, and by Florida law.

General

Our Articles of Incorporation authorizes us to issue up to 310,000,000 shares of capital stock, consisting of 300,000,000 shares of common stock, par value $0.001 common stock (“common stock”), and 10,000,000 shares of preferred stock, par value $0.001 per share, of which 500,000 shares have been designated Series A Preferred Stock and 600,000 shares have been designated Series B Preferred Stock, with the remaining 8,900,000 shares of preferred stock available for designation from time to time by the Board as set forth below. As of June 30, 2022, we had outstanding 65,861,631 shares of common stock, 65,233 shares of Series A Preferred Stock and 238,501 shares of Series B Preferred Stock. Our Articles of Incorporation authorizes our Board of Directors (our “Board”) to determine any number of series into which the undesignated shares of preferred stock may be divided and to determine, at any time and from time to time, the rights, preferences, privileges and restrictions granted to any series of such preferred stock, as described below.

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Common Stock

Dividend Rights

Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our Common Stock are entitled to receive dividends out of funds legally available at the times and in the amounts that our board of directors may determine.

Voting Rights

Each holder of our Common Stock is entitled to one vote for each share of our Common Stock held on all matters submitted to a vote of stockholders. Cumulative voting for the election of directors is not provided for in our articles of incorporation, as amended, which means that the holders of a majority of the voting shares voted can elect all of the directors then standing for election.

No Preemptive or Similar Rights

Holders of our Common Stock do not have preemptive rights, and our Common Stock is not convertible or redeemable.

Right to Receive Liquidation Distributions

Upon our dissolution, liquidation or winding-up, the assets legally available for distribution to our stockholders are distributable ratably among the holders of our Common Stock, subject to the preferential rights and payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Preferred Stock

Series A Preferred Stock

Each share of Series A Preferred Stock is currently convertible into fifty shares of common stock. The conversion price is subject to equitable adjustment in the event of stock splits and other adjustments in the Company’s capitalization, and is subject to reduction to the price at which the Company sells common stock in the future, subject to customary exceptions. Additional terms of the Series A Preferred Stock include the following:

● The Series A Preferred Stock accrues dividends at the rate of 6% per annum, payable annually in cash or additional shares of Series A Preferred Stock, at the Company’s election.

● Upon the liquidation or dissolution of the Company, or any merger or sale of all or substantially all of the assets, the shares of Series A Preferred Stock are entitled to receive, prior to any distribution to the holders of common stock, 100% of the purchase price per share of Series A Preferred Stock plus all accrued but unpaid dividends.

● Each share of Series A Preferred Stock carries a number of votes equal to the number of shares of common stock into which such Series A Preferred Stock may then be converted. The Series A Preferred Stock generally will vote together with the common stock and not as a separate class.

Series B Preferred Stock

Each share of Series B Preferred Stock is currently convertible into 100 shares of common stock. The conversion price is subject to equitable adjustment in the event of stock splits and other adjustments in the Company’s capitalization. Additional terms of the Series B Preferred Stock include the following:

● The shares of Series B Preferred Stock are entitled to dividends when, as and if declared by the Board as to the shares of the common stock of the Company into which such Series B Preferred Stock may then be converted.

● Upon the liquidation or dissolution of the Company, or any merger or sale of all or substantially all of the assets, the shares of Series B Preferred Stock are entitled to receive, prior to any distribution to the holders of common stock, but after distributions to the holders of Series A Preferred Stock, 100% of the purchase price per share of Series B Preferred Stock plus all accrued but unpaid dividends.

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● Each share of Series B Preferred Stock carries a number of votes equal to the number of shares of common stock into which such Series B Preferred Stock may then be converted. The Series B Preferred Stock generally will vote together with the common stock and not as a separate class.

Blank Check Preferred Stock

The remaining 8,900,000 shares of preferred stock may be issued in series, and shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such stock adopted from time to time by the Board. The Board is expressly vested with the authority to determine and fix in the resolution or resolutions providing for the issuances of preferred stock the voting powers, designations, preferences and rights, and the qualifications, limitations or restrictions thereof, of each such series to the full extent now or hereafter permitted by the laws of the State of Nevada.

Anti-takeover Provisions

Certain provisions of our articles of incorporation, as amended, and Nevada law may have the effect of delaying, deferring or discouraging another person from acquiring control of our company.

Nevada Law

In addition, Nevada has enacted the following legislation that may deter or frustrate takeovers of Nevada corporations:

Authorized but Unissued Stock – The authorized but unissued shares of our Common Stock are available for future issuance without stockholder approval. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock may enable our board of directors to issue shares of stock to persons friendly to existing management.

Evaluation of Acquisition Proposals – The Nevada Revised Statutes expressly permit our board of directors, when evaluating any proposed tender or exchange offer, any merger, consolidation or sale of substantially all of our assets, or any similar extraordinary transaction, to consider all relevant factors including, without limitation, the social, legal, and economic effects on our employees, customers, suppliers, and other relevant interest holders, and on the communities and geographical areas in which they operate. Our board of directors may also consider the amount of consideration being offered in relation to the then current market price of our outstanding shares of capital stock and our then current value in a freely negotiated transaction.

Control Share Acquisitions – Nevada has adopted a control share acquisitions statute designed to afford stockholders of public corporations in Nevada protection against acquisitions in which a person, entity or group seeks to gain voting control. With enumerated exceptions, the statute provides that shares acquired within certain specific ranges will not possess voting rights in the election of directors unless the voting rights are approved by a majority vote of the public corporation’s disinterested stockholders. Disinterested shares are shares other than those owned by the acquiring person or by a member of a group with respect to a control share acquisition, or by any officer of the corporation or any employee of the corporation who is also a director. The specific acquisition ranges that trigger the statute are: acquisitions of shares possessing one-fifth or more but less than one-third of all voting power; acquisitions of shares possessing one-third or more but less than a majority of all voting power; or acquisitions of shares possessing a majority or more of all voting power. Under certain circumstances, the statute permits the acquiring person to call a special stockholders’ meeting for the purpose of considering the grant of voting rights to the holder of the control shares. The statute also enables a corporation to provide for the redemption of control shares with no voting rights under certain circumstances.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is vStock Transfer, LLC. Its mailing address is 18 Lafayette Place, Woodmere, NY 11598, its telephone number is (212) 828-8436, and its facsimile number is (646) 536-3179.

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MANAGEMENT

Set forth below are the present directors and executive officers of the Company. There are no arrangements or understandings between any of the directors, officers and other persons pursuant to which such person was selected as a director or an officer.

Name	Age	Position
Isiah Thomas, III	61	Chief Executive Officer, Chairman of the Board
Dr. Kenneth Perego, II	53	Vice Chairman of the Board
Terry L. Buffalo	57	Director
Timothy Woods	56	Chief Financial Officer

Biographies

Set forth below are brief accounts of the business experience of each director and executive officer of the Company.

Isiah Thomas, III has been our Chief Executive Officer since June 2020, and our Chairman of the Board since December 2021. Mr. Thomas has also been the Chairman and Chief Executive Officer of Isiah International, LLC, a holding company with interests in a diversified portfolio of businesses, since 2011. Mr. Thomas also has been a Commentator and Analyst for NBA TV, since 2014, and Turner Sports, since 2012. He previously served as the President & Alternate Governor of the New York Liberty of the Women’s National Basketball Association from 2015 to February 2019, the Head Basketball Coach at Florida International University, from 2009 to 2012, the General Manager, President of Basketball Operation and Head Coach of the New York Knicks of the National Basketball Association (“NBA”), from 2006 to 2008, the Head Coach of the Indiana Pacers of the NBA from 2000 to 2003, the Owner of the Continental Basketball Association from 1998 to 2000, Minority Owner & Executive Vice President of the Toronto Raptors of the NBA from 1994 to 1998 and point guard for the Detroit Pistons of the NBA from 1981 to 1994. Mr. Thomas has served as a director of Get in Chicago, an organization focused on stopping gun and related violence in Chicago, since 2013, and as a director of Madison Square Garden Entertainment Corp. since April 2020. He is also the Founder of Mary’s Court Foundation, a charitable organization established in 2010. We believe that Mr. Thomas’s business experience qualifies him to serve as our chairman and CEO.

Dr. Kenneth Perego, II was a director of OWP Ventures prior to the Merger and was appointed to our Board of Directors pursuant to the Merger Agreement, before being appointed Vice Chairman of the Board on December 7, 2021. He has been a practicing urologic surgeon in private practice since 2001 with an emphasis in urologic oncology and reconstructive urology. He has a strong clinical background in research and is focused on new drug discovery. We believe that Dr. Perego’s medical experience qualifies him to serve as our director.

Terry L. Buffalo was appointed to our Board of Directors on September 7, 2022. Mr. Buffalo previously served as the Chief Executive Officer and a director of American Cannabis Company, an OTCQB traded company, from June 1, 2017 until December 31, 2022, and in addition served as its Chief Financial Officer from August 2020 until December 31, 2022. He is also the founder and principal of Buffalo Cannabis Advisors, a cannabis advisory company. Mr. Buffalo has extensive experience in the financial services industry and was the Chief Executive Officer of a regional broker dealer for over 10 years. We believe that Mr. Buffalo’s financial and public company experience qualify him to serve as our director.

Timothy Woods was appointed to serve as the Company’s Chief Financial Officer on February 14, 2022. From 2015 until his appointment as our Chief Financial Officer, Mr. Woods served as the Director of Business Development and General Sales Manager of Lithia Motors, Inc., one of the largest automotive retailers in the United States. Prior to his tenure with Lithia Motors, Mr. Woods was the Chief Financial Officer of Spend Consciously, a technology-based start-up. Mr. Woods also served as the Chief Financial Officer and energy services division Vice President of Finance for WGL Holdings Inc., providing high-level financial functions and advanced reporting, including the generation of quarterly and annual SEC filings, Sarbanes-Oxley compliance, and benefit plans. Earlier in his career, Mr. Woods was VP of Finance for Freddie Mac; a divisional CFO & North American controller for Stanley Works; and assistant global controller for General Electric’s Lighting Division. Mr. Woods holds a Bachelor of Business Administration in Accounting from Cleveland State University and is a graduate of the GE Financial Management program. He has achieved multiple honors, including being named “Business Leader of the Year” by the National Association of Black Accountants.

Director Independence

Our board of directors currently consists of Isiah Thomas, III, our Chief Executive Officer and Chairman, Dr. Kenneth Perego, II, our Vice Chairman, and Terry L. Buffalo. As an executive officer, Mr. Thomas does not qualify as “independent” under standards of independence set forth by national securities exchanges. Our Board of Directors has determined that Dr. Kenneth Perego, II and Terry L. Buffalo are “independent” in accordance with the NASDAQ Global Market’s requirements. As our common stock is currently quoted on the OTCQB, we are not currently subject to corporate governance standards of listed companies.

Board Committees and Audit Committee Financial Expert

We do not currently have a standing audit, nominating or compensation committee of the board of directors, or any committee performing similar functions. Our board of directors performs the functions of audit, nominating and compensation committees. We believe that Mr. Buffalo qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K promulgated under the Securities Act.

Code of Ethics

We have adopted a code of ethics that applies to our principal executive officers, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of our code of ethics may be obtained free of charge by contacting us at the address or telephone number listed on the cover page hereof.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following summary compensation table sets forth the aggregate compensation we paid or accrued during the fiscal years ended December 31, 2021 and 2020 to Isiah Thomas, III, our Chief Executive Officer (our “Named Executive Officer”), who was our only executive officer that received total compensation in excess of $100,000 during 2021.

Name and	Fiscal			Stock	Option
Financial Position	Year	Salary		Awards(2)	Awards(3)		Total

Isiah Thomas, III,	2021	$120,000	(1)	$-	$645,624	(4)	$765,624
Chief Executive Officer and Chairman	2020	$70,000	(1)	$275,000	$-		$345,000

(1)	Consists of $120,000 and $70,000 of accrued salary for the years ended December 31, 2021 and 2020, respectively, not yet paid.
(2)	The aggregate fair value of the common stock awarded based on the closing price of the Company’s common stock on the date of grant.
(3)	Excludes options granted in 2020 and voluntarily surrendered on December 31, 2020.
(4)	On January 1, 2021, we granted Mr. Thomas the option to purchase 5,500,000 shares of common stock at an exercise price of $0.13 per share. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 192% and a call option value of $0.1174, was $645,624.

Outstanding Equity Awards at Fiscal Year End

As of December 31, 2021, our Named Executive Officer had outstanding unexercised options as set forth below. Our named Executive Officer did not have any unvested stock awards outstanding at December 31, 2021.

Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option Exercise Price ($)	Option Expiration Date ($) (2)

Isiah Thomas, III	3,500,000	2,000,000	$0.13	June 30, 2030

Director Compensation

The following table summarizes the compensation paid or accrued by us to our directors that are not Named Executive Officers for the year ended December 31, 2021.

Name	Fees Earned or Paid in Cash	Option Awards(1)	All other Compensation	Total

Dr. Kenneth Perego, II	$-	$40,943	$-	$40,943
Bruce Raben (2)	$-	$55,565	$-	$55,565

(1) On January 1, 2021, we granted Dr. Perego the option to purchase 350,000 shares of common stock at an exercise price of $0.13 per share. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 192% and a call option value of $0.1170, was $40,943. On January 1, 2021, we granted Mr. Raben the option to purchase 475,000 shares of common stock at an exercise price of $0.13 per share. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 192% and a call option value of $0.1170, was $55,565.

(2) Includes payments received during 2021 for service as our Interim Chief Financial Officer. Mr. Raben resigned as a director of the Company on August 31, 2022.

Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors.

33

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Relationships and Related Party Transactions

Other than the transactions described below, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or will be a party:

●	in which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years; and

●	in which any director, executive officer, stockholders who beneficially owns more than 5% of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

Advances by and repayments to Dr. Kenneth Perego, II, M.D.

On August 5, 2022, the Company received an advance of $50,000 from Dr. Kenneth Perego, II, M.D., our Vice Chairman of the Board pursuant to an unsecured promissory note due on demand that carried a 6% interest rate.

On July 7, 2022, the Company received an advance of $5,000 from Dr. Kenneth Perego, II, M.D., our Vice Chairman of the Board pursuant to an unsecured promissory note due on demand that carried a 6% interest rate.

On May 5, 2022, the Company received an advance of $20,000 from Dr. Kenneth Perego, II, M.D., our Vice Chairman of the Board pursuant to an unsecured promissory note due on demand that carried a 6% interest rate.

On December 29, 2021, the Company received an advance of $200,000 from Dr. Kenneth Perego, II, M.D., our Vice Chairman of the Board, pursuant to an unsecured promissory note due January 1, 2024 that carried an 8% interest rate.

On September 14, 2020, the Company received an advance of $26,000 from Dr. Kenneth Perego, II, M.D., our Vice Chairman of the Board, pursuant to an unsecured demand note that carried a 6% interest rate. A total of $27,201, consisting of $26,000 of principal and $1,201 of interest, was repaid on March 29, 2021.

Advances by and Repayments to Isiah Thomas, III

On August 2, 2022, the Company received an advance of $4,500 from Isiah Thomas, III, our Chairman of the Board and CEO, pursuant to an unsecured promissory note due on demand that carried a 6% interest rate.

On June 3, 2022, the Company received an advance of $10,000 from Isiah Thomas, III, our Chairman of the Board and CEO, pursuant to an unsecured promissory note due on demand that carried a 6% interest rate.

On May 5, 2022, the Company received an advance of $10,000 from Isiah Thomas, III, our Chairman of the Board and CEO, pursuant to an unsecured promissory note due on demand that carried a 6% interest rate.

On December 16, 2020, the Company received an advance of $125,000 from Mr. Isiah Thomas, III, our Chairman of the Board, pursuant to an unsecured demand note that carried a 6% interest rate. A total of $130,610, consisting of $125,000 of principal and $5,610 of interest, was repaid on September 15, 2021

On October 28, 2020, the Company received an advance of $50,000 from Mr. Isiah Thomas, III, our Chairman of the Board, pursuant to an unsecured demand note that carried a 6% interest rate. A total of $52,918, consisting of $50,000 of principal and $2,918 of interest, was repaid on October 19, 2021.

34

Series A Preferred Stock Sale to Dr. Kenneth Perego, II, M.D.

On July 10, 2020, the Company received proceeds of $110,000 from the sale of 11,000 units to the Company’s Chairman of the Board, Dr. Ken Perego. Each unit consisted of one share of Series A Preferred Stock and five-year warrants to purchase 50 shares of common stock at an exercise price of $0.25 per share. The proceeds received were allocated between the preferred stock and warrants on a relative fair value basis.

Series B Preferred Stock Sales to Isiah Thomas, III

On February 7, 2021, the Company and ISIAH International, LLC (“ISIAH International”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) under which ISIAH International agreed to purchase from the Company, on the dates provided for in the Purchase Agreement, an aggregate of 200,000 shares of the Company’s newly designated Series B Preferred Stock (“Series B Preferred Stock”), convertible into an aggregate of 20,000,000 shares of the Company’s common stock, for a purchase price of $15 per share of Preferred Stock, and an aggregate purchase price of $3 million. Each share of Series B Preferred Stock has a Stated Value of $15 and is convertible into common stock at a conversion price equal to $0.15. Isiah Thomas, the Company’s Chief Executive Officer, is the sole member and Chief Executive Officer of ISIAH International. Pursuant to the Purchase Agreement, ISIAH International purchased the 200,000 shares of Series B Preferred Stock from the Company according to the following schedule:

Date	Shares	Purchase Price
Initial Closing Date	16,666	$249,990
February 22, 2021	16,667	250,005
March 8, 2021	16,667	250,005
March 22, 2021	16,667	250,005
April 5, 2021	16,666	249,990
April 19, 2021	16,667	250,005
May 17, 2021	33,334	500,010
June 14, 2021	33,333	499,995
July 12, 2021	33,333	499,995
Total	200,000	$3,000,000

On various dates in May, 2021, the Company also received total proceeds of $50,010 from the sale of an aggregate of 3,334 shares of Series B Preferred Stock at a price of $15 per share to trusts whose beneficiaries are adult children of Isiah L. Thomas III. Mr. Thomas disclaims beneficial ownership of the shares held by these trusts.

DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES LIABILITIES

Our articles of incorporation have eliminated our directors’ and officers’ personal liability for damages for breaches of fiduciary duty but do not eliminate or limit the liability of a director officer for (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law, or (b) the payment of dividends in violation of applicable law. The effect of this provision of our articles of incorporation is to eliminate our rights and those of our stockholders to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except as provided above or under certain situations defined by statute. We believe that the indemnification provisions in our articles of incorporation are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

LEGAL MATTERS

Certain legal matters relating to the validity of our securities offered by this prospectus will be passed upon for us by Fox Rothschild LLP, New York, York.

35

EXPERTS

Our consolidated financial statements as of December 31, 2021 and 2020 and for the years then ended included in this prospects have been audited by M&K CPAS, PLLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

AVAILABLE INFORMATION

We are filing with the SEC this registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at www.sec.gov and on the investor relations page of our website at www.oneworldproducts.com. Information on our web site is not part of this prospectus. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street N.E., Washington, D.C. 20549. You can also obtain copies of the documents upon the payment of a duplicating fee to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

36

ONE WORLD PRODUCTS, INC.

CONSOLIDATED FINANCIAL STATEMENTS

F-1

ONE WORLD PRODUCTS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2022	2021
	(Unaudited)
Assets

Current assets:
Cash	$54,797	$119,678
Accounts receivable	26,753	19,880
Inventory	315,722	198,595
Other current assets	231,194	306,030
Total current assets	628,466	644,183

Right-of-use assets	1,483,218	-
Security deposits	1,532,055	1,255,988
Fixed assets, net	1,021,557	1,003,013

Total Assets	$4,665,296	$2,903,184

Liabilities and Stockholders’ Equity (Deficit)

Current liabilities:
Accounts payable	$675,150	$480,146
Accrued expenses	678,161	457,762
Deferred revenues	33,510	30,164
Dividends payable	118,025	98,920
Current portion of lease liabilities	106,999	-
Convertible notes payable, net of $125,389 and $412,673 of debt discounts at June 30, 2022 and December 31, 2021, respectively	624,611	337,327
Notes payable, current maturities	152,636	119,274
Notes payable, related parties, current maturities	40,000	-
Total current liabilities	2,429,092	1,523,593

Long-term lease liability	1,389,982	-
Notes payable, long-term portion	700,000	-
Notes payable, related parties, long-term portion	200,000	200,000

Total Liabilities	4,719,074	1,723,593

Series A convertible preferred stock, $0.001 par value, 500,000 shares authorized; 65,233 shares issued and outstanding	652,330	652,330
Series B convertible preferred stock, $0.001 par value, 300,000 shares authorized; 238,501 shares issued and outstanding	3,577,515	3,577,515

Stockholders’ Equity (Deficit):
Preferred stock, $0.001 par value, 9,200,000 shares authorized; no shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively	-	-
Common stock, $0.001 par value, 300,000,000 shares authorized; 65,861,631 and 65,599,565 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively	65,862	65,600
Additional paid-in capital	16,928,274	16,843,656
Subscriptions payable, consisting of 262,066 shares at December 31, 2021	-	21,725
Accumulated other comprehensive loss	(59,875)	(64,347)
Accumulated (deficit)	(21,217,884)	(19,916,888)
Total Stockholders’ Equity (Deficit)	(4,283,623)	(3,050,254)

Total Liabilities and Stockholders’ Equity (Deficit)	$4,665,296	$2,903,184

See accompanying notes to financial statements.

F-2

ONE WORLD PRODUCTS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021

Revenues	$32,864	$42,323	$43,011	$65,605
Cost of goods sold	20,840	173	30,796	7,752
Gross profit	12,024	42,150	12,215	57,853

Operating expenses:
General and administrative	387,807	368,146	769,190	1,108,572
Professional fees	113,805	306,194	284,855	525,657
Depreciation expense	12,172	13,114	24,657	22,998
Total operating expenses	513,784	687,454	1,078,702	1,657,227

Operating loss	(501,760)	(645,304)	(1,066,487)	(1,599,374)

Other income (expense):
Sublease income	1,000	7,500	1,000	14,500
Gain on early extinguishment of debt	-	-	121,372	-
Interest income	-	1,244	41	1,558
Interest expense	(190,730)	(116,634)	(356,922)	(210,095)
Total other expense	(189,730)	(107,890)	(234,509)	(194,037)

Net loss	$(691,490)	$(753,194)	$(1,300,996)	$(1,793,411)

Other comprehensive loss:
Gain (loss) on foreign currency translation	$(12,332)	$(5,779)	$4,472	$(5,419)

Net other comprehensive loss	$(703,822)	$(758,973)	$(1,296,524)	$(1,798,830)
Series A convertible preferred stock declared ($0.60 per share)	(8,847)	12,616	(19,105)	(34,843)
Net loss attributable to common shareholders	$(712,669)	$(746,357)	$(1,315,629)	$(1,833,673)

Weighted average number of common shares outstanding - basic	65,861,631	59,329,167	65,734,218	58,721,432
Net loss per share - basic	$(0.01)	$(0.01)	$(0.02)	$(0.03)

Weighted average number of common shares outstanding - fully diluted	65,861,631	59,329,167	65,734,218	58,721,432
Net loss per share - fully diluted	$(0.01)	$(0.01)	$(0.02)	$(0.03)

Dividends declared per share of common stock	$0.00	$0.00	$0.00	$0.00

See accompanying notes to financial statements.

F-3

ONE WORLD PHARMA, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

(Unaudited)

	For the Three Months Ended June 30, 2021
	Series A Convertible		Series B Convertible				Additional		Accumulated Other		Total Stockholders’
	Preferred Stock		Preferred Stock		Common Stock		Paid-In	Subscriptions	Comprehensive	Accumulated	Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Payable	Income (Loss)	Deficit	(Deficit)

Balance, March 31, 2021	125,233	$1,252,330	101,835	$1,527,525	57,335,305	$57,335	$14,998,510	$100,000	$(52,510)	$(17,172,543)	$(2,069,208)

Series B convertible preferred stock sold for cash to our CEO	-	-	103,334	1,550,010	-	-	-	-	-	-	-

Conversion of series A convertible preferred stock	(30,000)	(300,000)	-	-	4,000,000	4,000	396,000	(100,000)	-	-	300,000

Common stock issued for services	-	-	-	-	580,678	581	107,215	-	-	-	107,796

Amortization of common stock options issued for services	-	-	-	-	-	-	226,489	-	-	-	226,489

Series A convertible preferred stock dividend declared ($0.60 per share)	-	-	-	-	-	-	(12,616)	-	-	-	(12,616)

Loss on foreign currency translation	-	-	-	-	-	-	-	-	(5,779)	-	(5,779)

Net loss	-	-	-	-	-	-	-	-	-	(753,194)	(753,194)

Balance, June 30, 2021	95,233	$952,330	205,169	$3,077,535	61,915,983	$61,916	$15,715,598	$-	$(58,289)	$(17,925,737)	$(2,206,512)

	For the Three Months Ended June 30, 2022
	Series A Convertible		Series B Convertible				Additional		Accumulated Other		Total Stockholders’
	Preferred Stock		Preferred Stock		Common Stock		Paid-In	Subscriptions	Comprehensive	Accumulated	Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Payable	Income (Loss)	Deficit	(Deficit)

Balance, March 31, 2022	65,233	$652,330	238,501	$3,577,515	65,861,631	$65,862	$16,895,975	$-	$(47,543)	$(20,526,394)	$(3,612,100)

Amortization of common stock options issued for services	-	-	-	-	-	-	41,146	-	-	-	41,146

Series A convertible preferred stock dividend declared ($0.60 per share)	-	-	-	-	-	-	(8,847)	-	-	-	(8,847)

Gain on foreign currency translation	-	-	-	-	-	-	-	-	(12,332)	-	(12,332)

Net loss	-	-	-	-	-	-	-	-	-	(691,490)	(691,490)

Balance, June 30, 2022	65,233	$652,330	238,501	$3,577,515	65,861,631	$65,862	$16,928,274	$-	$(59,875)	$(21,217,884)	$(4,283,623)

F-4

	For the Six Months Ended June 30, 2021
	Series A Convertible		Series B Convertible				Additional		Accumulated Other		Total Stockholders’
	Preferred Stock		Preferred Stock		Common Stock		Paid-In	Subscriptions	Comprehensive	Accumulated	Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Payable	Income (Loss)	Deficit	(Deficit)

Balance, December 31, 2020	150,233	$1,502,330	-	$-	53,085,305	$53,085	$14,103,672	$75,000	$(52,870)	$(16,132,326)	$(1,953,439)

Series B convertible preferred stock sold for cash to our CEO	-	-	170,001	2,550,015	-	-	-	-	-	-	-

Series B convertible preferred stock sold for cash	-	-	35,168	527,520	-	-	(25)	-	-	-	(25)

Common stock sold for cash	-	-	-	-	750,000	750	74,250	(75,000)	-	-	-

Conversion of series A convertible preferred stock	(55,000)	(550,000)	-	-	5,500,000	5,500	544,500	-	-	-	550,000

Common stock issued for services	-	-	-	-	580,678	581	107,215	-	-	-	107,796

Commitment shares issued pursuant to promissory note	-	-	-	-	2,000,000	2,000	266,250	-	-	-	268,250

Amortization of common stock options issued for services	-	-	-	-	-	-	654,579	-	-	-	654,579

Series A convertible preferred stock dividend declared ($0.60 per share)	-	-	-	-	-	-	(34,843)	-	-	-	(34,843)

Loss on foreign currency translation	-	-	-	-	-	-	-	-	(5,419)	-	(5,419)

Net loss	-	-	-	-	-	-	-	-	-	(1,793,411)	(1,793,411)

Balance, June 30, 2021	95,233	$952,330	205,169	$3,077,535	61,915,983	$61,916	$15,715,598	$-	$(58,289)	$(17,925,737)	$(2,206,512)

	For the Six Months Ended June 30, 2022
	Series A Convertible		Series B Convertible				Additional		Accumulated Other		Total Stockholders’
	Preferred Stock		Preferred Stock		Common Stock		Paid-In	Subscriptions	Comprehensive	Accumulated	Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Payable	Income (Loss)	Deficit	(Deficit)

Balance, December 31, 2021	65,233	$652,330	238,501	$3,577,515	65,599,565	$65,600	$16,843,656	$21,725	$(64,347)	$(19,916,888)	$(3,050,254)

Common stock issued for services	-	-	-	-	262,066	262	21,463	(21,725)	-	-	-

Amortization of common stock options issued for services	-	-	-	-	-	-	82,260	-	-	-	82,260

Series A convertible preferred stock dividend declared ($0.60 per share)	-	-	-	-	-	-	(19,105)	-	-	-	(19,105)

Gain on foreign currency translation	-	-	-	-	-	-	-	-	4,472	-	4,472

Net loss	-	-	-	-	-	-	-	-	-	(1,300,996)	(1,300,996)

Balance, June 30, 2022	65,233	$652,330	238,501	$3,577,515	65,861,631	$65,862	$16,928,274	$-	$(59,875)	$(21,217,884)	$(4,283,623)

See accompanying notes to financial statements.

F-5

ONE WORLD PRODUCTS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Six Months Ended
	June 30,
	2022	2021
Cash flows from operating activities
Net loss	$(1,300,996)	$(1,793,411)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	24,657	22,998
Gain on early extinguishment of debt	(121,372)	-
Amortization of debt discounts	300,600	183,819
Stock-based compensation	-	107,796
Amortization of options issued for services	82,260	654,579
Decrease (increase) in assets:
Accounts receivable	(6,873)	(23,095)
Inventory	(117,127)	(146,714)
Other current assets	74,836	(21,640)
Right-of-use assets	52,488	22,636
Security deposits	(276,067)	(2,239)
Increase (decrease) in liabilities:
Accounts payable	195,004	(175,327)
Accrued expenses	222,497	(100,163)
Deferred revenues	3,346	-
Lease liability	(38,725)	(22,114)
Net cash used in operating activities	(905,472)	(1,292,875)

Cash flows from investing activities
Purchase of fixed assets	(43,201)	(223,922)
Net cash used in investing activities	(43,201)	(223,922)

Cash flows from financing activities
Repayment of convertible note payable	-	(40,567)
Proceeds from notes payable	839,320	268,250
Proceeds from notes payable, related parties	40,000	-
Proceeds from sale of preferred and common stock	-	3,077,510
Net cash provided by financing activities	879,320	3,305,193

Effect of exchange rate changes on cash	4,472	(5,419)

Net increase (decrease) in cash	(64,881)	1,782,977
Cash - beginning	119,678	28,920
Cash - ending	$54,797	$1,811,897

Supplemental disclosures:
Interest paid	$27,932	$8,175
Income taxes paid	$-	$-

Non-cash investing and financing transactions:
Fair value of common shares issued for conversion of debt	$-	$1,537,750
Value of commitment shares issued as a debt discount	$-	$268,250
Dividends payable	$19,105	$34,843
Initial recognition of right-of-use assets and lease liabilities	$1,535,706	$-

See accompanying notes to financial statements.

F-6

ONE WORLD PRODUCTS, INC.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Note 1 – Nature of Business and Significant Accounting Policies

Nature of Business

One World Products, Inc., formerly known as One World Pharma, Inc. (the “Company,” “we,” “our” or “us”) was incorporated in Nevada on September 2, 2014. On February 21, 2019, we entered into an Agreement and Plan of Merger with OWP Merger Subsidiary, Inc., our wholly-owned subsidiary, and OWP Ventures, Inc. (“OWP Ventures”), which is the parent company of One World Pharma SAS, a Colombian company (“OWP Colombia”). Pursuant to the Merger Agreement, we acquired OWP Ventures (and indirectly, OWP Colombia) by the merger of OWP Merger Subsidiary with and into OWP Ventures, with OWP Ventures being the surviving entity as our wholly-owned subsidiary (the “Merger”). As a result of the Merger (a) holders of the outstanding capital stock of OWP Ventures received an aggregate of 39,475,398 shares of our common stock; (b) options to purchase 825,000 shares of common stock of OWP Ventures at an exercise price of $0.50 automatically converted into options to purchase 825,000 shares of our common stock at an exercise price of $0.50; (c) the outstanding principal and interest under a $300,000 convertible note issued by OWP Ventures became convertible, at the option of the holder, into shares of our common stock at a conversion price equal to the lesser of $0.424 per share or 80% of the price we sell our common stock in a future “Qualified Offering”; (d) 875,000 shares of our common stock owned by OWP Ventures prior to the Merger were cancelled; and (e) OWP Ventures’ chief operating officer became our chief operating officer and two of OWP Ventures’ directors became members of our board of directors. The Company’s headquarters are located in Coral Gables, Florida, and all of its customers are outside of the United States. On January 10, 2019, the Company changed its name from Punto Group, Corp. to One World Pharma, Inc., and on November 23, 2021, the Company changed its name to One World Products, Inc. through the merger of One World Products, Inc., a recently formed Nevada corporation wholly-owned by the Company, with and into the Company (the “Name Change Merger”) pursuant to the applicable provisions of the Nevada Revised Statutes (“NRS”). As permitted by the NRS, the articles of merger filed with the Secretary of State of the state of Nevada to effect the Name Change Merger amended Article I of the Company’s Articles of Incorporation to change the Company’s name to “One World Products, Inc.” The Name Change Merger was effected solely to effect the change of the Company’s name, and had no effect on the Company’s officers, directors, operations, assets or liabilities.

OWP Ventures is a holding company formed in Delaware on March 27, 2018 to enter and support the cannabis industry, and on May 30, 2018, it acquired OWP Colombia. OWP Colombia is a licensed cannabis cultivation, production and distribution (export) company located in Popayán, Colombia (nearest major city is Cali). We plan to be a producer of raw cannabis and hemp plant ingredients for both medical and industrial uses across the globe. We have received licenses to cultivate, produce and distribute the raw ingredients of the cannabis and hemp plant for medicinal, scientific and industrial purposes. Specifically, we are one of the few companies in Colombia to receive all four licenses, including seed use, cultivation of non-psychoactive cannabis, cultivation of psychoactive cannabis, and manufacturing allowing for extraction and export. Currently, we own approximately 30 acres and have a covered greenhouse built specifically to cultivate high-grade cannabis and hemp. In addition, we have entered into agreements with local farming co-operatives that include small farmers and indigenous tribe members, under which they will cultivate cannabis on up to approximately 140 acres of land using our seeds and propagation techniques, and sell their harvested products to us on an exclusive basis. We began harvesting cannabis in the first quarter of 2019 for the purpose of further research and development activities, quality control testing and extraction. We have been generating revenue from the sale of our seeds since the second quarter of 2020. In August 2021, we paid total deposits of $1,155,000 of the approximate total cost of $1,400,000 for the construction of a vertically integrated extraction facility designed to process the cannabis flower. Upon completion of construction, we will be one of the only companies in Colombia to both hold licenses and possess the capability to extract high-quality CBD and THC oils.

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP) and the rules of the Securities and Exchange Commission (SEC). Intercompany accounts and transactions have been eliminated.

The unaudited condensed consolidated financial statements of the Company and the accompanying notes included in this Quarterly Report on Form 10-Q are unaudited. In the opinion of management, all adjustments necessary for a fair presentation of the Condensed Consolidated Financial Statements have been included. Such adjustments are of a normal, recurring nature. The Condensed Consolidated Financial Statements, and the accompanying notes, are prepared in accordance with GAAP and do not contain certain information included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021. The interim Condensed Consolidated Financial Statements should be read in conjunction with that Annual Report on Form 10-K. Results for the interim periods presented are not necessarily indicative of the results that might be expected for the entire fiscal year.

F-7

ONE WORLD PRODUCTS, INC.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the following entities, all of which were under common control and ownership at June 30, 2022:

State of
Name of Entity	Incorporation	Relationship
One World Products, Inc.(1)	Nevada	Parent
OWP Ventures, Inc.(2)	Delaware	Subsidiary
One World Pharma S.A.S.(3)	Colombia	Subsidiary
Colombian Hope, S.A.S.(4)	Colombia	Subsidiary
Agrobase, S.A.S.(5)	Colombia	Subsidiary

(1)	Holding company in the form of a corporation.
(2)	Holding company in the form of a corporation and wholly-owned subsidiary of One World Products, Inc.
(3)	Wholly-owned subsidiary of OWP Ventures, Inc. since May 30, 2018, located in Colombia and legally constituted as a simplified stock company registered in the Chamber of Commerce of Bogotá on July 18, 2017. Its headquarters are located in Bogotá.
(4)	Wholly-owned subsidiary of OWP Ventures, Inc., acquired on November 19, 2019, located in Colombia and legally constituted as a simplified stock company. This company has yet to incur any substantive income or expenses.
(5)	Wholly-owned subsidiary of OWP Ventures, Inc., formed on September 12, 2019, located in Colombia and legally constituted as a simplified stock company. This company has yet to incur any substantive income or expenses.

The consolidated financial statements herein contain the operations of the wholly-owned subsidiaries listed above. As of August 1, 2022, the Company’s headquarters are located in Coral Gables, Florida and substantially all of its production efforts are within Popayán, Colombia.

Foreign Currency Translation

The functional currency of the Company is Columbian Peso (COP). The Company has maintained its financial statements using the functional currency, and translated those financial statements to the US Dollar (USD) throughout this report. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet dates. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income (loss) for the respective periods.

Comprehensive Income

The Company has adopted the Financial Accounting Standards Boards (“FASB”) Accounting Standards Codification (“ASC”) 220, Reporting Comprehensive Income, which establishes standards for reporting and displaying comprehensive income, its components, and accumulated balances in a full-set of general-purpose financial statements. Accumulated other comprehensive income represents the accumulated balance of foreign currency translation adjustments.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that may affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Segment Reporting

ASC Topic 280, “Segment Reporting,” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s management organizes segments within the company for making operating decisions and assessing performance. The Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

F-8

ONE WORLD PRODUCTS, INC.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Fair Value of Financial Instruments

The Company discloses the fair value of certain assets and liabilities in accordance with ASC 820 – Fair Value Measurement and Disclosures (ASC 820). Under ASC 820-10-05, the FASB establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. This Statement reaffirms that fair value is the relevant measurement attribute. The adoption of this standard did not have a material effect on the Company’s financial statements as reflected herein. The carrying amounts of cash, accounts receivable, accounts payable and accrued expenses reported on the balance sheets are estimated by management to approximate fair value primarily due to the short-term nature of the instruments.

Cash in Excess of FDIC Insured Limits

The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. Accounts are guaranteed by the Federal Deposit Insurance Corporation (FDIC) up to $250,000, under current regulations. The Company did not have any cash in excess of FDIC insured limits at June 30, 2022, and has not experienced any losses in such accounts.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606 — Revenue from Contracts with Customers. Under ASC 606, the Company recognizes revenue from the commercial sales of products, licensing agreements and contracts to perform pilot studies by applying the following steps: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract; and (5) recognize revenue when each performance obligation is satisfied. The Company’s sales to date have primarily consisted of the sale of seeds. These sales include multi-element arrangements whereby the Company collects 50% of the sale upon delivery of the sales, and the remaining 50% upon the completion of the harvest, whether the seeds result in a successful crop, or not. In addition, the Company has a right of first refusal to purchase products resulting from the harvest. At June 30, 2022, the Company had $33,510 of deferred revenues and $22,132 of deferred cost of goods sold, as included in other current assets on the balance sheet, that are expected to be recognized upon the customers’ completion of their harvests in 2022.

Inventory

Inventories are stated at the lower of cost or net realizable value. Cost is determined on a standard cost basis that approximates the first-in, first-out (FIFO) method. Appropriate consideration is given to obsolescence, excessive levels, deterioration, and other factors in evaluating net realizable value. Our cannabis products consist of cannabis flower grown in-house, along with produced extracts.

Stock-Based Compensation

The Company accounts for equity instruments issued to employees and non-employees in accordance with the provisions of ASC 718 Stock Compensation (ASC 718). All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The measurement date of the fair value of the equity instrument issued is the earlier of the date on which the counterparty’s performance is complete or the date at which a commitment for performance by the counterparty to earn the equity instruments is reached because of sufficiently large disincentives for nonperformance.

Basic and Diluted Loss Per Share

The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss adjusted on an “as if converted” basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For the periods presented, potential dilutive securities had an anti-dilutive effect and were not included in the calculation of diluted net loss per common share.

Recent Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the FASB that are adopted by the Company as of the specified effective date. If not discussed, management believes that the impact of recently issued standards, which are not yet effective, will not have a material impact on the Company’s financial statements upon adoption.

In October 2021, the FASB issued ASU 2021-08, Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers, which creates an exception to the general recognition and measurement principle for contract assets and contract liabilities from contracts with customers acquired in a business combination. The new guidance will require companies to apply the definition of a performance obligation under accounting standard codification (“ASC”) Topic 606 to recognize and measure contract assets and contract liabilities (i.e., deferred revenue) relating to contracts with customers that are acquired in a business combination. Under current GAAP, an acquirer in a business combination is generally required to recognize and measure the assets it acquires and the liabilities it assumes at fair value on the acquisition date. The new guidance will result in the acquirer recording acquired contract assets and liabilities on the same basis that would have been recorded by the acquiree before the acquisition under ASC Topic 606. These amendments are effective for fiscal years beginning after December 15, 2022, with early adoption permitted. The adoption of ASU 2021-08 is not expected to have a material impact on the Company’s financial statements or related disclosures.

F-9

ONE WORLD PRODUCTS, INC.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

In May 2021, the FASB issued ASU No. 2021-04, Earnings Per Share (Topic 260), Debt – Modifications and Extinguishments (Subtopic 470-50), Compensation (Topic 718), and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815-40) Issuer’s Accounting for Certain Modifications or Exchanges of Freestanding Equity Classified Written Call Options. ASU 2021-04 addresses issuer’s accounting for certain modifications or exchanges of freestanding equity-classified written call options. ASU 2021-04 is effective for fiscal years beginning after December 15, 2021 and interim periods within those fiscal years, with early adoption permitted. The adoption of ASU 2021-04 has not had a material impact on the Company’s financial statements or related disclosures.

In March 2020, the FASB issued ASU 2020-04 establishing Topic 848, Reference Rate Reform. ASU 2020-04 contains practical expedients for reference rate reform related activities that impact debt, leases, derivatives and other contracts. The pronouncement provides temporary optional expedients and exceptions to the current guidance on contract modifications and hedge accounting to ease the financial reporting burdens related to the expected market transition from the London Interbank Offered Rate (“LIBOR”) and other interbank offered rates to alternative reference rates. The guidance was effective upon issuance and may be applied prospectively to contract modifications made and hedging relationships entered into or evaluated on or before December 31, 2022. The adoption of ASU 2020-04 did not have a material impact on the Company’s consolidated financial statements, as we transitioned from the London Interbank Offered Rate, commonly referred to as LIBOR, to alternative references rates, as well as utilizing the aforementioned expedients and exceptions provided in ASU 2020-04.

In August 2020, the FASB issued ASU No. 2020-06, Debt–Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging–Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (ASU 2020-06), which simplifies the accounting for convertible instruments by reducing the number of accounting models available for convertible debt instruments. This guidance also eliminates the treasury stock method to calculate diluted earnings per share for convertible instruments and requires the use of the if converted method. The new guidance is effective for all entities for annual periods, and interim periods within those annual periods, beginning after December 15, 2021, with early adoption permitted. The adoption of ASU 2020-06 is not expected to have a material impact on the Company’s financial statements or related disclosures.

No other new accounting pronouncements, issued or effective during the period ended June 30, 2022, have had or are expected to have a significant impact on the Company’s financial statements.

Note 2 –Going Concern

As shown in the accompanying condensed consolidated financial statements as of June 30, 2022, our balance of cash on hand was $54,797, and we had negative working capital of $1,800,626 and an accumulated deficit of $21,217,884. We are too early in our development stage to project future revenue levels, and may not be able to generate sufficient funds to sustain our operations for the next twelve months. Accordingly, we may need to raise additional cash to fund our operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

In the event sales do not materialize at the expected rates, management would seek additional financing and would attempt to conserve cash by further reducing expenses. There can be no assurance that we will be successful in achieving these objectives; therefore, without sufficient financing it would be unlikely for the Company to continue as a going concern.

The condensed consolidated financial statements do not include any adjustments that might result from the outcome of any uncertainty as to the Company’s ability to continue as a going concern. The condensed consolidated financial statements also do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern. Our ability to scale production and distribution capabilities and further increase the value of our brands, is largely dependent on our success in raising additional capital.

F-10

ONE WORLD PRODUCTS, INC.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Note 3 – Fair Value of Financial Instruments

Under FASB ASC 820-10-5, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). The standard outlines a valuation framework and creates a fair value hierarchy in order to increase the consistency and comparability of fair value measurements and the related disclosures. Under GAAP, certain assets and liabilities must be measured at fair value, and FASB ASC 820-10-50 details the disclosures that are required for items measured at fair value.

The Company has certain financial instruments that must be measured under the new fair value standard. The Company’s financial assets and liabilities are measured using inputs from the three levels of the fair value hierarchy. The three levels are as follows:

Level 1 - Inputs are unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 - Inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates, yield curves, etc.), and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market corroborated inputs).

Level 3 - Unobservable inputs that reflect our assumptions about the assumptions that market participants would use in pricing the asset or liability.

The following schedule summarizes the valuation of financial instruments at fair value on a recurring basis in the balance sheet as of June 30, 2022 and December 31, 2021, respectively:

	Fair Value Measurements at June 30, 2022
	Level 1	Level 2	Level 3
Assets
Cash	$54,797	$-	$-
Right-of-use asset	-	-	1,483,218
Total assets	54,797	-	1,483,218
Liabilities
Lease liabilities	-	-	1,496,981
Convertible notes payable, net of $125,389 of debt discounts	-	624,611	-
Notes payable	-	852,636	-
Notes payable, related parties	-	240,000	-
Total liabilities	-	(1,717,247)	(1,496,981)
	$54,797	$(1,717,247)	$(13,763)

	Fair Value Measurements at December 31, 2021
	Level 1	Level 2	Level 3
Assets
Cash	$119,678	$-	$-
Total assets	119,678	-	-
Liabilities
Convertible notes payable, net of $412,673 of debt discounts	-	337,327	-
Convertible notes payable	-	319,274	-
Total liabilities	-	(656,601)	-
	$119,678	$(656,601)	$-

There were no transfers of financial assets or liabilities between Level 1, Level 2 and Level 3 inputs for the six months ended June 30, 2022 or the year ended December 31, 2021.

F-11

ONE WORLD PRODUCTS, INC.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Note 4 – Inventory

Inventories are stated at the lower of cost or net realizable value. Cost is determined on a standard cost basis that approximates the first-in, first-out (FIFO) method. Appropriate consideration is given to obsolescence, excessive levels, deterioration, and other factors in evaluating net realizable value. Our cannabis products consist of cannabis flower grown in-house, along with produced extracts. Inventory consisted of the following at June 30, 2022 and December 31, 2021, respectively.

	June 30,	December 31,
	2022	2021
Raw materials	$25,105	$31,233
Work in progress	105,805	81,182
Finished goods	206,096	108,246
	337,006	220,661
Less obsolescence	(21,284)	(22,066)
Total inventory	$315,722	$198,595

Note 5 – Other Current Assets

Other current assets included the following as of June 30, 2022 and December 31, 2021, respectively:

	June 30,	December 31,
	2022	2021
VAT tax receivable	$182,379	$147,194
Prepaid expenses	26,683	29,366
Deferred cost of goods sold	22,132	19,470
Other receivables	-	110,000
Total	$231,194	$306,030

Note 6 – Security Deposits

Security deposits included the following as of June 30, 2022 and December 31, 2021, respectively:

	June 30,	December 31,
	2022	2021
Utility deposits	$1,090	$1,090
Refundable deposit on equipment purchase	50,000	50,000
Down payment on distillation equipment	1,399,413	1,155,000
Security deposits on leases held in Colombia	67,523	35,869
Security deposit on office lease	14,029	14,029
	$1,532,055	$1,255,988

F-12

ONE WORLD PRODUCTS, INC.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Note 7 – Fixed Assets

Fixed assets consist of the following at June 30, 2022 and December 31, 2021, respectively:

	June 30,	December 31,
	2022	2021
Land	$138,248	$138,248
Buildings	473,971	473,971
Office equipment	59,984	56,502
Furniture and fixtures	34,409	34,409
Equipment and machinery	423,548	383,829
	1,130,160	1,086,959
Less: accumulated depreciation	(108,603)	(83,946)
Total	$1,021,557	$1,003,013

Depreciation and amortization expense totaled $24,657 and $22,998 for the six months ended June 30, 2022 and 2021, respectively.

Note 8 – Accrued Expenses

Accrued expenses consisted of the following at June 30, 2022 and December 31, 2021, respectively:

	June 30,	December 31,
	2022	2021
Accrued payroll	$410,627	$261,044
Accrued withholding taxes and employee benefits	24,557	9,162
Accrued ICA fees and contributions	158,985	129,856
Accrued interest	83,992	57,700
	$678,161	$457,762

Note 9 – Leases

The Company leases its 12,400 square foot extraction facility under a non-cancelable real property lease agreement that commenced on January 1, 2022 and expires on December 31, 2027, with successive five-year options to extend, at a monthly lease term of 57,339,000 COP, or approximately $15,290 USD, with approximately a 3% annual escalation of lease payments commencing January 1, 2023.

The Company also leases a residential premise under a non-cancelable real property lease agreement that commenced on September 1, 2021 and expires on August 31, 2024, at a monthly lease term of 3,800,000 COP, or approximately $1,013 USD, with approximately a 3% annual escalation of lease payments commencing September 1, 2022.

The Company leases another residential premise under a non-cancelable real property lease agreement that commenced on June 1, 2022 and expires on May 30, 2024, at a monthly lease term of 1,900,000 COP, or approximately $507 USD, with an 8% annual escalation of lease payments commencing June 1, 2023.

In addition, the Company leases its corporate offices and operational facility in Colombia under short-term non-cancelable real property lease agreements that expire within a year. The Company doesn’t have any other office or equipment leases that would require capitalization. The extraction facility and office leases contain provisions requiring payment of property taxes, utilities, insurance, maintenance and other occupancy costs applicable to the leased premise. In the locations in which it is economically feasible to continue to operate, management expects to enter into a new lease upon expiration. The extraction facility lease contains provisions requiring payment of property taxes, utilities, insurance, maintenance and other occupancy costs applicable to the leased premise. As the Company’s leases do not provide implicit discount rates, the Company uses an incremental borrowing rate based on the information available at the commencement date in determining the present value of lease payments.

F-13

ONE WORLD PRODUCTS, INC.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

The components of lease expense were as follows:

For the Six
Months Ended
June 30,
2022
Operating lease costs:
Amortization of assets	$60,833
Interest on lease liabilities	51,131
Lease payments on short term leases	33,067
Total lease cost	$145,031

Supplemental balance sheet information related to leases was as follows:

June 30,
2022
Operating leases:
Operating lease assets	$1,483,218

Current portion of operating lease liabilities	$106,999
Noncurrent operating lease liabilities	1,389,982
Total operating lease liabilities	$1,496,981

Weighted average remaining lease term:
Operating leases	8.50 years

Weighted average discount rate:
Operating leases	6.75%

Supplemental cash flow and other information related to leases was as follows:

For the Six
Months Ended
June 30,
2022
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows used for operating leases	$38,725

Leased assets obtained in exchange for lease liabilities:
Total operating lease liabilities	$1,535,706

F-14

ONE WORLD PRODUCTS, INC.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Future minimum annual lease commitments under non-cancelable operating leases are as follows at June 30, 2022:

Operating
Leases

2022 (for the six months remaining)	$100,984
2023	208,004
2024	205,999
2025	200,496
2026 and thereafter	1,335,816
Total minimum lease payments	2,051,299
Less interest	554,318
Present value of lease liabilities	1,496,981
Less current portion	106,999
Long-term lease liabilities	$1,389,982

Note 10 – Convertible Note Payable

Convertible note payable consists of the following at June 30, 2022 and December 31, 2021, respectively:

	June 30,	December 31,
	2022	2021

On September 24, 2021, the Company completed the sale of a (i) Promissory Note in the principal amount of $750,000 (the “Second AJB Note”) to AJB Capital Investments LLC (“AJB Capital”), (ii) a three-year warrant to purchase 1,500,000 shares of the Company’s common stock at an initial exercise price of $0.25 per share, and (iii) a three-year warrant to purchase 2,000,000 shares of the Company’s common stock at an initial exercise price of $0.50 per share, for an aggregate purchase price of $705,000, pursuant to a Securities Purchase Agreement between the Company and AJB Capital (the “Purchase Agreement”). The aggregate estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 197% and a call option value of $0.1053 and $0.1001, respectively, was $358,017, based on and is being amortized as a debt discount over the life of the loan. The Company received net proceeds of $678,750 after deductions of debt discounts, consisting of $45,000 pursuant to an original issue discount, $15,000 of legal fees and $11,250 of brokerage fees.

The Note matures on September 24, 2022 (the “Maturity Date”), bears interest at a rate of 8% per annum, and, following an event of default only, is convertible into shares of the Company’s common stock at a conversion price equal to the lesser of 90% of the lowest trading price during (i) the 20 trading day period preceding the issuance date of the note, or (ii) the 20 trading day period preceding date of conversion of the Note. The Note is also subject to covenants, events of defaults, penalties, default interest and other terms and conditions customary in transactions of this nature.

Pursuant to the Purchase Agreement, the Company paid a commitment fee to AJB Capital in the amount of $250,000 (the “Commitment Fee”) in the form of 1,250,000 shares of the Company’s common stock (the “Commitment Fee Shares”). During the six month period following the six month anniversary of the closing date, AJB Capital shall be entitled to be issued additional shares of common stock of the Company to the extent AJB Capital’s sale of the Commitment Fee Shares has resulted in net proceeds in an amount less than the Commitment Fee. The Commitment Fee Shares resulted in a debt discount of $150,062 that is being amortized over the life of the loan.

The obligations of the Company to AJB Capital under the Note and the Purchase Agreement are secured by a lien on the Company’s assets pursuant to a Security Agreement between the Company and AJB Capital.	$750,000	$750,000

Total convertible notes payable	750,000	750,000
Less: unamortized debt discounts	125,389	412,673
Convertible note payable, net of discounts	$624,611	$337,327

F-15

ONE WORLD PRODUCTS, INC.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

The Company recognized aggregate debt discounts on the convertible notes and notes payable to AJB Capital for the six months ended June 30, 2022 and the year ended December 31, 2021, as follows:

	June 30,	December 31,
	2022	2021

Fair value of 3,250,000 commitment shares of common stock	$418,312	$418,312
Fair value of warrants to purchase 3,500,000 shares of common stock	358,017	358,017
Original issue discounts	53,700	53,700
Legal and brokerage fees	39,300	39,300
Total debt discounts	869,329	869,329
Amortization of debt discounts	743,940	456,656
Unamortized debt discounts	$125,389	$412,673

The aggregate debt discounts of $869,329, for the year ended December 31, 2021, are being amortized over the life of the loan using the straight-line method, which approximates the effective interest method. The Company recorded finance expense in the amount of $300,600 and $183,819 on the amortization of these discounts for the six months ended June 30, 2022 and 2021, respectively.

The convertible note limits the maximum number of shares that can be owned by the note holder as a result of the conversions to common stock to 4.99% of the Company’s issued and outstanding shares.

The Company recorded interest expense pursuant to the stated interest rates on the convertible note in the amount of $29,753 for the six months ended June 30, 2022.

Note 11 – Notes Payable

Notes payable consists of the following at June 30, 2022 and December 31, 2021, respectively:

	June 30,	December 31,
	2022	2021

On June 13, 2022, the Company, through its wholly-owned subsidiary, OWP Ventures, Inc., received an advance of $100,000 from an individual pursuant to an unsecured promissory note, maturing on January 1, 2024, that carries an 8% interest rate.	$100,000	$-

On June 17, 2022, the Company, through its wholly-owned subsidiary, One World Pharma, SAS, received proceeds of 230,400,000 COP, or approximately $55,821 USD, on a loan with a face value of 240,000,000 COP, or approximately $58,147 USD, from an individual pursuant to an unsecured promissory note, bearing interest at 4% per annum, due on demand. The debt discount of $2,326 USD was expensed as finance costs at the time of origination.	58,147	-

On May 31, 2022, the Company, through its wholly-owned subsidiary, One World Pharma, SAS, received proceeds of 314,640,000 COP, or approximately $76,231 USD, on a loan with a face value of 360,000,000 COP, or approximately $87,220 USD, from an individual pursuant to promissory note, security by equipment, bearing interest at 2.1% per annum, maturing on November 28, 2022. The debt discount of $10,990 USD was expensed as finance costs at the time of origination.	87,220	-

On May 30, 2022, the Company, through its wholly-owned subsidiary, One World Pharma, SAS, received a non-interest bearing loan of 20,000,000 COP, or approximately $4,846 USD, from an individual pursuant to an unsecured promissory note, due on demand.	4,846	-

On April 29, 2022, the Company, through its wholly-owned subsidiary, One World Pharma, SAS, received a non-interest bearing loan of 10,000,000 COP, or approximately $2,423 USD, from an individual pursuant to an unsecured promissory note, due on demand.	2,423	-

On March 1, 2022, the Company, through its wholly-owned subsidiary, OWP Ventures, Inc., received an advance of $400,000 from an individual pursuant to an unsecured promissory note, maturing on January 1, 2024, that carries an 8% interest rate.	400,000	-

On February 15, 2022, the Company, through its wholly-owned subsidiary, OWP Ventures, Inc., received an advance of $200,000 from an individual pursuant to an unsecured promissory note, maturing on January 1, 2024, that carries an 8% interest rate.	200,000	-

On May 4, 2020, the Company, through its wholly-owned subsidiary OWP Ventures, Inc., borrowed $119,274 from Customers Bank (“Lender”), pursuant to a Promissory Note issued by OWP Ventures to Lender (the “PPP Note”). The loan was made pursuant to the Payroll Protection Program established as part of the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”). The PPP Note carried interest at 1.00% per annum, payable monthly beginning December 4, 2020, and was due on May 4, 2022. The PPP Note could have been repaid at any time without penalty.

Under the Payroll Protection Program, the Company was eligible for loan forgiveness up to the full amount of the PPP Note and any accrued interest. The forgiveness amount was equal to the amount that the Company spent during the 24-week period beginning May 4, 2020 on payroll costs, payment of rent on any leases in force prior to February 15, 2020 and payment on any utility for which service began before February 15, 2020. The maximum amount of loan forgiveness for non-payroll expenses was 40% of the amount of the PPP Note. A total of $121,372, consisting of $119,274 of principal and $2,098 of interest, was forgiven on February 11, 2022.	-	119,274

Total notes payable	852,636	119,274
Less: current maturities	152,636	119,274
Notes payable, long-term portion	$700,000	$-

The Company recorded interest expense pursuant to the stated interest rates on the notes payable in the amount of $20,032 and $18,987 for the six months ended June 30, 2022 and 2021, respectively.

Note 12 – Notes Payable, Related Party

Notes payable, related party, consists of the following at June 30, 2022 and December 31, 2021, respectively:

	June 30,	December 31,
	2022	2021

On June 3, 2022, the Company received an advance of $10,000 from Isiah Thomas, III, our Chairman of the Board and CEO, pursuant to an unsecured promissory note due on demand that carried a 6% interest rate.	$10,000	$-

On May 5, 2022, the Company received an advance of $10,000 from Isiah Thomas, III, our Chairman of the Board and CEO, pursuant to an unsecured promissory note due on demand that carried a 6% interest rate.	10,000	-

On May 5, 2022, the Company received an advance of $20,000 from Dr. Kenneth Perego, II, M.D., our Vice Chairman of the Board pursuant to an unsecured promissory note due on demand that carried a 6% interest rate.	20,000	-

On December 29, 2021, the Company received an advance of $200,000 from Dr. Kenneth Perego, II, M.D., our Vice Chairman of the Board pursuant to an unsecured promissory note due January 1, 2024 that carried an 8% interest rate.	200,000	200,000

Total notes payable. related party	240,000	200,000
Less: current maturities	40,000	-
Notes payable, related party, long-term portion	$200,000	$200,000

The Company recorded interest expense pursuant to the stated interest rates on the notes payable, related party, in the amount of $8,604 for the six months ended June 30, 2022.

F-16

ONE WORLD PRODUCTS, INC.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

The Company recognized interest expense for the six months ended June 30, 2022 and 2021, as follows:

	June 30,	June 30,
	2022	2021

Interest on convertible notes	$29,753	$-
Interest on notes payable	20,032	18,987
Interest on notes payable, related parties	8,604	-
Amortization of debt discounts	48,649	13,786
Amortization of debt discounts, common stock	74,414	170,033
Amortization of debt discounts, warrants	177,537	-
Interest on accounts payable	11,249	7,289
Total interest expense	$356,922	$210,095

Note 13 – Convertible Preferred Stock

Preferred Stock

The Company has 10,000,000 authorized shares of $0.001 par value “blank check” preferred stock, of which 500,000 shares have been designated Series A Preferred Stock and 300,000 shares have been designated Series B Preferred Stock. The shares of Series A Preferred Stock and Series B Preferred Stock are each currently convertible into one hundred (100) shares of the Company’s common stock. The Series A Preferred Stock accrues dividends at the rate of 6% per annum, payable in cash as and when declared by the Board or upon a liquidation. The shares of Series B Preferred Stock are not entitled to dividends, other than the right to participate in dividends payable to holders of common stock on an as-converted basis. As of June 30, 2022, there were 65,233 and 238,501 shares of Series A Preferred Stock and Series B Preferred Stock, respectively, issued and outstanding. The Series A and B Preferred Stock are presented as mezzanine equity on the balance sheet due because they carry a stated value of $10 and $15 per share, respectively, and a deemed liquidation clause, which entitles the holders thereof to receive proceeds thereof in an amount equal to the stated value per share, plus any accrued and unpaid dividends, before any payment may be made to holders of common stock. Each share of Preferred Stock carries a number of votes equal to the number of shares of common stock into which such Preferred Stock may then be converted. The Preferred Stock generally will vote together with the common stock and not as a separate class.

The Series A and B Preferred Stock have been classified outside of permanent equity and liabilities. the Series A Preferred Stock embodies conditional obligations that the Company may settle by issuing a variable number of equity shares, and in both the Series A and B Preferred Stock, monetary value of the obligation is based on a fixed monetary amount known at inception.

Series A Preferred Stock Issuances

No shares of Series A Preferred Stock were issued during the six months ending June 30, 2022.

Preferred Stock Dividends

The Series A Preferred Stock accrues dividends at the rate of 6% per annum, payable in cash as and when declared by the Board or upon a liquidation. The Company recognized $19,105 and $34,843 for the six months ended June 30, 2022 and 2021, respectively. A total of $118,025 of dividends had accrued as of June 30, 2022.

Series B Preferred Stock Issuances

No shares of Series B Preferred Stock were issued during the six months ending June 30, 2022.

F-17

ONE WORLD PRODUCTS, INC.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Note 14 – Changes in Stockholders’ Equity

Common Stock

The Company is authorized to issue an aggregate of 300,000,000 shares of common stock with a par value of $0.001. As of June 30, 2022, there were 65,861,631 shares of common stock issued and outstanding.

Common Stock Issued on Subscriptions Payable

On March 29, 2022, the Company issued 262,066 shares of common stock on a Subscriptions Payable for the December 1, 2021 award of common stock to COR IR for services.

Amortization of Stock-Based Compensation

A total of $82,260 of stock-based compensation expense was recognized from the amortization of options to purchase common stock over their vesting period during the six months ended June 30, 2022.

Note 15 – Common Stock Options

Stock Incentive Plan

On February 12, 2020, the Company’s stockholders approved our 2019 Stock Incentive Plan (the “2019 Plan”), which had been adopted by the Company’s Board of Directors (the “Board”) as of December 10, 2019. The 2019 Plan provides for the issuance of up to 10,000,000 shares of common stock to the Company and its subsidiaries’ employees, officers, directors, consultants and advisors, stock options (non-statutory and incentive), restricted stock awards, stock appreciation rights (“SARs”), restricted stock units (“RSUs”) and other performance stock awards. Options granted under the 2019 Plan may either be intended to qualify as incentive stock options under the Internal Revenue Code of 1986, or may be non-qualified options, and are exercisable over periods not exceeding ten years from date of grant. Unless sooner terminated in accordance with its terms, the Stock Plan will terminate on December 10, 2029.

The Company recognized a total of $82,260, and $654,579 of compensation expense during the six months ended June 30, 2022 and 2021, respectively, related to common stock options issued in the prior year to Officers, Directors, and Employees that are being amortized over the implied service term, or vesting period, of the options. The remaining unamortized balance of these options is $220,421 as of June 30, 2022.

Note 16 – Income Taxes

The Company accounts for income taxes under FASB ASC 740-10, which requires use of the liability method. FASB ASC 740-10-25 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences.

For the six months ended June 30, 2022, and the year ended December 31, 2021, the Company incurred a net operating loss and, accordingly, no provision for income taxes has been recorded. In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets. At June 30, 2022, the Company had approximately $9,082,000 of federal net operating losses. The net operating loss carry forwards, if not utilized, will begin to expire in 2025.

Based on the available objective evidence, including the Company’s history of its loss, management believes it is more likely than not that the net deferred tax assets will not be fully realizable. Accordingly, the Company provided for a full valuation allowance against its net deferred tax assets at June 30, 2022 and December 31, 2021, respectively.

In accordance with FASB ASC 740, the Company has evaluated its tax positions and determined there are no uncertain tax positions.

Note 17 – Subsequent Events

Debt Financing, Related Parties

On August 5, 2022, the Company, through its wholly-owned subsidiary, OWP Ventures, Inc., received an advance of $50,000 from the Company’s Vice Chairman pursuant to an unsecured demand note that carries a 6% interest rate.

On August 2, 2022, the Company, through its wholly-owned subsidiary, OWP Ventures, Inc., received an advance of $4,500 from the Company’s Chairman and CEO, pursuant to an unsecured demand note that carries a 6% interest rate.

On July 7, 2022, the Company, through its wholly-owned subsidiary, OWP Ventures, Inc., received an advance of $5,000 from the Company’s Vice Chairman pursuant to an unsecured demand note that carries a 6% interest rate.

Increase in Authorized Shares of Series B Preferred Stock

On August 2, 2022, the Company filed a Certificate of Amendment to the Certificate of Designation of the Company’s Series B Preferred Stock with the Secretary of State of the State of Nevada increased the number of authorized shares of the Series B Preferred Stock from 300,000 to 600,000.

Disposal of Fixed Assets

On August 15, 2022, the Company, through its wholly-owned subsidiary, OWP Ventures, Inc., sold its office furniture and equipment with a net book value of $15,866 for gross proceeds of $6,350, resulting in a loss on disposal of $9,516.

F-18

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of One World Products, Inc. and subsidiaries

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of One World Products, Inc. and subsidiaries (the Company) as of December 31, 2021 and 2020, and the related consolidated statements of operations and comprehensive loss, consolidated stockholders’ equity (deficit) and consolidated cash flows for each of the years in the two-year period ended December 31, 2021, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company suffered a net loss from operations and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of the critical audit matter does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinions on the critical audit matter or on the accounts or disclosures to which it relates.

Convertible Preferred Stock

As discussed in Note 15, the Company has complex financial instruments due to the issued and outstanding preferred stock, resulting in the classification of the financial instruments outside of permanent equity due to the terms of the instruments. Given the factors, the related audit effort in evaluating management’s judgments in determining the appropriate classification was extensive and required a high degree of auditor judgment.

We tested the Company’s classification of the financial instruments by examining and evaluating the agreements along with management’s evaluation of the key terms and management’s disclosure of the transactions.

/s/ M&K CPAS, PLLC

We have served as the Company’s auditor since 2018.

Houston, TX

April 14, 2022

F-19

ONE WORLD PRODUCTS, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2021	2020
Assets

Current assets:
Cash	$119,678	$28,920
Accounts receivable	19,880	5,636
Inventory	198,595	267,152
Other current assets	306,030	118,911
Total current assets	644,183	420,619

Right-of-use assets	-	195,029
Security deposits	1,255,988	65,114
Fixed assets, net	1,003,013	726,820

Total Assets	$2,903,184	$1,407,582

Liabilities and Stockholders’ Equity (Deficit)

Current liabilities:
Accounts payable	$480,146	$734,554
Accrued expenses	457,762	550,535
Deferred revenues	30,164	-
Dividends payable	98,920	37,236
Current portion of lease liabilities	-	45,271
Convertible notes payable, net of $412,673 of debt discounts at December 31, 2021	337,327	-
Notes payable	119,274	334,841
Total current liabilities	1,523,593	1,702,437

Long-term lease liability	-	156,254
Notes payable, related party, long-term portion	200,000	-

Total Liabilities	1,723,593	1,858,691

Series A convertible preferred stock, $0.001 par value, 500,000 shares authorized; 65,233 and 150,233 shares issued and outstanding at December 31, 2021 and 2020, respectively	652,330	1,502,330
Series B convertible preferred stock, $0.001 par value, 300,000 shares authorized; 238,501 and -0- shares issued and outstanding at December 31, 2021 and 2020, respectively	3,577,515	-

Stockholders’ Equity (Deficit):
Preferred stock, $0.001 par value, 9,200,000 shares authorized; no shares issued and outstanding at December 31, 2021 and 2020, respectively	-	-
Common stock, $0.001 par value, 300,000,000 shares authorized; 65,599,565 and 53,085,305 shares issued and outstanding at December 31, 2021 and 2020, respectively	65,600	53,085
Additional paid-in capital	16,843,656	14,103,672
Subscriptions payable, consisting of 262,066 and 750,000 shares at December 31, 2021 and 2020, respectively	21,725	75,000
Accumulated other comprehensive loss	(64,347)	(52,870)
Accumulated (deficit)	(19,916,888)	(16,132,326)
Total Stockholders’ Equity (Deficit)	(3,050,254)	(1,953,439)

Total Liabilities and Stockholders’ Equity (Deficit)	$2,903,184	$1,407,582

The accompanying notes are an integral part of these consolidated financial statements.

F-20

ONE WORLD PRODUCTS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	For the Year Ended
	December 31,
	2021	2020

Revenues	$38,264	$59,568
Cost of goods sold	19,744	104,729
Gross profit (loss)	18,520	(45,161)

Operating expenses:
General and administrative	2,294,284	3,960,791
Professional fees	915,217	3,878,006
Depreciation expense	40,321	33,610
Total operating expenses	3,249,822	7,872,407

Operating loss	(3,231,302)	(7,917,568)

Other income (expense):
Sublease income	27,000	-
Loss on disposal of fixed assets	(71,487)	-
Interest income	2,358	-
Interest expense	(511,131)	(47,592)
Total other expense	(553,260)	(47,592)

Net loss	$(3,784,562)	$(7,965,160)

Other comprehensive loss:
Loss on foreign currency translation	$(11,477)	$(36,622)

Net other comprehensive loss	$(3,796,039)	$(8,001,782)
Series A convertible preferred stock declared ($0.60 per share)	(61,684)	(37,236)
Deemed dividend on common stock warrants, series A preferred stock	-	(1,502,330)
Net loss attributable to common shareholders	$(3,857,723)	$(9,541,348)

Weighted average number of common shares outstanding - basic and fully diluted	60,600,548	48,829,160

Net loss per share - basic and fully diluted	$(0.06)	$(0.20)

Dividends declared per share of common stock	$0.00	$0.00

The accompanying notes are an integral part of these consolidated financial statements.

F-21

ONE WORLD PRODUCTS, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)

	Series A		Series B						Accumulated		Total
	Convertible		Convertible				Additional		Other		Stockholders’
	Preferred Stock		Preferred Stock		Common Stock		Paid-In	Subscriptions	Comprehensive	Accumulated	Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Payable	Income (Loss)	Deficit	(Deficit)

Balance, December 31, 2019	-	$-	-	$-	44,804,305	$44,804	$8,150,004	$250,000	$(16,248)	$(8,167,166)	$261,394

Preferred stock units sold for cash	150,233	1,502,330	-	-	-	-	-	-	-	-	-

Common stock sold for cash	-	-	-	-	500,000	500	249,500	(175,000)	-	-	75,000

Common stock issued for services	-	-	-	-	7,781,000	7,781	3,570,719	-	-	-	3,578,500

Amortization of common stock options issued for services	-	-	-	-	-	-	2,170,685	-	-	-	2,170,685

Series A convertible preferred stock declared ($0.60 per share)	-	-	-	-	-	-	(37,236)	-	-	-	(37,236)

Loss on foreign currency translation	-	-	-	-	-	-	-	-	(36,622)	-	(36,622)

Net loss	-	-	-	-	-	-	-	-	-	(7,965,160)	(7,965,160)

Balance, December 31, 2020	150,233	$1,502,330	-	$-	53,085,305	$53,085	$14,103,672	$75,000	$(52,870)	$(16,132,326)	$(1,953,439)

Series B convertible preferred stock sold for cash to our CEO	-	-	203,334	3,050,010	-	-	-	-	-	-	-

Series B convertible preferred stock sold for cash	-	-	35,167	527,505	-	-	(10)	-	-	-	(10)

Common stock sold for cash	-	-	-	-	750,000	750	74,250	(75,000)	-	-	-

Conversion of series A convertible preferred stock	(85,000)	(850,000)	-	-	8,500,000	8,500	841,500	-	-	-	850,000

Common stock issued for services	-	-	-	-	954,260	955	111,075	21,725	-	-	133,755

Commitment shares issued pursuant to promissory note	-	-	-	-	2,250,000	2,250	416,062	-	-	-	418,312

Exercise of cashless options	-	-	-	-	60,000	60	(60)	-	-	-	-

Warrants issued as a debt discount	-	-	-	-	-	-	358,017	-	-	-	358,017

Amortization of common stock options issued for services	-	-	-	-	-	-	1,000,834	-	-	-	1,000,834

Series A convertible preferred stock dividend declared ($0.60 per share)	-	-	-	-	-	-	(61,684)	-	-	-	(61,684)

Loss on foreign currency translation	-	-	-	-	-	-	-	-	(11,477)	-	(11,477)

Net loss	-	-	-	-	-	-	-	-	-	(3,784,562)	(3,784,562)

Balance, December 31, 2021	65,233	$652,330	238,501	$3,577,515	65,599,565	$65,600	$16,843,656	$21,725	$(64,347)	$(19,916,888)	$(3,050,254)

The accompanying notes are an integral part of these consolidated financial statements.

F-22

ONE WORLD PRODUCTS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended
	December 31,
	2021	2020
Cash flows from operating activities
Net loss	$(3,784,562)	$(7,965,160)
Adjustments to reconcile net loss to net cash used in operating activities:
Bad debts expense	2,062	-
Depreciation and amortization expense	40,321	33,610
Loss on disposal of fixed assets	71,487	-
Amortization of debt discounts	456,656	-
Stock-based compensation	133,755	3,578,500
Amortization of options issued for services	1,000,834	2,170,685
Decrease (increase) in assets:
Accounts receivable	(16,306)	(5,636)
Inventory	68,557	(242,470)
Other current assets	(187,119)	148,195
Right-of-use assets	195,029	307,677
Security deposits	(1,190,874)	7,413
Increase (decrease) in liabilities:
Accounts payable	(254,408)	404,031
Accrued expenses	(92,773)	440,870
Deferred revenues	30,164	-
Lease liability	(201,525)	(306,827)
Net cash used in operating activities	(3,728,702)	(1,429,112)

Cash flows from investing activities
Proceeds received on disposal of fixed assets	5,125	-
Purchase of fixed assets	(393,126)	(62,567)
Net cash used in investing activities	(388,001)	(62,567)

Cash flows from financing activities
Repayment of convertible note payable	-	(507,332)
Proceeds from notes payable	1,147,000	476,841
Repayment of notes payable	(505,567)	(272,000)
Proceeds from sale of preferred and common stock	3,577,505	1,577,332
Net cash provided by financing activities	4,218,938	1,274,841

Effect of exchange rate changes on cash	(11,477)	(36,622)

Net increase (decrease) in cash	90,758	(253,460)
Cash - beginning	28,920	282,380
Cash - ending	$119,678	$28,920

Supplemental disclosures:
Interest paid	$48,252	$22,002
Income taxes paid	$-	$-

Non-cash investing and financing transactions:
Cost of preferred shares exchanged for conversion to common stock	$850,000	$-
Value of commitment shares issued as a debt discount	$418,312	$-
Value of warrants issued as a debt discount	$358,017	$-
Dividends payable	$61,684	$37,236
Par value of cashless exercise of common stock options	$60	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-23

ONE WORLD PRODUCTS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Nature of Business and Significant Accounting Policies

Nature of Business

One World Products, Inc. (the “Company,” “we,” “our” or “us”) was incorporated in Nevada on September 2, 2014. On February 21, 2019, One World Pharma, Inc. (“One World Pharma”) entered into an Agreement and Plan of Merger with OWP Merger Subsidiary, Inc., our wholly-owned subsidiary, and OWP Ventures, Inc. (“OWP Ventures”), which is the parent company of One World Pharma SAS, a Colombian company (“OWP Colombia”). Pursuant to the Merger Agreement, we acquired OWP Ventures (and indirectly, OWP Colombia) by the merger of OWP Merger Subsidiary with and into OWP Ventures, with OWP Ventures being the surviving entity as our wholly-owned subsidiary (the “Merger”). As a result of the Merger (a) holders of the outstanding capital stock of OWP Ventures received an aggregate of 39,475,398 shares of our common stock; (b) options to purchase 825,000 shares of common stock of OWP Ventures at an exercise price of $0.50 automatically converted into options to purchase 825,000 shares of our common stock at an exercise price of $0.50; (c) the outstanding principal and interest under a $300,000 convertible note issued by OWP Ventures became convertible, at the option of the holder, into shares of our common stock at a conversion price equal to the lesser of $0.424 per share or 80% of the price we sell our common stock in a future “Qualified Offering”; (d) 875,000 shares of our common stock owned by OWP Ventures prior to the Merger were cancelled; and (e) OWP Ventures’ chief operating officer became our chief operating officer and two of OWP Ventures’ directors became members of our board of directors. The Company’s headquarters are located in Las Vegas, Nevada, and all of its customers are expected to be outside of the United States. On January 10, 2019, the Company changed its name from Punto Group, Corp. to One World Pharma, Inc., and on November 23, 2021, the Company changed its name to One World Products, Inc. through the merger of One World Products, Inc., a recently formed Nevada corporation wholly-owned by the Company, with and into the Company (the “Name Change Merger”) pursuant to the applicable provisions of the Nevada Revised Statutes (“NRS”). As permitted by the NRS, the articles of merger filed with the Secretary of State of the state of Nevada to effect the Name Change Merger amended Article I of the Company’s Articles of Incorporation to change the Company’s name to “One World Products, Inc.” The Name Change Merger was effected solely to effect the change of the Company’s name, and had no effect on the Company’s officers, directors, operations, assets or liabilities.

OWP Ventures is a holding company formed in Delaware on March 27, 2018 to enter and support the cannabis industry, and on May 30, 2018, it acquired OWP Colombia. OWP Colombia is a licensed cannabis cultivation, production and distribution (export) company located in Popayán, Colombia (nearest major city is Cali). We plan to be a producer of raw cannabis and hemp plant ingredients for both medical and industrial uses across the globe. We have received licenses to cultivate, produce and distribute the raw ingredients of the cannabis and hemp plant for medicinal, scientific and industrial purposes. Specifically, we are one of the few companies in Colombia to receive all four licenses, including seed use, cultivation of non-psychoactive cannabis, cultivation of psychoactive cannabis, and manufacturing allowing for extraction and export. Currently, we own approximately 30 acres and have a covered greenhouse built specifically to cultivate high-grade cannabis and hemp. In addition, we have entered into agreements with local farming co-operatives that include small farmers and indigenous tribe members, under which they will cultivate cannabis on up to approximately 140 acres of land using our seeds and propagation techniques, and sell their harvested products to us on an exclusive basis. We began harvesting cannabis in the first quarter of 2019 for the purpose of further research and development activities, quality control testing and extraction. We have been generating revenue from the sale of our seeds since the second quarter of 2020. In August 2021, we paid total deposits of $1,155,000 of the approximate total cost of $1,400,000 for the construction of a vertically integrated extraction facility designed to process the cannabis flower. Upon completion of construction, we will be one of the only companies in Colombia to both hold licenses and possess the capability to extract high-quality CBD and THC oils.

Basis of Presentation

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission (“SEC”). All references to Generally Accepted Accounting Principles (“GAAP”) are in accordance with The FASB Accounting Standards Codification (“ASC”) and the Hierarchy of Generally Accepted Accounting Principles.

These statements reflect all adjustments, consisting of normal recurring adjustments, which in the opinion of management are necessary for fair presentation of the information contained therein.

F-24

ONE WORLD PRODUCTS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the following entities, all of which were under common control and ownership at December 31, 2021:

Name of Entity	State of Incorporation	Relationship
One World Products, Inc.(1)	Nevada	Parent
OWP Ventures, Inc.(2)	Delaware	Subsidiary
One World Pharma S.A.S.(3)	Colombia	Subsidiary
Colombian Hope, S.A.S.(4)	Colombia	Subsidiary
Agrobase, S.A.S.(5)	Colombia	Subsidiary

(1)	Holding company in the form of a corporation.
(2)	Holding company in the form of a corporation and wholly-owned subsidiary of One World Products, Inc.
(3)	Wholly-owned subsidiary of OWP Ventures, Inc. since May 30, 2018, located in Colombia and legally constituted as a simplified stock company registered in the Chamber of Commerce of Bogotá on July 18, 2017. Its headquarters are located in Bogotá.
(4)	Wholly-owned subsidiary of OWP Ventures, Inc., acquired on November 19, 2019, located in Colombia and legally constituted as a simplified stock company. This company has yet to incur any substantive income or expenses.
(5)	Wholly-owned subsidiary of OWP Ventures, Inc., formed on September 12, 2019, located in Colombia and legally constituted as a simplified stock company. This company has yet to incur any substantive income or expenses.

The consolidated financial statements herein contain the operations of the wholly-owned subsidiaries listed above. The Company’s headquarters are located in Las Vegas, Nevada and substantially all of its production efforts are within Popayán, Colombia.

Foreign Currency Translation

The functional currency of the Company is Columbian Peso (COP). The Company has maintained its financial statements using the functional currency, and translated those financial statements to the US Dollar throughout this report. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet dates. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income (loss) for the respective periods.

Comprehensive Income

The Company has adopted ASC 220, Reporting Comprehensive Income, which establishes standards for reporting and displaying comprehensive income, its components, and accumulated balances in a full-set of general-purpose financial statements. Accumulated other comprehensive income represents the accumulated balance of foreign currency translation adjustments.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that may affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Segment Reporting

ASC Topic 280, “Segment Reporting,” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s management organizes segments within the company for making operating decisions and assessing performance. The Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

F-25

ONE WORLD PRODUCTS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Fair Value of Financial Instruments

The Company adopted ASC 820, Fair Value Measurements and Disclosures (ASC 820). ASC 820 defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measures. The three levels are defined as follows:

-	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.
-	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.
-	Level 3 inputs to valuation methodology are unobservable and significant to the fair measurement.

The carrying value of cash, accounts receivable, accounts payables and accrued expenses are estimated by management to approximate fair value primarily due to the short-term nature of the instruments.

Cash in Excess of FDIC Insured Limits

The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. Accounts are guaranteed by the Federal Deposit Insurance Corporation (FDIC) up to $250,000, under current regulations. The Company did not have any cash in excess of FDIC insured limits at December 31, 2021, and has not experienced any losses in such accounts.

Inventory

Inventories are stated at the lower of cost or net realizable value. Cost is determined on a standard cost basis that approximates the first-in, first-out (FIFO) method. Appropriate consideration is given to obsolescence, excessive levels, deterioration, and other factors in evaluating net realizable value. Our cannabis products consist of cannabis flower grown in-house, along with produced extracts.

Fixed Assets

Fixed assets are stated at the lower of cost or estimated net recoverable amount. The cost of property, plant and equipment is depreciated using the straight-line method based on the lesser of the estimated useful lives of the assets or the lease term based on the following life expectancy:

Buildings	15 years
Office equipment	5 years
Furniture and fixtures	7 years
Equipment and machinery	7 years
Leasehold improvements	Term of lease

Repairs and maintenance expenditures are charged to operations as incurred. Major improvements and replacements, which have extended the useful life of an asset, are capitalized and depreciated over the remaining estimated useful life of the asset. When assets are retired or sold, the cost and related accumulated depreciation and amortization are eliminated and any resulting gain or loss is reflected in operations.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606 — Revenue from Contracts with Customers. Under ASC 606, the Company recognizes revenue from the commercial sales of products, licensing agreements and contracts to perform pilot studies by applying the following steps: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract; and (5) recognize revenue when each performance obligation is satisfied. The Company’s sales to date have primarily consisted of the sale of seeds. These sales include multi-element arrangements whereby the Company collects 50% of the sale upon delivery of the sales, and the remaining 50% upon the completion of the harvest, whether the seeds result in a successful crop, or not. In addition, the Company has a right of first refusal to purchase products resulting from the harvest. At December 31, 2021, the Company had $30,164 of deferred revenues and $19,470 of deferred cost of goods sold, as included in other current assets on the balance sheet, that are expected to be recognized upon the customers’ completion of their harvests in 2022.

Advertising Costs

The Company expenses the cost of advertising and promotions as incurred. Advertising and promotions expense was $137,915 and $143,341 for the years ended December 31, 2021 and 2020, respectively.

Basic and Diluted Loss Per Share

The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss adjusted on an “as if converted” basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For the years ended December 31, 2021 and 2020, potential dilutive securities had an anti-dilutive effect and were not included in the calculation of diluted net loss per common share.

Stock-Based Compensation

The Company accounts for equity instruments issued in accordance with the provisions of ASC 718 Stock Compensation (ASC 718). All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The measurement date of the fair value of the equity instrument issued is the earlier of the date on which the counterparty’s performance is complete or the date at which a commitment for performance by the counterparty to earn the equity instruments is reached because of sufficiently large disincentives for nonperformance.

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ONE WORLD PRODUCTS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Income Taxes

The Company recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax basis of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. The Company provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

Uncertain Tax Positions

In accordance with ASC 740, “Income Taxes” (“ASC 740”), the Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be capable of withstanding examination by the taxing authorities based on the technical merits of the position. These standards prescribe a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. These standards also provide guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.

Various taxing authorities periodically audit the Company’s income tax returns. These audits include questions regarding the Company’s tax filing positions, including the timing and amount of deductions and the allocation of income to various tax jurisdictions. In evaluating the exposures connected with these various tax filing positions, including state and local taxes, the Company records allowances for probable exposures. A number of years may elapse before a particular matter, for which an allowance has been established, is audited and fully resolved. The Company has not yet undergone an examination by any taxing authorities.

The assessment of the Company’s tax position relies on the judgment of management to estimate the exposures associated with the Company’s various filing positions.

Recent Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (“FASB”) that are adopted by the Company as of the specified effective date. If not discussed, management believes that the impact of recently issued standards, which are not yet effective, will not have a material impact on the Company’s financial statements upon adoption.

In August 2020, the FASB issued Accounting Standards Update (“ASU”) No. 2020-06, Debt–Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging–Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (ASU 2020-06), which simplifies the accounting for convertible instruments by reducing the number of accounting models available for convertible debt instruments. This guidance also eliminates the treasury stock method to calculate diluted earnings per share for convertible instruments and requires the use of the if converted method. The new guidance is effective for all entities for annual periods, and interim periods within those annual periods, beginning after December 15, 2021, with early adoption permitted. The adoption of ASU 2020-06 is not expected to have a material impact on the Company’s financial statements or related disclosures.

In May 2020, the SEC adopted final rules that amend the financial statement requirements for significant business acquisitions and dispositions. Among other changes, the final rules modify the significance tests and improve the disclosure requirements for acquired or to be acquired businesses and related pro forma financial information, the periods those financial statements must cover, and the form and content of the pro forma financial information. The final rules do not modify requirements for the acquisition and disposition of significant amounts of assets that do not constitute a business. The final rules were effective January 1, 2021. The Company has considered these final rules and updated its disclosures, as applicable.

In November 2019, the FASB issued ASU 2019-12 – Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes. The amendments in ASU 2019-12 are part of an initiative to reduce complexity in accounting standards and simplify the accounting for income taxes by removing certain exceptions from Topic 740 and making minor improvements to the codification. ASU 2019-12 and its related amendments are effective for public entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020. The provisions of this update did not have a material impact on the Company’s financial position or results of operations.

There are no other recently issued accounting pronouncements that the Company has yet to adopt that are expected to have a material effect on its financial position, results of operations, or cash flows.

F-27

ONE WORLD PRODUCTS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 – Going Concern

As shown in the accompanying financial statements, the Company had $879,410 of negative working capital as of December 31, 2021, has incurred recurring losses from operations resulting in an accumulated deficit of $19,916,888 as of December 31, 2021, and its cash on hand may not be sufficient to sustain operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management is actively pursuing new customers to increase revenues. In addition, the Company is currently seeking additional sources of capital to fund short term operations. Management believes these factors will contribute toward achieving profitability. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

The financial statements do not include any adjustments that might result from the outcome of any uncertainty as to the Company’s ability to continue as a going concern. These financial statements also do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 – Related Party Transactions

Advance from Vice Chairman of the Board

On December 29, 2021, the Company received an advance of $200,000 from one of our Directors, Dr. Kenneth Perego, II, M.D. pursuant to an unsecured promissory note due January 1, 2024 that carried an 8% interest rate.

Debt Repayments, Related Party

On October 18, 2021, the Company repaid a total of $52,918, consisting of $50,000 of principal and $2,918 of interest, to Isiah Thomas, the Company’s Chief Executive Officer.

On September 15, 2021, the Company repaid a total of $130,610, consisting of $125,000 of principal and $5,610 of interest, to Isiah Thomas, the Company’s Chief Executive Officer.

On March 29, 2021, the Company repaid a total of $27,201 of indebtedness owed to the Company’s Chairman of the Board, Dr. Kenneth Perego, II, M.D., consisting of $26,000 of principal and $1,201 of interest.

Advances and Repayment to former CEO

On various dates between May 3, 2018 and November 23, 2018, our then CEO advanced us short-term unsecured demand loans, bearing interest at 6% per annum, in an aggregate amount of $514,141, which was repaid on various dates from March of 2019 through May of 2019, including $200,000 of such principal paid by the issuance of 400,000 shares of common stock. On February 13, 2019, the remaining outstanding obligations under these advances were exchanged for an amended and restated promissory note in the principal amount of $307,141 that bore interest at 6% and was payable upon the earlier of (i) a public or private offering of our equity securities, resulting in gross proceeds of at least $5,000,000, or (ii) February 13, 2022. All indebtedness outstanding under this note, consisting of $307,141 of principal and $13,791 of interest, was repaid in full during the year ended December 31, 2020, with $200,000 of such principal paid by the issuance of 400,000 shares of common stock to the CEO.

Series A Preferred Stock Sales

On July 10, 2020, the Company received proceeds of $110,000 from the sale of 11,000 units to the Company’s Chairman of the Board, Dr. Ken Perego. Each unit consisted of one share of Series A Preferred Stock and five-year warrants to purchase 50 shares of common stock at an exercise price of $0.25 per share. The proceeds received were allocated between the preferred stock and warrants on a relative fair value basis.

F-28

ONE WORLD PRODUCTS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Series B Preferred Stock Sales

On February 7, 2021, the Company and ISIAH International, LLC (“ISIAH International”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) under which ISIAH International agreed to purchase from the Company, on the dates provided for in the Purchase Agreement, an aggregate of 200,000 shares of the Company’s newly designated Series B Preferred Stock (“Series B Preferred Stock”), convertible into an aggregate of 20,000,000 shares of the Company’s common stock, for a purchase price of $15 per share of Preferred Stock, and an aggregate purchase price of $3 million. Each share of Series B Preferred Stock has a Stated Value of $15 and is convertible into common stock at a conversion price equal to $0.15. Isiah Thomas, the Company’s Chief Executive Officer, is the sole member and Chief Executive Officer of ISIAH International. Pursuant to the Purchase Agreement, ISIAH International purchased the 200,000 shares of Series B Preferred Stock from the Company according to the following schedule:

Date	Shares	Purchase Price
Initial Closing Date	16,666	$249,990
February 22, 2021	16,667	250,005
March 8, 2021	16,667	250,005
March 22, 2021	16,667	250,005
April 5, 2021	16,666	249,990
April 19, 2021	16,667	250,005
May 17, 2021	33,334	500,010
June 14, 2021	33,333	499,995
July 12, 2021	33,333	499,995
Total	200,000	$3,000,000

On various dates in May, 2021, the Company also received total proceeds of $50,010 from the sale of an aggregate of 3,334 shares of Series B Preferred Stock at a price of $15 per share to trusts whose beneficiaries are adult children of Isiah L. Thomas III. Mr. Thomas disclaims beneficial ownership of the shares held by these trusts.

Common Stock Issued for Services

On December 31, 2021, the Company issued 673,582 shares of common stock in lieu of cash compensation to its former Chief Financial Officer, Vahé Gabriel. The aggregate fair value of the shares was $55,234, based on the closing price of the Company’s common stock on the date of grant.

On December 31, 2020, the Company awarded 750,000 shares of common stock to the Company’s Chairman of the Board, Dr. Ken Perego, for services provided. The aggregate fair value of the common stock was $90,000 based on the closing price of the Company’s common stock on the date of grant.

On December 31, 2020, the Company awarded 750,000 shares of common stock to one of the Company’s Directors, Bruce Raben, for services provided. The aggregate fair value of the common stock was $90,000 based on the closing price of the Company’s common stock on the date of grant.

On June 3, 2020, the Company awarded 500,000 shares of common stock to the Company’s Chief Executive Officer, Isiah L. Thomas III, as a signing bonus. The aggregate fair value of the common stock was $275,000 based on the closing price of the Company’s common stock on the date of grant.

On June 3, 2020, the Company awarded 2,000,000 shares of common stock to the Company’s former Chief Executive Officer, Craig Ellins, pursuant to a Separation Agreement. The aggregate fair value of the common stock was $1,100,000 based on the closing price of the Company’s common stock on the date of grant.

On May 31, 2020, the Company awarded 350,000 shares of common stock to the Company’s Chairman of the Board, Dr. Ken Perego, for services provided. The aggregate fair value of the common stock was $196,000 based on the closing price of the Company’s common stock on the date of grant.

Common Stock Options Issued for Services

On May 28, 2021, the Company awarded options to purchase 1,000,000 shares of common stock under the Company’s 2019 Stock Incentive Plan (the “2019 Plan”) at an exercise price equal to $0.1782 per share, exercisable over a ten year period to the Company’s CFO and COO, Vahé Gabriel. The options vested immediately as to 500,000 shares, and vest as to the remaining 500,000 shares quarterly in 250,000 increments over the following two quarters. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 183% and a call option value of $0.1719, was $171,949. The options were expensed over the vesting period, resulting in $171,949 of stock-based compensation expense during the year ended December 31, 2021.

F-29

ONE WORLD PRODUCTS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On January 1, 2021, the Company awarded options to purchase 5,500,000 shares of common stock at an exercise price equal to $0.13 per share to Isiah L. Thomas III, the Company’s Chief Executive Officer and Vice Chairman. The options were issued outside of the 2019 Plan and are exercisable over a ten year period. The options vested immediately as to 2,750,000 shares, and vest as to the remaining 2,750,000 shares quarterly in 250,000 increments over the following eleven quarters. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 192% and a call option value of $0.1174, was $645,624. The options are being expensed over the vesting period, resulting in $410,853 of stock-based compensation expense during the year ended December 31, 2021. As of December 31, 2021, a total of $234,771 of unamortized expenses are expected to be expensed over the vesting period.

On January 1, 2021, the Company awarded options to purchase 350,000 shares of common stock under the 2019 Plan at an exercise price equal to $0.13 per share, exercisable over a ten year period to the Company’s Vice Chairman of the Board, Dr. Ken Perego. The options vest in equal quarterly installments over one year. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 192% and a call option value of $0.1170, was $40,943. The options were expensed over the vesting period, resulting in $40,943 of stock-based compensation expense during the year ended December 31, 2021.

On January 1, 2021, the Company awarded options to purchase 475,000 shares of common stock under the 2019 Plan at an exercise price equal to $0.13 per share, exercisable over a ten year period to Bruce Raben, the Company’s former Interim Chief Financial Officer and a Director of the Company. The options vest in equal quarterly installments over one year. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 192% and a call option value of $0.1170, was $55,565. The options were expensed over the vesting period, resulting in $55,565 of stock-based compensation expense during the year ended December 31, 2021.

On June 3, 2020, the Company awarded options to purchase 5,500,000 shares of the Company’s Common Stock at an exercise price equal to $0.55 per share to Isiah L. Thomas III, the Company’s Chief Executive Officer and Vice Chairman. The options were issued outside of the Company’s 2019 Plan and are exercisable over a ten year period. The options vest as to 1,500,000 shares immediately, as to 1,000,000 shares 120 days following the issuance of the option (the “Second Vesting Date”), and as to the remaining 3,000,000 shares vesting quarterly over the three years following the Second Vesting Date. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 301% and a call option value of $0.5499, was $3,024,689. The options were being expensed over the vesting period, resulting in $1,206,933 of stock-based compensation expense during the year ended December 31, 2020. On December 31, 2020, the options were voluntarily surrendered and cancelled.

On May 31, 2020, the Company awarded options to purchase 350,000 shares of the Company’s Common Stock at an exercise price equal to $0.56 per share to the Company’s Chairman of the Board, Dr. Ken Perego. The options vest as to 116,667 shares immediately, with the remaining 233,333 shares vesting quarterly over the following two years, beginning October 1, 2020. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 302% and a call option value of $0.5599, was $195,959. The options were being expensed over the vesting period, resulting in $102,056 of stock-based compensation expense during the year ended December 31, 2020. On December 31, 2020, the options were voluntarily surrendered and cancelled.

On May 31, 2020, the Company awarded options to purchase 350,000 shares of the Company’s Common Stock at an exercise price equal to $0.56 per share to Bruce Raben, one of the Company’s Directors. The options vest as to 116,667 shares immediately, with the remaining 233,333 shares vesting quarterly over the following two years, beginning October 1, 2020. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 302% and a call option value of $0.5599, was $195,959. The options were being expensed over the vesting period, resulting in $102,056 of stock-based compensation expense during the year ended December 31, 2020. On December 31, 2020, the options were voluntarily surrendered and cancelled.

F-30

ONE WORLD PRODUCTS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 4 – Fair Value of Financial Instruments

Under FASB ASC 820-10-5, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). The standard outlines a valuation framework and creates a fair value hierarchy in order to increase the consistency and comparability of fair value measurements and the related disclosures. Under GAAP, certain assets and liabilities must be measured at fair value, and FASB ASC 820-10-50 details the disclosures that are required for items measured at fair value.

The Company has certain financial instruments that must be measured under the new fair value standard. The Company’s financial assets and liabilities are measured using inputs from the three levels of the fair value hierarchy. The three levels are as follows:

Level 1 - Inputs are unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 - Inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates, yield curves, etc.), and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market corroborated inputs).

Level 3 - Unobservable inputs that reflect our assumptions about the assumptions that market participants would use in pricing the asset or liability.

The following schedule summarizes the valuation of financial instruments at fair value on a recurring basis in the balances sheet as of December 31, 2021 and 2020:

	Fair Value Measurements at December 31, 2021
	Level 1	Level 2	Level 3
Assets
Cash	$119,678	$-	$-
Total assets	119,678	-	-
Liabilities
Convertible notes payable, net of $412,673 of debt discounts	-	337,327	-
Convertible notes payable	-	319,274	-
Total liabilities	-	(656,601)	-
	$119,678	$(656,601)	$-

	Fair Value Measurements at December 31, 2020
	Level 1	Level 2	Level 3
Assets
Cash	$28,920	$-	$-
Right-of-use-asset	-	-	195,029
Total assets	28,920	-	195,029
Liabilities
Lease liabilities	-	-	201,525
Notes payable	-	334,841	-
Total liabilities	-	(334,841)	(201,525)
	$28,920	$(334,841)	$(6,496)

There were no transfers of financial assets or liabilities between Level 1 and Level 2 inputs for the years ended December 31, 2021 or 2020.

F-31

ONE WORLD PRODUCTS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5 – Major Customers and Accounts Receivable

The Company had certain customers whose revenue individually represented 10% or more of the Company’s total revenue, or whose accounts receivable balances individually represented 10% or more of the Company’s total accounts receivable, as follows:

For the year ended December 31, 2021, four customers accounted for 60% of revenue.

At December 31, 2021, one customer accounted for 75% of accounts receivable.

Note 6 – Inventory

Inventories are stated at the lower of cost or net realizable value. Cost is determined on a standard cost basis that approximates the first-in, first-out (FIFO) method. Appropriate consideration is given to obsolescence, excessive levels, deterioration, and other factors in evaluating net realizable value. Our cannabis products consist of cannabis flower grown in-house, along with produced extracts. Inventory consisted of the following at December 31, 2021 and 2020, respectively.

	December 31,	December 31,
	2021	2020
Raw materials	$31,233	$27,514
Work in progress	81,182	181,272
Finished goods	108,246	104,673
	220,661	313,459
Less obsolescence	(22,066)	(46,307)
Total inventory	$198,595	$267,152

Note 7 – Other Current Assets

Other current assets included the following as of December 31, 2021 and 2020, respectively:

	December 31,	December 31,
	2021	2020
VAT tax receivable	$147,194	$99,199
Prepaid expenses	29,366	19,226
Deferred cost of goods sold	19,470	-
Other receivables	110,000	486
Total	$306,030	$118,911

Note 8 – Security Deposits

Security deposits included the following as of December 31, 2021 and 2020, respectively:

	December 31,	December 31,
	2021	2020
Utility deposits	$1,090	$660
Refundable deposit on equipment purchase	50,000	50,000
Down payment on distillation equipment	1,155,000	-
Security deposits on leases held in Colombia	35,869	9,960
Security deposit on office lease	14,029	4,494
	$1,255,988	$65,114

F-32

ONE WORLD PRODUCTS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 9 – Fixed Assets

Fixed assets consist of the following at December 31, 2021 and 2020, respectively:

	December 31,	December 31,
	2021	2020
Land	$138,248	$138,248
Buildings	473,971	41,665
Office equipment	56,502	44,027
Furniture and fixtures	34,409	27,914
Equipment and machinery	383,829	185,169
Construction in progress	-	345,036
	1,086,959	782,059
Less: accumulated depreciation	(83,946)	(55,239)
Total	$1,003,013	$726,820

Construction in progress consisted of equipment and capital improvements on the Popayán farm that were not placed in service until the year ended December 31, 2021.

On November 30, 2021, the Company disposed of a building that was damaged in a storm at the Popayán farm. No proceeds were received on the disposal, resulting in a loss on disposal of fixed assets of $53,925, which represented the net book value at the time of disposal.

On July 27, 2021, the Company sold a truck previously used at the Popayán farm. The Company received proceeds of $5,125 on the sale, resulting in a loss on disposal of fixed assets of $2,064, which represented the net book value at the time of disposal.

On July 1, 2021, the Company disposed of equipment used at the Popayán farm that is no longer in service. No proceeds were received on the disposals, resulting in a loss on disposal of fixed assets of $15,498, which represented the net book value at the time of disposal.

Depreciation and amortization expense totaled $40,321 and $33,610 for the years ended December 31, 2021 and 2020, respectively.

Note 10 – Accrued Expenses

Accrued expenses consisted of the following at December 31, 2021 and 2020, respectively:

	December 31,	December 31,
	2021	2020
Accrued payroll	$261,044	$266,230
Accrued withholding taxes and employee benefits	9,162	18,889
Accrued ICA fees and contributions	129,856	200,335
Accrued interest	57,700	65,081
	$457,762	$550,535

Note 11 – Deferred Revenues

Arrangements with customers include multiple deliverables, consisting of an initial delivery of seeds and a contingent portion of the sale that is dependent on the customers future harvest of the seeds. Deferred revenues associated with these multiple-element arrangements were $30,164 at December 31, 2021. Related deferred cost of goods sold were $19,470, resulting in deferred gross margins of $10,964, that is expected to be recognized upon the customers’ completion of their harvests in 2022.

F-33

ONE WORLD PRODUCTS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 12 – Leases

The Company’s corporate offices and operational facility in Colombia under short-term non-cancelable real property lease agreements that expire within a year. The Company doesn’t have any other office or equipment leases subject to the recently adopted ASU 2016-02. In the locations in which it is economically feasible to continue to operate, management expects that lease options will be exercised. The Company’s corporate office is under a real property lease that contains a one-time renewal option for an additional 36 months that was amended to enable the Company to extend the lease for 12 months instead of 36 months. The Company is reasonably certain that it will not extend the lease beyond its extended term of October 31, 2022. The office lease contains provisions requiring payment of property taxes, utilities, insurance, maintenance and other occupancy costs applicable to the leased premise. As the Company’s leases do not provide an implicit discount rate, the Company uses an incremental borrowing rate based on the information available at the commencement date in determining the present value of lease payments.

The components of lease expense were as follows:

For the
Year Ended
December 31,
2021
Operating lease cost:
Amortization of assets	$87,276
Interest on lease liabilities	3,035
Total lease cost	$90,311

Supplemental cash flow and other information related to leases was as follows:

For the
Year Ended
December 31,
2021
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows used for operating leases	$201,525

Note 13 – Convertible Note Payable

Convertible note payable consists of the following at December 31, 2021 and 2020, respectively:

	December 31,	December 31,
	2021	2020

On September 24, 2021, the Company completed the sale of a (i) Promissory Note in the principal amount of $750,000 (the “Second AJB Note”) to AJB Capital Investments LLC (“AJB Capital”), (ii) a three-year warrant to purchase 1,500,000 shares of the Company’s common stock at an initial exercise price of $0.25 per share, and (iii) a three-year warrant to purchase 2,000,000 shares of the Company’s common stock at an initial exercise price of $0.50 per share, for an aggregate purchase price of $705,000, pursuant to a Securities Purchase Agreement between the Company and AJB Capital (the “Purchase Agreement”). The Company received net proceeds of $678,750 after deductions of debt discounts, consisting of $45,000 pursuant to an original issue discount, $15,000 of legal fees and $11,250 of brokerage fees.

The Note matures on September 24, 2022 (the “Maturity Date”), bears interest at a rate of 8% per annum, and, following an event of default only, is convertible into shares of the Company’s common stock at a conversion price equal to the lesser of 90% of the lowest trading price during (i) the 20 trading day period preceding the issuance date of the note, or (ii) the 20 trading day period preceding date of conversion of the Note. The Note is also subject to covenants, events of defaults, penalties, default interest and other terms and conditions customary in transactions of this nature.

Pursuant to the Purchase Agreement, the Company paid a commitment fee to AJB Capital in the amount of $250,000 (the “Commitment Fee”) in the form of 1,250,000 shares of the Company’s common stock (the “Commitment Fee Shares”). During the six month period following the six month anniversary of the closing date, AJB Capital shall be entitled to be issued additional shares of common stock of the Company to the extent AJB Capital’s sale of the Commitment Fee Shares has resulted in net proceeds in an amount less than the Commitment Fee. The Commitment Fee Shares resulted in a debt discount of $150,062 that is being amortized over the life of the loan.

The obligations of the Company to AJB Capital under the Note and the Purchase Agreement are secured by a lien on the Company’s assets pursuant to a Security Agreement between the Company and AJB Capital.	$750,000	$-

Total convertible notes payable	750,000	-
Less: unamortized debt discounts	412,673	-
Convertible note payable, net of discounts	$337,327	$-

F-34

ONE WORLD PRODUCTS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company recognized debt discounts for the years ended December 31, 2021 and 2020, as follows:

	December 31,	December 31,
	2021	2020

Fair value of 3,250,000 commitment shares of common stock	$418,312	$-
Fair value of warrants to purchase 3,500,000 shares of common stock	358,017	-
Original issue discounts	53,700	-
Legal and brokerage fees	39,300	-
Total debt discounts	869,329	-
Amortization of debt discounts	456,656	-
Unamortized debt discounts	$412,673	$-

The aggregate debt discounts of $869,329, for the year ended December 31, 2021, are being amortized over the life of the loan using the straight-line method, which approximates the effective interest method. The Company recorded finance expense in the amount of $456,656 on the amortization of these discounts for the year ended December 31, 2021.

The convertible note limits the maximum number of shares that can be owned by the note holder as a result of the conversions to common stock to 4.99% of the Company’s issued and outstanding shares.

The Company recorded interest expense pursuant to the stated interest rates on the convertible notes in the amount of $36,243 and $21,516 for the years ended December 31, 2021 and 2020, respectively. In addition, the Company recognized $456,656 of interest expense related to the debt discounts for the year ended December 31, 2021.

Note 14 – Notes Payable

Notes payable consists of the following at December 31, 2021 and 2020, respectively:

	December 31,	December 31,
	2021	2020

On December 29, 2021, the Company received an advance of $200,000 from Dr. Kenneth Perego, II, M.D., our Vice Chairman of the Board pursuant to an unsecured promissory note due January 1, 2024 that carried an 8% interest rate.	$200,000	$-

On January 20, 2021, the Company completed the sale of a Promissory Note in the principal amount of $290,000 (the “First AJB Note”) to AJB Capital for a purchase price of $281,300, pursuant to a Securities Purchase Agreement between the Company and AJB Capital (the “Purchase Agreement”). The Company received net proceeds of $268,250 after deductions of debt discounts, consisting of $8,700 pursuant to an original issue discount, $7,250 of legal fees and $5,800 of brokerage fees.

The First AJB Note carried interest at a rate of 10% per annum, was to mature on October 20, 2021, and was repaid in full on September 17, 2021.

Pursuant to the Purchase Agreement, the Company paid a commitment fee to AJB Capital in the amount of $200,000 (the “Commitment Fee”) in the form of 2,000,000 shares of the Company’s common stock (the “Commitment Fee Shares”). As the Company repaid the First AJB Note prior to the Maturity Date, the Company exercised its right to redeem 1,000,000 of the Commitment Fee Shares for a nominal redemption price of $1.00. The issuance of the Commitment Fee Shares resulted in a debt discount of $268,250 that was amortized over the life of the loan.

	-	-

On February 3, 2020, the Company, through its wholly-owned subsidiary, One World Pharma SAS, received an advance of 100,000,000 COP, or $29,134 USD, from an individual pursuant to an unsecured promissory note due on demand that carried a 6% interest rate. The Company repaid 50,000,000 COP, or $14,567 USD, during the year ended December 31, 2020, and repaid the remaining 50,000,000 COP, or $14,567 USD, during the year ended December 31, 2021.	-	14,567

On December 16, 2020, the Company received an advance of $125,000 from our CEO, Isiah Thomas, III pursuant to an unsecured promissory note due on demand that carried a 6% interest rate. A total of $130,610, consisting of $125,000 of principal and $5,610 of interest, was repaid on September 15, 2021.	-	125,000

On October 28, 2020, the Company received an advance of $50,000 from its CEO, Isiah Thomas, III pursuant to an unsecured promissory note due on demand that carries a 6% interest rate. A total of $52,918, consisting of $50,000 of principal and $2,918 of interest, was repaid on October 18, 2021.	-	50,000

On September 14, 2020, the Company received an advance of $26,000 from its Chairman, Dr. Kenneth Perego, II, M.D. pursuant to an unsecured promissory note due on demand that carried a 6% interest rate. The advance was repaid by the Company on March 29, 2021.	-	26,000

On May 4, 2020, the Company, through its wholly-owned subsidiary OWP Ventures, Inc., borrowed $119,274 from Customers Bank (“Lender”), pursuant to a Promissory Note issued by OWP Ventures to Lender (the “PPP Note”). The loan was made pursuant to the Payroll Protection Program established as part of the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”). The PPP Note carried interest at 1.00% per annum, payable monthly beginning December 4, 2020, and was due on May 4, 2022. The PPP Note could have been repaid at any time without penalty.

Under the Payroll Protection Program, the Company was eligible for loan forgiveness up to the full amount of the PPP Note and any accrued interest. The forgiveness amount was equal to the amount that the Company spent during the 24-week period beginning May 4, 2020 on payroll costs, payment of rent on any leases in force prior to February 15, 2020 and payment on any utility for which service began before February 15, 2020. The maximum amount of loan forgiveness for non-payroll expenses was 40% of the amount of the PPP Note. A total of $121,372, consisting of $119,274 of principal and $2,098 of interest, was forgiven on February 11, 2022.

	119,274	119,274

Total notes payable	319,274	334,841
Less: current maturities	119,274	334,841
Notes payable, long-term potion	$200,000	$-

F-35

ONE WORLD PRODUCTS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company recorded interest expense in the amount of $28,674 and $9,734 for the years ended December 31, 2021 and 2020, respectively, including $9,729 of interest paid to officers and directors during the year ended December 31, 2021.

The Company recognized interest expense for the year ended December 31, 2021 and 2020, respectively, as follows:

	December 31,	December 31,
	2021	2020

Interest on convertible notes	$17,260	$21,516
Interest on notes payable	28,674	9,734
Amortization of debt discounts	42,247	-
Amortization of stock-based debt discounts	414,409	-
Interest on accounts payable	8,541	16,342
Total interest expense	$511,131	$47,592

Note 15 – Convertible Preferred Stock

Preferred Stock

The Company has 10,000,000 authorized shares of $0.001 par value “blank check” preferred stock, of which 500,000 shares have been designated Series A Preferred Stock and 300,000 shares have been designated Series B Preferred Stock. The shares of Series A Preferred Stock and Series B Preferred Stock are each currently convertible into one hundred (100) shares of the Company’s common stock. The Series A Preferred Stock accrues dividends at the rate of 6% per annum, payable in cash as and when declared by the Board or upon a liquidation. The shares of Series B Preferred Stock are not entitled to dividends, other than the right to participate in dividends payable to holders of common stock on an as-converted basis. As of December 31, 2021, there were 65,233 and 238,501 shares of Series A Preferred Stock and Series B Preferred Stock, respectively, issued and outstanding. The Series A and B Preferred Stock are presented as mezzanine equity on the balance sheet because they carry a stated value of $10 and $15 per share, respectively, and a deemed liquidation clause, which entitles the holders thereof to receive proceeds in an amount equal to the stated value per share, plus any accrued and unpaid dividends, before any payment may be made to holders of common stock. Each share of Preferred Stock carries a number of votes equal to the number of shares of common stock into which such Preferred Stock may then be converted. The Preferred Stock generally will vote together with the common stock and not as a separate class.

The Series A and B Preferred Stock have been classified outside of permanent equity and liabilities. the Series A Preferred Stock embodies conditional obligations that the Company may settle by issuing a variable number of equity shares, and in both the Series A and B Preferred Stock, monetary value of the obligation is based on a fixed monetary amount known at inception.

Series A Preferred Stock Sales

No shares of Series A Preferred Stock were sold during the year ended December 31, 2021.

On various dates between April 14, 2020 and October 28, 2020, the Company received total proceeds of $1,502,330 from the sale of 150,233 units, consisting in the aggregate of 150,233 shares of Series A Preferred Stock and five-year warrants to purchase 7,511,650 shares of common stock at an exercise price of $0.25 per share to twenty-two accredited investors. The proceeds received were allocated between the Series A Preferred Stock and warrants on a relative fair value basis.

Series A Preferred Stock Conversions

On November 15, 2021, a shareholder converted 30,000 shares of Series A Preferred Stock into 3,000,000 shares of common stock.

On April 6, 2021, a shareholder converted 30,000 shares of Series A Preferred Stock into 3,000,000 shares of common stock.

On March 24, 2021, a shareholder converted 10,000 shares of Series A Preferred Stock into 1,000,000 shares of common stock. The shares of common stock were subsequently issued on April 7, 2021.

On January 26, 2021, a shareholder converted 5,000 shares of Series A Preferred Stock into 500,000 shares of common stock.

On January 12, 2021, a shareholder converted 10,000 shares of Series A Preferred Stock into 1,000,000 shares of common stock.

F-36

ONE WORLD PRODUCTS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Preferred Stock Dividends

The Series A Preferred Stock accrues dividends at the rate of 6% per annum, payable in cash as and when declared by the Board or upon a liquidation. The Company recognized $61,684 and $37,236 for years ended December 31, 2021 and 2020, respectively. A total of $98,920 of dividends had accrued as of December 31, 2021.

Series B Preferred Stock Sales

On February 7, 2021, the Company and ISIAH International entered into a Securities Purchase Agreement under which ISIAH International agreed to purchase from the Company, on the dates provided for in the Purchase Agreement, an aggregate of 200,000 shares of the Company’s newly designated Series B Preferred Stock, convertible into an aggregate of 20,000,000 shares of common stock, for a purchase price of $15 per share of Preferred Stock, and an aggregate purchase price of $3 million. Each share of Series B Preferred Stock has a Stated Value of $15 and is convertible into common stock at a conversion price equal to $0.15. Isiah Thomas, the Company’s Chief Executive Officer, is the sole member and Chief Executive Officer of ISIAH International. Pursuant to the Purchase Agreement, ISIAH International purchased the 200,000 shares of Series B Preferred Stock from the Company according to the following schedule:

Date	Shares	Purchase Price
Initial Closing Date	16,666	$249,990
February 22, 2021	16,667	250,005
March 8, 2021	16,667	250,005
March 22, 2021	16,667	250,005
April 5, 2021	16,666	249,990
April 19, 2021	16,667	250,005
May 17, 2021	33,334	500,010
June 14, 2021	33,333	499,995
July 12, 2021	33,333	499,995
Total	200,000	$3,000,000

In addition to the shares sold to ISIAH International, the Company received total proceeds of $527,520 on various dates between March 9, 2021 and April 22, 2021 from the sale of an additional 35,167 shares of Series B Preferred Stock at a price of $15 per share to seven accredited investors, including proceeds of $50,010 from the sale of an aggregate of 3,334 shares of Series B Preferred Stock at a price of $15 per share to trusts whose beneficiaries are adult children of Isiah L. Thomas III. Mr. Thomas disclaims beneficial ownership of the shares held by these trusts.

No shares of Series B Preferred Stock were sold during the year ended December 31, 2020.

Note 16 – Stockholders’ Equity

Preferred Stock

The Company has 10,000,000 authorized shares of $0.001 par value “blank check” preferred stock, of which 500,000 shares have been designated Series A Preferred Stock and 300,000 shares have been designated Series B Preferred Stock, See Note 15 above for a description of the features and issuances of the Series A Preferred Stock and Series B Preferred Stock.

Common Stock

The Company is authorized to issue an aggregate of 300,000,000 shares of common stock with a par value of $0.001. As of December 31, 2021, there were 65,599,565 shares of common stock issued and outstanding.

Common Stock Options Exercised

On July 26, 2021, a total of 60,000 shares of common stock were issued upon exercise on a cashless basis of options to purchase 125,000 shares of common stock at a price $0.13 per share.

Common Stock Sales

No shares of common stock were sold during the year ended December 31, 2021.

On November 27, 2020, the Company sold an aggregate of 750,000 shares of common stock at a price of $0.10 per share for total cash proceeds of $75,000. The shares were subsequently issued on March 1, 2021. Prior to the issuance, the fair value of the shares was reflected on the Company’s balance sheet as subscriptions payable at December 31, 2020.

F-37

ONE WORLD PRODUCTS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Common Stock Issued on Subscriptions Payable

On January 6, 2020, the Company issued 500,000 shares of common stock that were purchased on December 31, 2019 at $0.50 per share for proceeds of $25,000. Prior to the issuance, the purchase price was reflected on the Company’s balance sheet as subscriptions payable at December 31, 2019.

Common Stock Issued as a Promissory Note Commitment

As disclosed in Note 14 above, the Company paid a commitment fee to AJB Capital of $200,000 in the form of 2,000,000 shares of the Company’s common stock in connection with the issuance of the First AJB Note, which was repaid on September 17, 2021. The issuance of the commitment fee shares resulted in a debt discount of $268,250 that was amortized over the life of the loan, resulting in $268,250 of finance expense during the year ended December 31, 2021. On October 15, 2021, pursuant to the early repayment terms of the promissory note, one million of these shares were redeemed and cancelled for a nominal aggregate purchase price of $1.00.

Also, as disclosed in Note 13, above, the Company paid a commitment fee to AJB Capital in the form of 1,250,000 shares of the Company’s common stock in connection with the issuance of the Second AJB Note. The issuance of these commitment fee shares resulted in a debt discount of $150,062 that is being amortized over the life of the loan, resulting in $43,168 of finance expense during the year ended December 31, 2021.

Common Stock Issued for Services, Employees and Consultants

On May 25, 2021, the Company awarded a total of 50,000 shares of common stock pursuant for consulting services to two individuals. The aggregate fair value of the shares was $8,500, based on the closing price of the Company’s common stock on the date of grant.

On August 20, 2019, the Company engaged COR Prominence, LLC (“COR”) to provide investor relation services to the Company, in consideration for the payment of $7,500 per month in cash, and $5,000 per month with shares of common stock valued at 125% of the closing price of the common stock of the Company on the date of issuance. On May 12, 2021, the Company entered into a Settlement Agreement with COR. Pursuant to the Settlement Agreement, the Company issued COR 118,150 shares of common stock. The fair value of the shares was $29,538, based on the closing price of the Company’s common stock on the date of grant.

On June 1, 2021, the Company entered into a new agreement with COR and issued another 112,528 shares of common stock to COR. The fair value of the shares was $18,758, based on the closing price of the Company’s common stock on the date of grant. On December 1, 2021, the Company owed COR another 262,066 shares of common stock, which were subsequently issued on March 29, 2022. The fair value of the shares was $21,725, based on the closing price of the Company’s common stock on the date of grant.

On December 31, 2020, the Company awarded 100,000 shares of common stock to a consultant for services performed. The aggregate fair value of the common stock was $12,000 based on the closing price of the Company’s common stock on the date of grant.

On September 21, 2020, the Company awarded 250,000 shares of common stock to a consultant for services performed. The aggregate fair value of the common stock was $45,000 based on the closing price of the Company’s common stock on the date of grant.

On July 1, 2020, the Company awarded an aggregate of 875,000 shares of common stock to four employees and consultants for services provided. The aggregate fair value of the common stock was $332,500 based on the closing price of the Company’s common stock on the date of grant.

On June 3, 2020, the Company awarded 200,000 shares of common stock to a consultant for services performed. The aggregate fair value of the common stock was $120,000 based on the closing price of the Company’s common stock on the date of grant.

On various dates between January 4, 2020 and May 31, 2020, the Company awarded an aggregate of 2,006,000 shares of common stock to ten employees and consultants for services provided. The aggregate fair value of the common stock was $1,318,000 based on the closing price of the Company’s common stock on the date of grant.

F-38

ONE WORLD PRODUCTS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Common Stock Issued for Services, Officers and Directors

On December 31, 2021, the Company issued 673,582 shares of common stock in lieu of cash compensation to its former Chief Financial Officer, Vahé Gabriel. The aggregate fair value of the shares was $55,234, based on the closing price of the Company’s common stock on the date of grant.

On December 31, 2020, the Company awarded 750,000 shares of common stock to the Company’s Chairman of the Board, Dr. Ken Perego, for services provided. The aggregate fair value of the common stock was $90,000 based on the closing price of the Company’s common stock on the date of grant.

On December 31, 2020, the Company awarded 750,000 shares of common stock to one of the Company’s Directors, Bruce Raben, for services provided. The aggregate fair value of the common stock was $90,000 based on the closing price of the Company’s common stock on the date of grant.

On June 3, 2020, the Company awarded 500,000 shares of common stock to the Company’s Chief Executive Officer, Isiah L. Thomas III, as a signing bonus. The aggregate fair value of the common stock was $275,000 based on the closing price of the Company’s common stock on the date of grant.

On June 3, 2020, the Company awarded 2,000,000 shares of common stock to the Company’s former Chief Executive Officer, Craig Ellins, pursuant to a Separation Agreement. The aggregate fair value of the common stock was $1,100,000 based on the closing price of the Company’s common stock on the date of grant.

On May 31, 2020, the Company awarded 350,000 shares of common stock to the Company’s Chairman of the Board, Dr. Ken Perego, for services provided. The aggregate fair value of the common stock was $196,000 based on the closing price of the Company’s common stock on the date of grant.

Note 17 – Common Stock Options

Stock Incentive Plan

On February 12, 2020, the Company’s stockholders approved our 2019 Stock Incentive Plan (the “2019 Plan”), which had been adopted by the Company’s Board of Directors (the “Board”) as of December 10, 2019. The 2019 Plan provides for the issuance of up to 10,000,000 shares of common stock to the Company and its subsidiaries’ employees, officers, directors, consultants and advisors, stock options (non-statutory and incentive), restricted stock awards, stock appreciation rights (“SARs”), restricted stock units (“RSUs”) and other performance stock awards. Options granted under the 2019 Plan may either be intended to qualify as incentive stock options under the Internal Revenue Code of 1986, or may be non-qualified options, and are exercisable over periods not exceeding ten years from date of grant. Unless sooner terminated in accordance with its terms, the Stock Plan will terminate on December 10, 2029.

Common Stock Options Issued for Services

On May 28, 2021, the Company awarded options to purchase 1,000,000 shares of common stock under the 2019 Plan at an exercise price equal to $0.1782 per share, exercisable over a ten year period to the Company’s CFO and COO, Vahé Gabriel. The options vested immediately as to 500,000 shares, and vest as to the remaining 500,000 shares quarterly in 250,000 increments over the following two quarters. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 183% and a call option value of $0.1719, was $171,949. The options were expensed over the vesting period, resulting in $171,949 of stock-based compensation expense during the year ended December 31, 2021.

On May 25, 2021, the Company awarded options to purchase an aggregate 425,000 shares of common stock under the 2019 Plan at an exercise price equal to $0.17 per share, exercisable over a ten year period to three advisory board members. The options vest in equal quarterly installments over two years. The aggregate estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 183% and a call option value of $0.1653, was $70,269. The options are being expensed over the vesting period, resulting in $20,493 of stock-based compensation expense during the year ended December 31, 2021. As of December 31, 2021, a total of $49,776 of unamortized expenses are expected to be expensed over the vesting period.

On January 1, 2021, the Company awarded options to purchase 5,500,000 shares of common stock at an exercise price equal to $0.13 per share to Isiah L. Thomas III, the Company’s Chief Executive Officer and Vice Chairman. The options were issued outside of the 2019 Plan and are exercisable over a ten year period. The options vested immediately as to 2,750,000 shares, and vest as to the remaining 2,750,000 shares quarterly in 250,000 increments over the following eleven quarters. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 192% and a call option value of $0.1174, was $645,624. The options are being expensed over the vesting period, resulting in $410,853 of stock-based compensation expense during the year ended December 31, 2021. As of December 31, 2021, a total of $234,771 of unamortized expenses are expected to be expensed over the vesting period.

F-39

ONE WORLD PRODUCTS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On January 1, 2021, the Company awarded options to purchase 350,000 shares of common stock under the 2019 Plan at an exercise price equal to $0.13 per share, exercisable over a ten year period to the Company’s Chairman of the Board, Dr. Ken Perego. The options vest in equal quarterly installments over one year. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 192% and a call option value of $0.1170, was $40,943. The options were expensed over the vesting period, resulting in $40,943 of stock-based compensation expense during the year ended December 31, 2021.

On January 1, 2021, the Company awarded options to purchase 475,000 shares of common stock under the 2019 Plan at an exercise price equal to $0.13 per share, exercisable over a ten year period to Bruce Raben, one of the Company’s Directors. The options vest in equal quarterly installments over one year. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 192% and a call option value of $0.1170, was $55,565. The options were expensed over the vesting period, resulting in $55,565 of stock-based compensation expense during the year ended December 31, 2021.

On January 1, 2021, the Company awarded options to purchase an aggregate 1,842,000 shares of common stock under the 2019 Plan at an exercise price equal to $0.13 per share, exercisable over a ten year period to seven consultants and employees. The options vest in equal quarterly installments over one year. The aggregate estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 192% and a call option value of $0.1170, was $215,475. The options were expensed over the vesting period, resulting in $215,475 of stock-based compensation expense during the year ended December 31, 2021.

On December 31, 2020, the Company awarded options to purchase 250,000 shares of the Company’s Common Stock at an exercise price equal to $0.13 per share to a consultant. The options vest in equal quarterly installments over the following year. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 192% and a call option value of $0.1170, was $29,245. The options were expensed over the vesting period, resulting in $29,245 of stock-based compensation expense during the year ended December 31, 2021.

On December 31, 2020, the Company awarded options to purchase 125,000 shares of the Company’s Common Stock at an exercise price equal to $0.13 per share to a consultant. The options vest in equal quarterly installments over the following year. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 192% and a call option value of $0.1170, was $14,622. The options were expensed over the vesting period, resulting in $14,622 of stock-based compensation expense during the year ended December 31, 2021.

On December 31, 2020, the Company awarded options to purchase 50,000 shares of the Company’s Common Stock at an exercise price equal to $0.13 per share to a consultant. The options vest in equal quarterly installments over the following year. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 192% and a call option value of $0.1170, was $5,849. The options were expensed over the vesting period, resulting in $5,849 of stock-based compensation expense during the year ended December 31, 2021.

On July 1, 2020, the Company awarded options to purchase 125,000 shares of the Company’s Common Stock at an exercise price equal to $0.38 per share to a consultant. The options are exercisable over a ten year period. The options vested quarterly over six months. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 303% and a call option value of $0.3798, was $47,476. The options were expensed over the vesting period, resulting in $47,476 of stock-based compensation expense during the year ended December 31, 2020.

On July 1, 2020, the Company awarded options to purchase 1,000,000 shares of the Company’s Common Stock at an exercise price equal to $0.38 per share to a consultant. The options were exercisable over a ten year period. The options will vest quarterly over three years. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 303% and a call option value of $0.38, was $379,958. The options were being expensed over the vesting period, resulting in $63,326 of stock-based compensation expense during the year ended December 31, 2020. On December 31, 2020, the options were voluntarily surrendered and cancelled.

On July 1, 2020, the Company awarded options to purchase 125,000 shares of the Company’s Common Stock at an exercise price equal to $0.38 per share to a consultant for Advisory Board services. The options are exercisable over a ten year period. The options will vest quarterly over one year. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 303% and a call option value of $0.3799, was $47,482. The options are being expensed over the vesting period, resulting in $23,742 and $23,742 of stock-based compensation expense during the years ended December 31, 2021 and 2020, respectively.

F-40

ONE WORLD PRODUCTS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On June 3, 2020, the Company awarded options to purchase 5,500,000 shares of the Company’s Common Stock at an exercise price equal to $0.55 per share to Isiah L. Thomas III, the Company’s Chief Executive Officer and Vice Chairman. The options were issued outside of the Company’s 2019 Plan and are exercisable over a ten year period. The options vest as to 1,500,000 shares immediately, as to 1,000,000 shares 120 days following the issuance of the option (the “Second Vesting Date”), and as to the remaining 3,000,000 shares vesting quarterly over the three years following the Second Vesting Date. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 301% and a call option value of $0.5499, was $3,024,689. The options were being expensed over the vesting period, resulting in $1,206,933 of stock-based compensation expense during the year ended December 31, 2020. On December 31, 2020, the options were voluntarily surrendered and cancelled.

On May 31, 2020, the Company awarded options to purchase 350,000 shares of the Company’s Common Stock at an exercise price equal to $0.56 per share to the Company’s Chairman of the Board, Dr. Ken Perego. The options vest as to 116,667 shares immediately, with the remaining 233,333 shares vesting quarterly over the following two years, beginning October 1, 2020. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 302% and a call option value of $0.5599, was $195,959. The options were being expensed over the vesting period, resulting in $102,056 of stock-based compensation expense during the year ended December 31, 2020. On December 31, 2020, the options were voluntarily surrendered and cancelled.

On May 31, 2020, the Company awarded options to purchase 350,000 shares of the Company’s Common Stock at an exercise price equal to $0.56 per share to Bruce Raben, one of the Company’s Directors. The options vest as to 116,667 shares immediately, with the remaining 233,333 shares vesting quarterly over the following two years, beginning October 1, 2020. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 302% and a call option value of $0.5599, was $195,959. The options were being expensed over the vesting period, resulting in $102,056 of stock-based compensation expense during the year ended December 31, 2020. On December 31, 2020, the options were voluntarily surrendered and cancelled.

On May 31, 2020, the Company awarded options to purchase an aggregate 1,900,000 shares of the Company’s Common Stock at an exercise price equal to $0.56 per share to six consultants and employees. The options vest as to 633,333 shares immediately, with the remaining 1,266,667 shares vesting quarterly over the following three years, beginning October 1, 2020. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 302% and a call option value of $0.5599, was $1,063,879. The options were being expensed over the vesting period, resulting in $458,058 of stock-based compensation expense during the year ended December 31, 2020. On December 31, 2020, the options were voluntarily surrendered and cancelled.

On May 31, 2020, the Company awarded options to purchase an aggregate 100,000 shares of the Company’s Common Stock at an exercise price equal to $0.56 per share to two consultants. The options vest as to 33,333 shares immediately, with the remaining 66,667 shares vesting quarterly over the following three years, beginning October 1, 2020. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 302% and a call option value of $0.5599, was $55,994. The options are being expensed over the vesting period, resulting in $12,100 and $25,760 of stock-based compensation expense during the years ended December 31, 2021 and 2020, respectively. As of December 31, 2021, a total of $18,134 of unamortized expenses are expected to be expensed over the vesting period.

Common Stock Options Exercised

On July 26, 2021, a total of 60,000 shares of common stock were issued upon exercise on a cashless basis of options to purchase 125,000 shares of common stock at a price $0.13 per share.

The following is a summary of information about the Stock Options outstanding at December 31, 2021.

Shares Underlying
Shares Underlying Options Outstanding				Options Exercisable
Weighted
	Shares	Average	Weighted	Shares	Weighted
	Underlying	Remaining	Average	Underlying	Average
Range of	Options	Contractual	Exercise	Options	Exercise
Exercise Prices	Outstanding	Life	Price	Exercisable	Price
$0.13 - $0.56	10,742,000	8.63 years	$0.16	7,467,612	$0.17

F-41

ONE WORLD PRODUCTS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following is a summary of activity of outstanding stock options:

		Weighted
		Average
	Number	Exercise
	of Shares	Prices
Balance, December 31, 2019	766,669	$0.50
Options granted	9,875,000	0.51
Options exercised	(9,366,669)	(0.53)
Balance, December 31, 2020	1,275,000	0.36
Options granted	9,592,000	0.14
Options exercised	(125,000)	(0.13)
Balance, December 31, 2021	10,742,000	$0.16

Exercisable, December 31, 2021	7,467,612	$0.17

Note 18 – Common Stock Warrants

Warrants to purchase a total of 11,011,650 shares of common stock were outstanding as of December 31, 2021.

On September 24, 2021, the Company completed the sale of a (i) Promissory Note in the principal amount of $750,000 on the Second AJB Note, (ii) a three-year warrant to purchase 1,500,000 shares of the Company’s common stock at an initial exercise price of $0.25 per share, and (iii) a three-year warrant to purchase 2,000,000 shares of the Company’s common stock at an initial exercise price of $0.50 per share, for an aggregate purchase price of $705,000, pursuant to a Securities Purchase Agreement between the Company and AJB Capital. The proceeds received were allocated between the debt and warrants on a relative fair value basis. The aggregate estimated value of the warrants using the Black-Scholes Pricing Model, based on a weighted average volatility rate of 197% and a weighted average call option value of $0.1023, was $358,017, which is being amortized over the life of the loan as a debt discount. The warrants are being expensed over the over the life of the loan, resulting in $102,991 of finance expense during the year ended December 31, 2021. As of December 31, 2021, a total of $255,026 of unamortized expenses are expected to be expensed over the remaining life of the loan.

On various dates between April 14, 2020 and October 28, 2020, the Company received total proceeds of $1,502,330 from the sale of 150,233 units, consisting in the aggregate of 150,233 shares of Series A Preferred Stock and five-year warrants to purchase 7,511,650 shares of common stock at an exercise price of $0.25 per share to twenty-two accredited investors. The proceeds received were allocated between the Series A Preferred Stock and warrants on a relative fair value basis. The aggregate estimated value of the warrants using the Black-Scholes Pricing Model, based on a weighted average volatility rate of 305% and a weighted average call option value of $0.2882, was $2,164,995.

The following is a summary of information about our warrants to purchase common stock outstanding at December 31, 2021.

Shares Underlying
Shares Underlying Warrants Outstanding				Warrants Exercisable

Weighted
	Shares	Average	Weighted	Shares	Weighted
Range of	Underlying	Remaining	Average	Underlying	Average
Exercise	Warrants	Contractual	Exercise	Warrants	Exercise
Prices	Outstanding	Life	Price	Exercisable	Price

$0.25-$0.50	11,011,650	3.31 years	$0.25-$0.50	11,011,650	$0.25-$0.50

The fair value of each warrant grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants under the fixed option plan:

	December 31,	December 31,
	2021	2020

Average risk-free interest rates	0.47%	0.30%
Average expected life (in years)	3.00	5.00
Volatility	197%	305%

F-42

ONE WORLD PRODUCTS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The weighted average fair value of warrants granted with exercise prices at the current fair value of the underlying stock was approximately $0.10 and $0.25 per warrant for the years ended December 31, 2021 and 2020, respectively.

The following is a summary of activity of outstanding common stock warrants:

		Weighted
		Average
	Number	Exercise
	of Shares	Prices
Balance, December 31, 2019	-	$-
Warrants granted	7,511,650	0.25
Balance, December 31, 2020	7,511,650	0.25
Warrants granted	3,500,000	0.39
Balance, December 31, 2021	11,011,650	$0.30

Exercisable, December 31, 2021	11,011,650	$0.30

Note 19 – Commitments and Contingencies

Legal Contingencies

There are no material pending legal proceedings to which we are a party or to which any of our property is subject, nor are there any such proceedings known to be contemplated by governmental authorities. None of our directors, officers or affiliates is involved in a proceeding adverse to our business or has a material interest adverse to our business.

Note 20 - Income Tax

The Company accounts for income taxes under FASB ASC 740-10, which requires use of the liability method. FASB ASC 740-10-25 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences.

For the years ended December 31, 2021 and 2020, the Company incurred a net operating loss and, accordingly, no provision for income taxes has been recorded. In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets. At December 31, 2021, the Company had approximately $7,309,000 of federal net operating losses. The net operating loss carry forwards, if not utilized, will begin to expire in 2025.

The provision (benefit) for income taxes for the years ended December 31, 2021 and 2020 were assuming a 21% effective tax rate. The effective income tax rate for the years ended December 31, 2021 and 2020 consisted of the following:

	December 31,
	2021	2020
Federal statutory income tax rate	21%	21%
State income taxes	-%	-%
Change in valuation allowance	(21)%	(21)%
Net effective income tax rate	-	-

F-43

ONE WORLD PRODUCTS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The components of the Company’s deferred tax asset are as follows:

	December 31,
	2021	2020
Deferred tax assets:
Net operating loss carry forwards	$1,535,000	$1,302,000

Net deferred tax assets before valuation allowance	$1,535,000	$1,302,000
Less: Valuation allowance	(1,535,000)	(1,302,000)
Net deferred tax assets	$-	$-

Based on the available objective evidence, including the Company’s history of its loss, management believes it is more likely than not that the net deferred tax assets will not be fully realizable. Accordingly, the Company provided for a full valuation allowance against its net deferred tax assets at December 31, 2021 and 2020, respectively.

In accordance with FASB ASC 740, the Company has evaluated its tax positions and determined there are no uncertain tax positions.

Note 21 – Subsequent Events

Debt Financing

On March 1, 2022, the Company, through its wholly-owned subsidiary, OWP Ventures, Inc., received an advance of $400,000 from an individual pursuant to an unsecured promissory note, maturing on January 1, 2024, that carried an 8% interest rate.

On February 15, 2022, the Company, through its wholly-owned subsidiary, OWP Ventures, Inc., received an advance of $200,000 from an individual pursuant to an unsecured promissory note, maturing on January 1, 2024, that carried an 8% interest rate.

Common Stock Issued on Subscriptions Payable

On March 29, 2022, the Company issued 262,066 shares of common stock on a Subscriptions Payable for the December 1, 2021 award of common stock to COR for services.

Lease Commitment

On January 1, 2022, OWP Colombia entered into a lease for a warehouse over a ten-year term. The leased premise is 38,750 square feet and will be used for our extraction facility. Monthly lease payments of $57,339,000 COP, plus VAT, or approximately $15,290 USD, commence January 1, 2022 for a ten-year term that carries automatic options to extend for successive terms of five (5) years, as long as neither party has given notice of termination at least six (6) months in advance.

F-44

21,366,700 SHARES OF COMMON STOCK
OF
ONE WORLD PRODUCTS, INC.

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

The Date of This prospectus is [●], 2022

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the costs and expenses relating to the sale of our securities being registered hereby. All amounts are estimates except the SEC registration fee.

Total expenses for this offering are estimated to be approximately $22,747.23 including:

Amount (1)
SEC registration fees	$247.23
Legal fees and expenses	15,000
Accounting fees and expenses	5,000
Transfer Agent Fees	2,500
Total	$22,747.23

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

We are a Nevada corporation. The Nevada Revised Statutes and certain provisions of our articles of incorporation, as amended, and bylaws under certain circumstances provide for indemnification of our officers, directors and controlling persons against liabilities which they may incur in such capacities. A summary of the circumstances in which such indemnification is provided for is contained herein, but this description is qualified in its entirety by reference to our bylaws and to the statutory provisions.

In general, any officer, director, employee or agent may be indemnified against expenses, fines, settlements or judgments arising in connection with a legal proceeding to which such person is a party, if that person is not liable due to conduct that constituted a breach of his or her fiduciary duties and such breach involved intentional misconduct, fraud or a knowing violation of law, and that person’s actions were in good faith, were believed to be in our best interest, and were not unlawful. Indemnification may not be made for any claim as to which the person seeking indemnity has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable to our company unless the court in which the action or suit was brought or another court of competent jurisdiction determines that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court deems proper. Unless such person is successful upon the merits in such an action, indemnification may be awarded only after a determination by independent decision of our board of directors, by legal counsel, or by a vote of our stockholders, that the applicable standard of conduct was met by the person to be indemnified. Under our articles of incorporation, as amended, and bylaws , we will advance expenses incurred by officers, directors, employees or agents who are parties to or are threatened to made parties to any threatened, pending or completed action by reason of the fact that such person was serving in such capacity, prior to the disposition of such action and promptly following request therefor, upon receipt of an undertaking by or on behalf of such person to repay such advances if it should be determined ultimately that such person is not entitled to indemnification.

The circumstances under which indemnification is granted in connection with an action brought on our behalf is generally the same as those set forth above; however, with respect to such actions, indemnification is granted only with respect to expenses actually incurred in connection with the defense or settlement of the action. Indemnification may also be granted pursuant to the terms of agreements which may be entered in the future or pursuant to a vote of stockholders or directors. The Nevada Revised Statutes also grant us the power to purchase and maintain insurance which protects our officers and directors against any liabilities incurred in connection with their service in such a position, and we have obtained such a policy.

A stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees regarding which indemnification by us is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

II-1

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

Over the past three years, we have issued and sold the following securities without registration under the Securities Act:

Year ending December 31, 2022

On March 29, 2022, the Company issued 262,066 shares of common stock to COR IR for services.

On September 1, 2022, the Company entered into a Purchase Agreement (the “ELOC Purchase Agreement”) with Tysadco Partners, LLC (“Tysadco”). Pursuant to the ELOC Purchase Agreement, Tysadco has agreed to purchase from the Company, from time to time upon delivery by the Company to Tysadco of “Request Notices,” and subject to the other terms and conditions set forth in the ELOC Purchase Agreement, up to an aggregate of $10,000,000 of the Company’s common stock. Pursuant to the ELOC Purchase Agreement, the Company agreed to issue Tysadco 13,667 shares of Series B Preferred Stock. In connection with the ELOC Purchase Agreement, on September 1, 2022, the Company and Tysadco also entered into a Securities Purchase Agreement under which Tysadco agreed to purchase 20,000 shares of Series B Preferred Stock for a total purchase price of $300,000 in two closings of 10,000 shares each. The first closing of 10,000 shares occurred following the execution of the SPA, and the second closing under the SPA is to occur within five days after the filing of this registration statement.

On September 20, 2022, the Company issued 1,341,276 shares of common stock as a “make-whole” payment to AJB Capital Investments LLC under the securities purchase agreement it entered into with AJB Capital Investments LLC on September 24, 2021.

Year ended December 31, 2021

On January 1, 2021, the Company awarded options to purchase (i) 5,500,000 shares of common stock at an exercise price equal to $0.13 per share to Isiah L. Thomas III, the Company’s Chief Executive Officer and Vice Chairman, (ii) 350,000 shares of common stock to the Company’s Chairman of the Board, Dr. Ken Perego, and (iii) 475,000 shares of common stock to Bruce Raben, one of the Company’s Directors.

On January 1, 2021, the Company awarded options to purchase an aggregate 1,842,000 shares of common stock under the 2019 Plan at an exercise price equal to $0.13 per share, exercisable over a ten year period to seven consultants and employees. The options vest in equal quarterly installments over one year. The aggregate estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 192% and a call option value of $0.1170, was $215,475. The options were expensed over the vesting period, resulting in $215,475 of stock-based compensation expense during the year ended December 31, 2021.

On January 20, 2021, the Company completed the sale of a Promissory Note in the principal amount of $290,000 to AJB Capital Investments LLC (“AJB Capital”) and paid a commitment fee to AJB Capital in the form of 2,000,000 shares of common stock.

On February 7, 2021, the Company and ISIAH International entered into a Securities Purchase Agreement under which ISIAH International agreed to purchase from the Company, on the dates provided for in the Purchase Agreement, an aggregate of 200,000 shares of the Company’s newly designated Series B Preferred Stock, convertible into an aggregate of 20,000,000 shares of common stock, for a purchase price of $15 per share of Preferred Stock, and an aggregate purchase price of $3 million. Each share of Series B Preferred Stock has a Stated Value of $15 and is convertible into common stock at a conversion price equal to $0.15. Isiah Thomas, the Company’s Chief Executive Officer, is the sole member and Chief Executive Officer of ISIAH International. Pursuant to the Purchase Agreement, ISIAH International purchased the 200,000 shares of Series B Preferred Stock from the Company according to the following schedule:

Date	Shares	Purchase Price
Initial Closing Date	16,666	$249,990
February 22, 2021	16,667	250,005
March 8, 2021	16,667	250,005
March 22, 2021	16,667	250,005
April 5, 2021	16,666	249,990
April 19, 2021	16,667	250,005
May 17, 2021	33,334	500,010
June 14, 2021	33,333	499,995
July 12, 2021	33,333	499,995
Total	200,000	$3,000,000

II-2

In addition to the shares sold to ISIAH International, the Company received total proceeds of $527,520 on various dates between March 9, 2021 and April 22, 2021 from the sale of an additional 35,167 shares of Series B Preferred Stock at a price of $15 per share to seven accredited investors, including proceeds of $50,010 from the sale of an aggregate of 3,334 shares of Series B Preferred Stock at a price of $15 per share to trusts whose beneficiaries are adult children of Isiah L. Thomas III. Mr. Thomas disclaims beneficial ownership of the shares held by these trusts.

On May 25, 2021, the Company awarded a total of 50,000 shares of common stock pursuant for consulting services to two individuals.

On May 28, 2021, the Company awarded options to purchase 1,000,000 shares of common stock at an exercise price equal to $0.1782 per share, exercisable over a ten year period to the Company’s CFO and COO, Vahé Gabriel.

On May 25, 2021, the Company awarded options to purchase an aggregate 425,000 shares of common stock at an exercise price equal to $0.17 per share, exercisable over a ten year period to three advisory board members.

On July 26, 2021, a total of 60,000 shares of common stock were issued upon exercise on a cashless basis of options to purchase 125,000 shares of common stock at a price $0.13 per share.

On September 24, 2021, the Company completed the sale of a (i) Promissory Note in the principal amount of $750,000 to AJB Capital, (ii) a three-year warrant to purchase 1,500,000 shares of common stock at an initial exercise price of $0.25 per share, and (iii) a three-year warrant to purchase 2,000,000 shares of common stock at an initial exercise price of $0.50 per share, for an aggregate purchase price of $705,000.

On December 31, 2021, the Company issued 673,582 shares of common stock in lieu of cash compensation to its former Chief Financial Officer, Vahé Gabriel.

Year ended December 31, 2020

On various dates between April 14, 2020 and October 28, 2020, the Company received total proceeds of $1,502,330 from the sale of 150,233 units, consisting in the aggregate of 150,233 shares of Series A Preferred Stock and five-year warrants to purchase 7,511,650 shares of common stock at an exercise price of $0.25 per share to twenty-two accredited investors.

On November 27, 2020, the Company sold an aggregate of 750,000 shares of common stock at a price of $0.10 per share for total cash proceeds of $75,000.

On December 31, 2020, the Company awarded 100,000 shares of common stock to a consultant for services performed.

On September 21, 2020, the Company awarded 250,000 shares of common stock to a consultant for services performed.

On July 1, 2020, the Company awarded an aggregate of 875,000 shares of common stock to four employees and consultants for services provided.

On June 3, 2020, the Company awarded 200,000 shares of common stock to a consultant for services performed.

On various dates between January 4, 2020 and May 31, 2020, the Company awarded an aggregate of 2,006,000 shares of common stock to ten employees and consultants for services provided.

On December 31, 2020, the Company awarded 750,000 shares of common stock to the Company’s Chairman of the Board, Dr. Ken Perego, for services provided.

On December 31, 2020, the Company awarded 750,000 shares of common stock to the Company’s Interim Chief Financial Officer/Director, Bruce Raben, for services provided.

On June 3, 2020, the Company awarded 500,000 shares of common stock to the Company’s Chief Executive Officer, Isiah L. Thomas III, as a signing bonus.

On June 3, 2020, the Company awarded 2,000,000 shares of common stock to the Company’s former Chief Executive Officer, Craig Ellins, pursuant to a Separation Agreement.

On May 31, 2020, the Company awarded 350,000 shares of common stock to the Company’s Chairman of the Board, Dr. Ken Perego, for services provided.

II-3

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

Exhibit	Description
2.1	Agreement and Plan of Merger dated February 21, 2019, among the Registrant, OWP Merger Subsidiary Inc. and OWP Ventures, Inc. (incorporated by reference to Exhibit 2.1 of the Form 8-K filed with the Securities and Exchange Commission by One World Pharma, Inc. on February 25, 2019)
2.2	Agreement and Plan of Merger dated October 11, 2021, between One World Pharma, Inc. and One World Products, Inc. (incorporated by reference to Exhibit 2.1 of the Form 8-K filed with the Securities and Exchange Commission by One World Pharma, Inc. on November 30, 2021)
2.3	Articles of Merger Pursuant to NRS 92A.200 as filed with the Nevada Secretary of State on November 23, 2021 (incorporated by reference to Exhibit 2.1 of the Form 8-K filed with the Securities and Exchange Commission by One World Pharma, Inc. on November 30, 2021)
3.1	Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on November 24, 2014)
3.2	Certificate of Amendment to Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 8, 2019)
3.3	Certificate of Amendment to Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 25, 2020)
3.4	Certificate of Designation of Series A Preferred Stock of the Registrant dated June 1, 2020 (incorporated by reference to Exhibit 3.4 of the Registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on June 26, 2020)
3.5	Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on November 24, 2014)
3.6	Certificate of Designation of Series B Preferred Stock of the Registrant dated February 2, 2021 (incorporated by reference to Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on February 8, 2021)
3.7	Certificate of Amendment to Certificate of Designation of the Series B Preferred Stock of One World Products, Inc., Pursuant to NRS 78.1955, filed with the Secretary of State of the State of Nevada on August 2, 2022. (incorporated by reference to Exhibit 3.1 of the Form 8-K filed with the Securities and Exchange Commission by One World Pharma, Inc. on August 4, 2022)
4.1	Description of Securities (incorporated by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form 10-K filed with the Securities and Exchange Commission on April 15, 2021)
4.2	Promissory Note of One World Pharma, Inc. in the Principal Amount of $290,000 issued to AJB Capital Investments LLC, dated January 20, 2021 (incorporated by reference to Exhibit 4.1 of the Form 8-K filed with the Securities and Exchange Commission by One World Pharma, Inc. on January 25, 2021)
4.3	Promissory Note of One World Pharma, Inc. in the principal amount of $750,000 issued to AJB Capital Investments LLC, dated September 24, 2021 (incorporated by reference to Exhibit 4.1 of the Form 8-K filed with the Securities and Exchange Commission by One World Pharma, Inc. on September 27, 2021)
4.4	Common Stock Purchase Warrant to purchase 1,500,000 shares of common stock of One World Pharma, Inc. issued to AJB Capital Investments LLC, dated September 24, 2021 (incorporated by reference to Exhibit 4.2 of the Form 8-K filed with the Securities and Exchange Commission by One World Pharma, Inc. on September 27, 2021)
4.5	Common Stock Purchase Warrant to purchase 2,000,000 shares of common stock of One World Pharma, Inc. issued to AJB Capital Investments LLC, dated September 24, 2021 (incorporated by reference to Exhibit 4.3 of the Form 8-K filed with the Securities and Exchange Commission by One World Pharma, Inc. on September 27, 2021)
5.1*	Opinion of Fox Rothschild LLP.
10.1	Promissory Note between OWP Ventures, Inc. and Dr. Kenneth Perego, II, dated December 29, 2021 (incorporated by reference to Exhibit 10.1 of the Form 10-K filed with the Securities and Exchange Commission by One World Pharma, Inc. on April 15, 2022).
10.2	Addendum to Commercial Lease dated November 1, 2021, between Ripper Series, LLC and OWP Ventures, Inc. (incorporated by reference to Exhibit 10.2 of the Form 10-K filed with the Securities and Exchange Commission by One World Pharma, Inc. on April 15, 2022).
10.3	Commercial Lease dated December 2, 2018, between Larry R. Haupert dba Rexco and One World Pharma S.A.S. (incorporated by reference to Exhibit 10.3 of the Form 8-K filed with the Securities and Exchange Commission by One World Pharma, Inc. on February 25, 2019)
10.4	Commercial Lease dated October 16, 2018, between Ripper Series, LLC and OWP Ventures, Inc. (incorporated by reference to Exhibit 10.4 of the Form 8-K filed with the Securities and Exchange Commission by One World Pharma, Inc. on February 25, 2019)

II-4

10.5	One World Pharma, Inc. 2019 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 25, 2020)
10.6	Form of Stock Option Grant Notice for grants under the 2019 Stock Incentive Plan (incorporated by reference to Exhibit 10.2 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 25, 2020)
10.7	Form of Option Agreement for grants under the 2019 Stock Incentive Plan (incorporated by reference to Exhibit 10.3 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 25, 2020)
10.8	Promissory Note dated May 4, 2020, made by OWP Ventures, Inc. in favor of Customers Bank (incorporated by reference to Exhibit 10.1 of the Form 8-K filed with the Securities and Exchange Commission by One World Pharma, Inc. on May 8, 2020)
10.9	Letter Agreement, dated May 28, 2021, between One World Pharma, Inc. and Vahé Gabriel (incorporated by reference to Exhibit 10.1 of the Form 8-K filed with the Securities and Exchange Commission by One World Pharma, Inc. on June 3, 2021)
10.10	Letter Agreement between One World Pharma, Inc. and Isiah L. Thomas, III, dated June 3, 2020 (incorporated by reference to Exhibit 10.2 of the Form 8-K filed with the Securities and Exchange Commission by One World Pharma, Inc. on June 9, 2020)
10.11	Securities Purchase Agreement, dated as of January 20, 2021, between One World Pharma, Inc. and AJB Capital Investments LLC (incorporated by reference to Exhibit 10.1 of the Form 8-K filed with the Securities and Exchange Commission by One World Pharma, Inc. on January 25, 2021)
10.12	Security Agreement, dated as of January 20, 2021, between One World Pharma, Inc. and AJB Capital Investments LLC (incorporated by reference to Exhibit 10.2 of the Form 8-K filed with the Securities and Exchange Commission by One World Pharma, Inc. on January 25, 2021)
10.13	Securities Purchase Agreement, dated as of February 7, 2021, between One World Pharma, Inc. and ISIAH International LLC (incorporated by reference to Exhibit 10.1 of the Form 8-K filed with the Securities and Exchange Commission by One World Pharma, Inc. on February 8, 2021)
10.14	Securities Purchase Agreement, dated September 24, 2021, between One World Pharma, Inc. and AJB Capital Investments LLC (incorporated by reference to Exhibit 10.1 of the Form 8-K filed with the Securities and Exchange Commission by One World Pharma, Inc. on September 27, 2021)
10.15	Security Agreement, dated September 24, 2021, between One World Pharma, Inc. and AJB Capital Investments LLC (incorporated by reference to Exhibit 10.2 of the Form 8-K filed with the Securities and Exchange Commission by One World Pharma, Inc. on September 27, 2021)
10.16	Form of Demand Note between One World Pharma, Inc. and Isiah L. Thomas, III, dated December 16, 2020 (incorporated by reference to Exhibit 10.14 of the Registrant’s Registration Statement on Form 10-K filed with the Securities and Exchange Commission on April 15, 2021)
10.17	Purchase Agreement, dated September 1, 2022, between One World Products, Inc. and Tysadco Partners, LLC (incorporated by reference to Exhibit 10.1 of the Form 8-K filed with the Securities and Exchange Commission by One World Pharma, Inc. on September 7, 2022)
10.18	Securities Purchase Agreement, dated September 1, 2022, between One World Products, Inc. and Tysadco Partners, LLC (incorporated by reference to Exhibit 10.1 of the Form 8-K filed with the Securities and Exchange Commission by One World Pharma, Inc. on September 7, 2022).
10.19	Registration Rights Agreement, dated September 1, 2022, between One World Products, Inc. and Tysadco Partners, LLC (incorporated by reference to Exhibit 10.1 of the Form 8-K filed with the Securities and Exchange Commission by One World Pharma, Inc. on September 7, 2022).
14.1	One World Pharma, Inc. Code of Business Conduct and Ethics (incorporated by reference to Exhibit 14.1 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 25, 2020)
21.1	Subsidiaries (incorporated by reference to Exhibit 21.1 of the Form 10-K filed with the Securities and Exchange Commission by One World Pharma, Inc. on April 15, 2022).
23.1*	Consent of M&K CPAS PLLC
23.2*	Consent of Legal Counsel (included in Exhibit 5.1)
107*	Calculation of Filing Fee Tables
101.INS*	XBRL Instance Document
101.SCH*	XBRL Schema Document
101.CAL*	XBRL Calculation Linkbase Document
101.DEF*	XBRL Definition Linkbase Document
101.LAB*	XBRL Labels Linkbase Document
101.PRE*	XBRL Presentation Linkbase Document

* Filed herewith

II-5

ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(7) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

For determining any liability under the Securities Act, treat each post- effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time as the initial bona fide offering thereof.

(8) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Coral Gables, State of Florida, on October 4, 2022.

One World Products, Inc.

By:	/s/ Isiah L. Thomas III
Isiah L. Thomas III, Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Isiah L. Thomas III and Dr. Kenneth Perego, II, or either of them, with full authority to act without the others, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Isiah L. Thomas III	Chief Executive Officer and Director
Isiah L. Thomas III	(Principal Executive Officer and Financial Officer)	October 4, 2022

/s/ Dr. Kenneth Perego, II	Vice Chairman of the Board
Dr. Kenneth Perego, II		October 4, 2022

/s/ Timothy Woods
Timothy Woods	Chief Financial Officer	October 4, 2022

/s/ Terry L. Buffalo
Terry L. Buffalo	Director	October 4, 2022

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